Exhibit 4.1

VIRGIN MEDIA SECURED FINANCE PLC, as Issuer

The Guarantors named herein

$425,000,000 5 ½% Senior Secured Notes due 2025

£430,000,000 5 ½% Senior Secured Notes due 2025

£225,000,000 6 ¼% Senior Secured Notes due 2029

INDENTURE

Dated as of March 28, 2014

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee, Transfer Agent and
Principal Paying Agent

THE BANK OF NEW YORK MELLON, as Paying Agent

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Registrar

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Section 13.12	Severability	146
Section 13.13	Counterpart Originals	146
Section 13.14	Table of Contents, Headings, etc.	147
Section 13.15	Prescription	147
Section 13.16	USA Patriot Act	147

EXHIBITS

(ATTACHED SEPARATELY HERETO)

Exhibit A	FORM OF GLOBAL NOTE
Exhibit B	FORM OF DEFINITIVE REGISTERED NOTE
Exhibit C	FORM OF CERTIFICATE OF TRANSFER
Exhibit D	FORM OF CERTIFICATE OF EXCHANGE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE
Exhibit F	FORM OF NOTATION OF GUARANTEE
Exhibit G	FORM OF SOLVENCY CERTIFICATE
Schedule A	LIST OF SUBSIDIARY GUARANTORS

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INDENTURE dated as of March 28, 2014 among Virgin Media Secured Finance PLC (the “Issuer”), a public limited company incorporated under the laws of England and Wales, having its registered office at Media House, Bartley Wood Business Park, Bartley Way, Hook, Hampshire, RE27 9UP, United Kingdom, the Guarantors named herein, The Bank of New York Mellon, acting through its London Branch, not in its individual capacity but solely as trustee, transfer agent and principal paying agent, The Bank of New York Mellon, as paying agent and The Bank of New York Mellon (Luxembourg) S.A., as registrar.

The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and rateable benefit of the Holders (as defined herein) of the $425,000,000 5 ½% Senior Secured Notes due 2025 (the “Dollar Notes”), the £430,000,000 5 ½% Senior Secured Notes due 2025 (the “2025 Sterling Notes”), and the £225,000,000 6 ¼% Senior Secured Notes due 2029 (the “2029 Sterling Notes” and together with the 2025 Sterling Notes, the “Sterling Notes” and, together with the Dollar Notes, the “Notes”):

ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                             Definitions

“144A Global Note” means the Dollar 144A Global Note and the Sterling 144A Global Notes.

“2006 Indenture” means the indenture dated as of July 25, 2006 between the Issuer, NTL Incorporated, NTL:Telewest LLC, NTL Holdings Inc., NTL (UK) Group, Inc., NTL Communications Limited, NTL Investment Holdings Limited, The Bank of New York Mellon, acting through its London Branch, as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

“2025 Sterling 144A Global Note” means a Sterling Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of, The Bank of New York Depository (Nominees) Limited as nominee for Euroclear and Clearstream that will be issued in a denomination equal to the outstanding principal amount of the 2025 Sterling Notes initially sold in reliance on Rule 144A.

“2025 Sterling Notes Applicable Premium” means with respect to a 2025 Sterling Note at any Redemption Date prior to January 15, 2019, the excess of (A) the present value at such Redemption Date of (1) the redemption price of such 2025 Sterling Note on January 15, 2019 (such redemption price being set forth in the table appearing in Section 3.07(d) exclusive of any accrued and unpaid interest) plus (2) all required remaining scheduled interest payments due on such 2025 Sterling Note through January 15, 2019 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Gilt Rate plus 50 basis points over (B) the principal amount of such 2025 Sterling Note on such Redemption Date.

“2025 Sterling Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with the Common Depositary, as custodian for Euroclear or Clearstream or a nominee of Euroclear or Clearstream, and registered in the name of a nominee for Euroclear and Clearstream, issued in a denomination equal to the outstanding principal amount of the 2025 Sterling Notes initially sold in reliance on Rule 903 of Regulation S.

“2029 Sterling 144A Global Note” means a Sterling Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of, The Bank of New York Depository (Nominees) Limited as nominee for Euroclear and Clearstream that will be issued in a denomination equal to the outstanding principal amount of the 2029 Sterling Notes initially sold in reliance on Rule 144A.

“2029 Sterling Notes Applicable Premium” means with respect to a 2029 Sterling Note at any Redemption Date prior to January 15, 2021, the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Sterling Note on January 15, 2021 (redemption price being set forth in the table appearing in Section 3.07(g) exclusive of any accrued and unpaid interest) plus (2) all required remaining scheduled interest payments due on such 2029 Sterling Note through January 15, 2021 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Gilt Rate plus 50 basis points over (B) the principal amount of such 2029 Sterling Note on such Redemption Date.

“2029 Sterling Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with the Common Depositary, as custodian for Euroclear or Clearstream or a nominee of Euroclear or Clearstream, and registered in the name of a nominee for Euroclear and Clearstream, issued in a denomination equal to the outstanding principal amount of the 2029 Sterling Notes initially sold in reliance on Rule 903 of Regulation S.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition.  Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)                                 any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in a Related Business or are otherwise useful in a Related Business (it being understood that capital expenditure on property or assets already used in a Related Business or to replace any property or assets that are the subject of such Asset Disposition or any operating expenses Incurred in the day-to-day operations of a Related Business shall be deemed an Investment in Additional Assets);

(2)                                 the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3)                                 Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

“Additional Guarantor” means any Restricted Subsidiary other than a Subsidiary Guarantor that executes a supplemental indenture in the form set forth in Exhibit E hereto, and its respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.01(f), 2.02 and 4.09, as part of the same series as the Initial Notes.

“Additional Parent Guarantor” means any Parent other than a Parent Guarantor on the date of this Indenture that executes and delivers to the Trustee a supplemental Indenture in the form set forth in Exhibit E hereto, and its respective successors and assigns, in each case, until the Note Guarantee of such Parent has been released in accordance with the provisions of this Indenture.

“Additional Subsidiary Guarantee” means the Note Guarantee provided by an Additional Guarantor.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Guarantors” means (i) ntl Kirklees, a private unlimited company incorporated under the laws of England and Wales; and (ii) ntl Glasgow, a private unlimited company incorporated under the laws of Scotland, each of which is an indirect Subsidiary of Virgin Media and has provided a guarantee under the Existing Senior Secured Notes.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, in the case of the Sterling Notes, the Sterling Applicable Premium and, in the case of the Dollar Notes, the Dollar Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases (other than an operating lease entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)                                 a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary (other than a Receivables Entity) to a Restricted Subsidiary;

(2)                                 the sale or disposition of cash or of Cash Equivalents or Investment Grade Securities in the ordinary course of business;

(3)                                 a disposition of inventory, consumer equipment, trading stock, communications capacity or other assets in the ordinary course of business;

(4)                                 a sale, lease, transfer or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of obsolete, surplus or worn out equipment or other equipment and assets that are no longer useful in the conduct of the business of the Company and the Restricted Subsidiaries;

(5)                                 transactions permitted under Section 5.01 or a transaction that constitutes a Change of Control;

(6)                                 an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(7)                                 for purposes of Section 4.10 only, the making of a Permitted Investment or a disposition subject to Section 4.07, or solely for the purpose of Section 4.10(a)(3), a disposition, the proceeds of which are used to make Restricted Payments permitted to be made under Section 4.07 or Permitted Investments;

(8)                                 dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than the greater of £10.0 million and 1.0% of Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year subject to a maximum of the greater of £10.0 million and 1.0% of Total Assets of carried over amounts for any calendar year);

(9)                                 dispositions in connection with Permitted Liens;

(10)                          dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)                          the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases or subleases of other property;

(12)                          foreclosure, condemnation or similar action with respect to any property or other assets;

(13)                          the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(14)                          sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(15)                          any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(16)                          any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(17)                          any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(18)                          (a) disposals of assets, rights or revenue not constituting part of the Distribution Business of the Company and the Restricted Subsidiaries, and (b) other disposals of non-core assets acquired in connection with any acquisition permitted under this Indenture;

(19)                          disposals of assets or Capital Stock which the Company or any Restricted Subsidiary is required by a regulatory authority or court of competent jurisdiction to dispose of;

(20)                          disposals of other interests in other entities in an amount not to exceed £10.0 million;

(21)                          any disposition of real property, provided that the fair market value of the real property disposed of in any calendar year does not exceed the greater of £50.0 million and 1.0% of Total Assets; and

(22)                          any other disposal of assets comprising in aggregate percentage value of 10% or less of the Total Assets.

In the event that a transaction (or any portion thereof) meets the criteria of a disposition permitted under clauses (1) through (22) above and would also be a Restricted Payment permitted to be made under Section 4.07 or a Permitted Investment, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as a disposition permitted under clauses (1) through (22) above and/or one or more of the types of Restricted Payments permitted to be made under Section 4.07 or Permitted Investments.

“Authenticating Agent” means each Person authorized pursuant to Section 2.02 to authenticate Notes and any Person authorized pursuant to Section 2.02 to act on behalf of the Trustee to authenticate Notes.

“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Instructions to the Agents under the terms of this Indenture.

“The Bank of New York Mellon Group” means the group comprising The Bank of New York Mellon and its affiliates.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, or any similar United States federal or state law or relevant law in any jurisdiction or organization or similar foreign law (including, without limitation, laws of England and Wales and Scotland relating to moratorium, bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors) or any amendment to, succession to or change in any such law.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “beneficially owns” and “beneficially owned” have a corresponding meaning.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof; provided, any action required to be taken under this Indenture by the Board of Directors of the Company can, in the alternative, at the option of the Company, be taken by the Board of Directors of the Ultimate Parent.

“Book-Entry Interest” means a beneficial interest in a Global Note held by or through a Participant.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or London, England are authorized or required by law to close.

“Business Division Transaction” means any creation or participation in any joint venture with respect to any assets, undertakings and/or businesses of the Company and the Restricted Subsidiaries which comprise all or part of the Virgin Media Business division (or its predecessor or successors), to or with any other entity or person whether or not the Company or any of the Restricted Subsidiaries, excluding the contribution to (but not the use by) any joint venture of the backbone assets utilized by the Company and the Restricted Subsidiaries and excluding any Subsidiary included in or owned by the Virgin Media Business division but not engaged in the business of that division.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP.  The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty, provided that, upon a change in generally accepted accounting principles eliminating the difference in treatment of operating leases and capital leases, “capital lease” shall be deemed to be a leasing arrangement where the net present value of the payments (using an interest rate determined with reference to yield to maturity in the trading markets for the issue at the date of the lease of VM FinanceCo’s unsecured senior notes with the longest maturity date at the date of the lease) exceeds 90% of the fair value of the asset.

“Cash Equivalents” means:

(1)                                 securities issued or directly and fully guaranteed or insured by the United States Government or a member state of the European Union as of January 1, 2004 (each, a “Qualified Country”) or any agency or instrumentality thereof (provided that the full faith and credit of such Qualified Country is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)                                 marketable general obligations issued by any political subdivision of any Qualified Country or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the Qualified Country is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A2” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3)                                 certificates of deposit, time deposits, eurodollar time deposits, bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender party to any Credit Facility or by any bank or trust company (x) the long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A-” or the equivalent thereof by Moody’s Investors Service, Inc.  (or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognized rating agency);

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by an internationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6)                                 interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Change of Control” means:

(1)                                 Virgin Media Communications (a) ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company and (b) ceases, by virtue of any powers conferred by the articles of association or other documents regulating the Company to, directly or indirectly, direct or cause the direction of management and policies of the Company;

(2)                                 the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder;

(3)                                 the Company ceases to own directly all of the Capital Stock of the Issuer; or

(4)                                 the adoption by the stockholders of the Company or the Issuer of a plan or proposal for the liquidation or dissolution of the Company or the Issuer, other than a transaction complying with Section 5.01;

provided that a Change of Control shall not be deemed to have occurred pursuant to clause (1) of this definition upon the consummation of the Post-Closing Reorganization or a Spin-Off.  Notwithstanding the foregoing, upon consummation of the Post-Closing Reorganization or a Spin-Off, “Virgin Media Communications” in clause (1) will be replaced with New Immediate Holdco, in respect of the Post-Closing Reorganization, and the Spin Parent, in respect of a Spin-Off.

“Clearstream” means Clearstream Banking, S.A., or any successor thereto.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means any assets in which a Security Interest has been or will be granted pursuant to any Security Document to secure the Obligations under this Indenture, the Notes or any Note Guarantee.

“Commodity Agreements” means, in respect of a Person, any commodity purchase contract, commodity futures or forward contract, commodities option contract or other similar contract (including commodities derivative agreements or arrangements), to which such Person is a party or a beneficiary.

“Common Depositary” means The Bank of New York Mellon, acting through its London Branch as Common Depositary until a successor replaces it and thereafter means the successor serving hereunder.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Virgin Media Investment Holdings Limited and any successors thereto.

“Consolidated EBITDA” means, for any period, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)                                 Consolidated Interest Expense;

(2)                                 Consolidated Income Taxes;

(3)                                 consolidated depreciation expense;

(4)                                 consolidated amortization expense;

(5)                                 any reasonable expenses, charges or other costs related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of any Indebtedness permitted by this Indenture, in each case, as determined in good faith by an Officer of the Company;

(6)                                 the amount of Management Fees and other fees and related expenses paid in such period to the Permitted Holders to the extent permitted by Section 4.11;

(7)                                 at the Issuer’s option, other non-cash charges reducing Consolidated Net Income (provided that if any such non-cash charge represents an accrual of or reserve for potential cash charges in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents (i) a receipt of cash payments in any future period, (ii) the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior period and (iii) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated Net Income in such prior period);

(8)                                 the amount of loss on sale of assets in connection with a Qualified Receivables Transaction;

(9)                                 Specified Legal Expenses;

(10)                          any net earnings or losses attributable to non-controlling interests;

(11)                          share of income or loss on equity Investments;

(12)                          any realized and unrealized gains or losses due to changes in fair value of equity Investments;

(13)                          at the Issuer’s option, an amount equal to 100% of the up-front installation fees associated with commercial contract installations completed during the applicable reporting period, less any portion of such fees included in Consolidated Net Income for such period, provided that the amount of such fees, to the extent amortized over the life of the underlying service contract, shall not be included in Consolidated Net Income in any future period; and

(14)                          at the Issuer’s option, any fees or other amounts charged or credited to the Issuer and the Restricted Subsidiaries related to Intra-Group Services may be excluded from the calculation of Consolidated EBITDA to the extent such fees or other amounts (i) are not included in the Issuer’s externally reported operating cash flow or equivalent measure (as defined by the Issuer in its earnings releases and other publicly disseminated information) or (ii) are deemed to be exceptional or unusual items.

“Consolidated Income Taxes” means taxes based on income, profits or capital of any of the Company and the Restricted Subsidiaries whether or not paid, estimated, accrued or required to be remitted to any governmental authority taken into account in calculating Consolidated Net Income.

“Consolidated Interest Expense” means, for any period the consolidated net interest income/expense of the Company and the Restricted Subsidiaries (in each case, determined on the basis of GAAP), whether paid or accrued, including any such interest and charges consisting of:

(1)                                 interest expense attributable to Capitalized Lease Obligations;

(2)                                 amortization of debt discount and debt issuance cost;

(3)                                 non-cash interest expense;

(4)                                 commissions, discounts and other fees and charges owed with respect to financings not included in clause (2) above;

(5)                                 costs associated with Hedging Obligations;

(6)                                 dividends on other distributions in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, to the extent held by Persons other than the Company or a Subsidiary of the Company;

(7)                                 the consolidated interest expense that was capitalized during such period; and

(8)                                 interest actually paid by the Company or any Restricted Subsidiary, under any Guarantee of Indebtedness or other obligation of any other Person.

“Consolidated Net Income” means, for any period, net income (loss) of the Company and the Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)                                 subject to the limitations contained in clause (3) below, any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below) and (B) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(4)(C)(i), any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Notes or this Indenture, (c) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary (including pursuant to the Notes, the Senior Credit Facility, the Existing Senior Secured Notes, the Intercreditor Deeds or the Existing Senior Notes) and other restrictions with respect to any Restricted Subsidiary that, taken as a whole, are not materially less favorable to the Holders than restrictions in effect on the Issue Date and (d) restrictions as in effect on the Issue Date specified in Section 4.08(b)(8), or restrictions specified in Section 4.08(b)(10)), except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)                                 any net gain (or loss) realized upon the sale, held for sale or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiary which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors or senior management of the Company);

(4)                                 any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events);

(5)                                 the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies;

(6)                                 any stock-based compensation expense;

(7)                                 all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness and any net gain (loss), including financing costs that are expensed as incurred, from any extinguishment, modification, exchange or forgiveness of Indebtedness;

(8)                                 any unrealized gains or losses in respect of Hedging Obligations;

(9)                                 any goodwill, other intangible or tangible asset impairment charge or write-off;

(10)                          the impact of capitalized interest on Subordinated Shareholder Loans;

(11)                          any derivative instruments gains or losses, foreign exchange gains or losses, and gains or losses associated with fair value adjustment on financial instruments;

(12)                          at the Issuer’s option, effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of amounts thereof, net of taxes;

(13)                          accruals and reserves that are established or adjusted within twelve months after the closing date of any acquisition that are so required to be established or adjusted as a result of such acquisition that are so required to be established as a result of such acquisition in accordance with GAAP; and

(14)                          any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Company or a Restricted Subsidiary has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period).

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition or Investment, or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

“Consolidated Net Leverage Ratio,” as of any date of determination, means the ratio of:

(1)                                 (a) the outstanding Indebtedness (other than (w) any Indebtedness up to a maximum amount equal to the Revolving Facility Excluded Amount at the relevant time Incurred under any Permitted Revolving Credit Facility, (x) Subordinated Shareholder Loans, (y) any Indebtedness incurred pursuant to Section 4.09(b)(18) and (z) any Indebtedness which is a contingent obligation of the Company or a Restricted Subsidiary; provided that for the purpose of calculating the Consolidated Net Leverage Ratio for purposes of clause (15)(B) of Section 4.09(b), any guarantee by the Company or any Restricted Subsidiary of Indebtedness of VM FinanceCo and/or any other Parent Guarantor (including, without limitation, any guarantees of the Existing Senior Notes) shall be included in determining any such outstanding Indebtedness) of the Company and the Restricted Subsidiaries on a Consolidated basis less (b) the aggregate amount of cash and Cash Equivalents of the Company and the Restricted Subsidiaries on a Consolidated basis, to

(2)                                 the Pro forma EBITDA for the period of the most recent two consecutive fiscal quarters for which financial statements have previously been furnished to holders of the Notes pursuant to Section 4.03 multiplied by 2.0.

For the avoidance of doubt, in determining the Consolidated Net Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Net Leverage Ratio is to be made.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries (excluding the Affiliate Guarantors) with those of the Company in accordance with GAAP consistently applied and together with the accounts of the Affiliate Guarantors on a combined basis (including eliminations of intercompany transactions and balances, as appropriate); provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment.  The term “Consolidated” has a correlative meaning.

“Content” means any rights to broadcast, transmit, distribute or otherwise make available for viewing, exhibition or reception (whether in analogue or digital format and whether as a channel or an internet service, a teletext-type service, an interactive service, or an enhanced television service or any part of any of the foregoing, or on a pay-per-view basis, or near video-on-demand, or video-on-demand basis or otherwise) any one or more of audio and/or visual images, audio content, or interactive content (including hyperlinks, re-purposed web-site content, database content plus associated templates, formatting information and other data including any interactive applications or functionality), text, data, graphics, or other content, by means of any means of distribution, transmission or delivery system or technology (whether now known or herein after invented).

“Convertible Senior Notes” means the $1,000,000,000 of 6.50% Convertible Senior Notes due 2016 issued pursuant to an indenture dated as of April 16, 2008 between Virgin Media and the Bank of New York Mellon, acting through its London Branch, as trustee, as amended or supplemented from time or any refinancing or replacement thereof (including successive refinancings).

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 or such other address as to which the Trustee may give notice to the Issuer.

“Credit Facility” means, one or more debt facilities or arrangements (including, without limitation, the Senior Credit Facility or any Permitted Revolving Credit Facility) or commercial paper facilities with banks or other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions or investors and whether provided under the Senior Credit Facility, a Permitted Revolving Credit Facility or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents).  Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract, derivative or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means, with respect to the Dollar Global Notes, The Bank of New York Mellon or any successor entity thereto and thereafter means the successor serving hereunder.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Registered Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit B hereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, in respect of the Dollar Notes, or Euroclear and Clearstream, in respect of the Sterling Notes, in each case, including any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision(s) of this Indenture.

“Designated Non-Cash Consideration” means, the fair market value (as determined in good faith by the Board of Directors or senior management of the Company) of non-cash consideration received by the Company or one of the Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration.  A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 4.10.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)                                 matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)                                 is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)                                 is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable), provided that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of Section 3.12 and Section 4.10 and Section 4.14 and such repurchase or redemption complies with Section 4.07.

“Distribution Business” means:

(1)                                 the business of upgrading, constructing, creating, developing, acquiring, operating, owning, leasing and maintaining cable television networks (including for avoidance of doubt master antenna television, satellite master antenna television, single and multi-channel microwave single or multi-point distribution systems and direct-to-home satellite systems) for the transmission, reception and/or delivery of multi-channel television and radio programming, telephony and internet and/or data services to the residential markets; or

(2)                                 any business which is incidental to or related to and, in either case, material to such business.

“dollar” or “$” means the lawful currency of the United States of America.

“Dollar 144A Global Note” means a Dollar Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with the Custodian and registered in the name of Cede & Co., as nominee for DTC, that will be issued in a denomination equal to the outstanding principal amount of the Dollar Notes sold in reliance on Rule 144A.

“Dollar Applicable Premium” means with respect to a Dollar Note at any Redemption Date prior to January 15, 2019, the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Dollar Note on January 15, 2019 (such redemption price being set forth in the table appearing in Section 3.07(d) exclusive of any accrued and unpaid interest to the Redemption Date) plus (2) all required remaining scheduled interest payments due on such Dollar Note through January 15, 2019 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Dollar Note on such Redemption Date.

“Dollar Book-Entry Interest” means a beneficial interest in a Dollar Global Note held by or through a Participant.

“Dollar Definitive Registered Global Note” means a Definitive Registered Note bearing the Private Placement Legend in a minimum principal amount of $200,000 and integral multiples of $1,000 above $200,000.

“Dollar Equivalent” means with respect to any monetary amount in sterling, at any time for the determination thereof, the amount of dollars obtained by converting the sterling involved in such computation into dollars at the spot rate for the purchase of dollars with sterling as published by Bloomberg on the date two Business Days prior to such determination.

“Dollar Global Note” means the Dollar 144A Global Notes and the Dollar Regulation S Global Notes.

“Dollar Notes” means the Dollar Global Notes and the Dollar Definitive Registered Notes.

“Dollar Regulation S Global Note” means a Dollar Regulation S Temporary Global Note or a Dollar Regulation S Permanent Global Note, as appropriate.

“Dollar Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with the Custodian and registered in the name of Cede & Co., as nominee for DTC, issued in a denomination equal to the denomination of the Dollar Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Dollar Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and, deposited with the Custodian and registered in the name of Cede & Co., as nominee for DTC, issued in a denomination equal to the outstanding principal amount of the Dollar Notes initially sold in reliance on Rule 903 of Regulation S.

“DTC” means The Depository Trust Company, a limited-purpose trust company under New York law, or any successor thereto.

“Enforcement Control Event” shall have the meaning ascribed thereto in the Group Intercreditor Deed.

“Enforcement Sale” means (1) any sale or disposition (including by way of public auction) of the Collateral pursuant to an enforcement action taken by the Security Trustee in accordance with the provisions of the Group Intercreditor Deed, including on behalf of the Senior Indebtedness Incurred under the Senior Credit Facility, the holders of the Existing Senior Secured Notes, the Holders of the Notes or certain hedging counterparties, to the extent such sale or disposition is effected in compliance with the provisions of the Group Intercreditor Deed, or (2) any sale or disposition of the Collateral pursuant to the enforcement of security in favor of other Senior Indebtedness of the Company or the Restricted Subsidiaries which complies with the terms of an Additional Intercreditor Deed (or if there is no such Additional Intercreditor Deed, would substantially comply with the requirements of clause (1) hereof).

“Equity Offering” means a sale of (a) Capital Stock of the Company (other than Disqualified Stock), or (b) Capital Stock of a Parent the proceeds of which are contributed as equity share capital to the Company or (c) Subordinated Shareholder Loans, in each case, excluding any sales to the Company or any Restricted Subsidiary.

“Euro MTF” means the Euro MTF, the alternative market of the Luxembourg Stock Exchange.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system or any successor thereto.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Assets” means any of the following:

(1)                                 any assets securing Purchase Money Obligations and Capitalized Lease Obligations;

(2)                                 any assets secured pursuant to clauses (1), (14), (15), (18) (with respect to clauses (14) and (15) only) or (25) of the definition of “Permitted Liens;”

(3)                                 any interest in any Excluded Subsidiary, any non-recourse special purpose vehicles or any joint venture;

(4)                                 any assets which are prohibited or restricted by applicable Law from securing the Notes or the Note Guarantees; and

(5)                                 any assets that are expressly excluded from the collateral securing the Senior Credit Facility or any Pari Passu Lien Obligations outstanding from time to time.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company.

“Excluded Subsidiary” means:

(1)                                 any Subsidiary of the Company which is a dormant subsidiary;

(2)                                 Flextech Interactive Limited;

(3)                                 Fawnspring Limited; and

(4)                                 NTL South Herts and its Subsidiaries, until such time as NTL South Herts becomes a Wholly-Owned Subsidiary of the Company.

“Existing Credit Facility” means the Senior Facilities Agreement dated March 16, 2010 between Virgin Media and the other parties thereto, as the same may be amended, modified, supplemented, extended or replaced from time to time, in each case in accordance with the terms of this Indenture.

“Existing Senior Notes” means (i) the $530 million of 6.875% Senior Notes due 2023, (ii) the £250 million of 7% Senior Notes due 2023, (iii) the $600 million of 8.375% Senior Notes due 2019, (iv) the £350 million of 8.875% Senior Notes due 2019, (v) the $500 million of 5.25% Senior Notes due 2022, (vi) the $900 million of 4.875% Senior Notes due 2022 and (vii) the £400 million of 5.125% Senior Notes due 2022, issued by VM FinanceCo pursuant to the relevant Existing Senior Notes Indenture.

“Existing Senior Notes Indentures” means collectively (i) the indenture dated February 22, 2013, among Lynx II Corp., The Bank of New York Mellon, acting through its London Branch, as trustee, transfer agent and principal paying agent, The Bank of New York Mellon, as paying agent and Security Trustee and The Bank of New York Mellon (Luxembourg) S.A., as registrar, as amended or supplemented on June 7, 2013 pursuant to which, inter alia, VM FinanceCo assumed the obligations of Lynx II, as issuer, and as further amended or supplemented from time to time, (ii) the indenture dated as of November 9, 2009, among VM FinanceCo, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, the Company, the Bank of New York Mellon, acting through its London Branch, as trustee and paying agent, and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent, as amended or supplemented from time to time, (iii) the indenture dated as of March 13, 2012, among VM FinanceCo, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, the Company, the Bank of New York Mellon, acting through its London Branch, as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent, as amended or supplemented from time to time, and (iv) the indenture dated as of October 30, 2012, among VM FinanceCo, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, the Company, the Bank of New York Mellon, acting through its London Branch, as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent, as amended or supplemented from time to time.

“Existing Senior Secured Notes” means the (i) the $1,000 million of 5.875% Senior Secured Notes due 2021, (ii) the £1,100 million of 6% Senior Secured Notes due 2021, (iii) the $1,000 million of 6.50% Senior Secured Notes due 2018, (iv) the £875 million of 7.00% Senior Secured Notes due 2018, (v) the £650 million of 5.50% Senior Secured Notes due 2021 and (vi) the $500 million of 5.25% Senior Secured Notes due 2021, issued by the Issuer pursuant to the relevant Existing Senior Secured Notes Indenture.

“Existing Senior Secured Notes Indentures” means collectively (i) the indenture dated February 22, 2013 among Lynx I Corp., the guarantor parties thereto, The Bank of New York Mellon, acting through its London Branch, as trustee, transfer agent and principal paying agent, The Bank of New York Mellon, as paying agent and The Bank of New York Mellon (Luxembourg) S.A., as registrar, as amended or supplemented on June 7, 2013 pursuant to which, inter alia, the Issuer assumed the obligations of Lynx I, as issuer, and as further amended or supplemented from time to time, (ii) the indenture dated as of January 19, 2010 among the Issuer, Virgin Media Inc., VM FinanceCo, the Company, the guarantor parties thereto, the Bank of New York Mellon, acting through its London Branch, as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent, as amended or supplemented from time to time and (iii) the indenture dated as of March 3, 2011 among the Issuer, Virgin Media Inc., VM FinanceCo, the Company, the guarantor parties thereto, the Bank of New York Mellon, acting through its London Branch, as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent, as amended or supplemented from time to time

“fair market value” unless otherwise specified, wherever such term is used in this Indenture (except as otherwise specifically provided in this Indenture), may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Fawnspring Limited” means ntl Fawnspring Limited a private limited company incorporated under the laws of England and Wales, together with its successors.

“Flextech Interactive Limited” means Flextech Interactive Limited a private limited company incorporated under the laws of England and Wales, together with its successors.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date or, for purposes of Section 4.03, as in effect from time to time.  Except as otherwise expressly provided below or in this Indenture, all ratios and calculations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.  At any time after the Issue Date, the Company may elect to apply for all purposes of this Indenture, in lieu of GAAP, IFRS and, upon such election, references to GAAP herein will be construed to mean IFRS as in effect on the Issue Date; provided that (1) all financial statements and reports to be provided, after such election, pursuant to this Indenture shall be prepared on the basis of IFRS as in effect from time to time (including that, upon first reporting its fiscal year results under IFRS, the Company shall restate its financial statements on the basis of IFRS for the year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of IFRS), and (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall, at the Company’s option (a) continue to be computed in conformity with GAAP (provided that, following such election, the annual and quarterly information required by clauses (1) and (2) of Section 4.03(a) shall include a reconciliation, either in the footnotes thereto or in a separate report delivered therewith, of such GAAP presentation to the corresponding IFRS presentation of such financial information), or (b) be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the Issue Date. Thereafter, the Company may, at its option, elect to apply GAAP or IFRS and compute all ratios, computations and other determinations based on GAAP or IFRS, as applicable, all on the basis of the foregoing provisions of this definition of GAAP.

“Gilt Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of UK Government Obligations with a fixed maturity (as compiled by the Office for National Statistics and published in the most recent Financial Statistics that have become publicly available at least two Business Days in London prior to such Redemption Date (or, if such Financial Statistics are no longer published, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from such Redemption Date to January 15, 2019 (with respect to the 2025 Sterling Notes) and January 15, 2021 (with respect to the 2029 Sterling Notes); provided, however, that if the period from such Redemption Date to January 15, 2019 (with respect to the 2025 Sterling Notes) and January 15, 2021 (with respect to the 2029 Sterling Notes) is not equal to the fixed maturity of UK Government Obligations for which a yield is given, the Gilt Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of UK Government Obligations for which such yields are given, except that if the period from such Redemption Date to January 15, 2019 (with respect to the 2025 Sterling Notes) and January 15, 2021 (with respect to the 2029 Sterling Notes) is less than one year, the weekly average yield on actually traded UK Government Obligations denominated in sterling adjusted to a fixed maturity of one year shall be used.

“Global Note Legend” means the legend set forth in Section 2.07(j)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or a nominee thereof, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.07(c), 2.07(d), 2.07(f) or 2.07(h).

“Grantor” means any Guarantor and any other person that has pledged Collateral to secure the obligations under the Notes and the Note Guarantees.

“Group Intercreditor Deed” means the Group Intercreditor Deed originally entered into on March 3, 2006 and as amended from time to time, between Deutsche Bank AG London Branch as facility agent and security trustee, the Original Borrowers, the Original Guarantors, the Senior Lenders, the Lessors, the Lessees, the Hedge Counterparties, the Lessor’s Agent, the Intergroup Debtors and the Intergroup Creditors (each as defined therein) as the same may be amended, modified, supplemented, extended or replaced from time to time.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)                                 entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.

“guarantor” means the obligor under a guarantee.

“Guarantor” means (1) each of the Parent Guarantors and the Subsidiary Guarantors in its capacity as guarantor of the Notes and (2) each Additional Guarantor in its capacity as an additional guarantor of the Notes.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.

“High Yield Intercreditor Deed” means the High Yield Intercreditor Deed first entered into among the Issuer, the Company, Credit Suisse First Boston, The Bank of New York Mellon and the senior lenders party thereto, on April 13, 2004, as the same may be amended, modified, supplemented, extended or replaced from time to time, in each case in accordance with the terms of this Indenture.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Holding Company” means, in relation to a person, an entity of which that person is a Subsidiary.

“IFRS” means the accounting standards issued by the International Accounting Standards Board and its predecessors as in effect on the Issue Date.

“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)                                 money borrowed or raised and debit balances at banks;

(2)                                 any bond, note, loan stock, debenture or similar debt instrument;

(3)                                 acceptance or documentary credit facilities;

(4)                                 receivables sold or discounted (otherwise than on a non-recourse basis and other than in the normal course of business for collections);

(5)                                 payments for assets acquired or services supplied deferred for a period of over 180 days (or 360 days if such deferral is in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied) after the relevant assets were or are to be acquired or the relevant services were or are to be supplied, or after the relevant invoice date;

(6)                                 any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or any of (2) to (5) above;

(7)                                 the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends); and

(8)                                 the principal component of Indebtedness of other Persons to the extent guaranteed by such Person to the extent not otherwise included in the Indebtedness of such Person, provided that Indebtedness which has been cash-collateralized shall not be included in any calculation of Indebtedness to the extent so cash-collateralized.

Notwithstanding the foregoing, “Indebtedness” shall not include (i) any deposits or prepayments received by the Company or a Restricted Subsidiary from a customer or subscriber for its service, (ii) Capitalized Lease Obligations and (iii) any indebtedness in respect of Qualified Receivables Transactions.  The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors or senior management of the Company, qualified to perform the task for which it has been engaged.

“Initial Notes” means the first £430,000,000 aggregate principal amount of 2025 Sterling Notes, the first £225,000,000 aggregate principal amount of 2029 Sterling Notes and the first $425,000,000 aggregate principal amount of Dollar Notes issued under this Indenture on the Issue Date.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Public Offering” means an Equity Offering of common stock or other common equity interests of the Company or any direct or indirect parent company of the Company (the “IPO Entity”) following which there is a Public Market and, as a result of which, the shares of the common stock or other common equity interests of the IPO Entity in such offering are listed on an internationally recognized exchange or traded on an internationally recognized market.

“Initial Purchasers” means, Deutsche Bank Securities, Inc., Deutsche Bank AG, London Branch, Barclays Bank PLC, Credit Suisse Europe (Securities) Limited, Goldman Sachs International Limited and UBS Limited, as initial purchasers of the Initial Notes.

“Instructions” means Oral Instructions and Written Instructions.

“Intercreditor Deeds” means the High Yield Intercreditor Deed and the Group Intercreditor Deed.

“Interest Payment Date” has the meaning given to it in the Notes.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Intra-Group Services” means any of the following (provided that the terms of each such transaction are not materially less favorable, taken as a whole, to the Company or a Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction in arm’s length dealings with a Person that is not an Affiliate):

(1)                                 the sale of programming or other content by the Ultimate Parent, the Spin Parent or any of their respective Subsidiaries to the Company or any Restricted Subsidiary;

(2)                                 the lease or sublease of office space, other premises or equipment by the Company or the Restricted Subsidiaries to the Ultimate Parent, the Spin Parent or any of their respective Subsidiaries or by the Ultimate Parent, the Spin Parent or any of their respective Subsidiaries to the Company or the Restricted Subsidiaries;

(3)                                 the provision or receipt of other goods, services, facilities or other arrangements (in each case not constituting Indebtedness) in the ordinary course of business, by the Company or the Restricted Subsidiaries to or from the Ultimate Parent, the Spin Parent or any of their respective Subsidiaries, including, without limitation, (a) the employment of personnel, (b) provision of employee healthcare or other benefits, (c) acting as agent to buy or develop equipment, other assets or services or to trade with residential or business customers, and (d) the provision of treasury, audit, accounting, banking, strategy, IT, telephony, office, administrative, compliance, payroll or other similar services; and

(4)                                 the extension, in the ordinary course of business and on terms not materially less favorable to the Company or the Restricted Subsidiaries than arm’s length terms, by or to the Company or the Restricted Subsidiaries to or by the Ultimate Parent, the Spin Parent or any of their respective Subsidiaries of trade credit not constituting Indebtedness in relation to the provision or receipt of Intra-Group Services referred to in paragraphs (1), (2) or (3) above.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)                                 Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2)                                 endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)                                 an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07,

(a)                                 “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors or senior management of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

(b)                                 any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors or senior management of the Company.

If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of Voting Stock of a Restricted Subsidiary such that such Subsidiary is no longer a Restricted Subsidiary, then the Investment of the Company in such Person shall be deemed to have been made as of the date of such transfer or other disposition in an amount equal to the fair market value (as determined by the Board of Directors or senior management of the Company in good faith).

“Investment Grade Securities” means:

(1)                                 securities issued by the U.S. government or by any agency or instrumentality thereof (other than Cash Equivalents) or directly and fully guaranteed or insured by the U.S. government and in each case with maturities not exceeding two years from the date of the acquisition;

(2)                                 securities issued by or a member of the European Union as of January 1, 2004, or any agency or instrumentality thereof (other than Cash Equivalents) or directly and fully guaranteed or insured by a member of the European Union as of January 1, 2004, and in each case with maturities not exceeding two years from the date of the acquisition;

(3)                                 debt securities or debt instruments with a rating of A or higher by Standard & Poor’s Ratings Services or A-2 or higher by Moody’s Investors Service, Inc.  or the equivalent of such rating by such rating organization, or if no rating of Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.  then exists, the equivalent of such rating by any other nationally recognized securities ratings agency, by excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(4)                                 investments in any fund that invests exclusively in investments of the type described in clauses (1) through (3) which fund may also hold immaterial amounts of cash and Cash Equivalents pending investment and/or distribution; and

(5)                                 corresponding instruments in countries other than those identified in clauses (1) and (2) above customarily utilized for high quality investments and, in each case, with maturities not exceeding two years from the date of the acquisition.

“Investment Grade Status” shall occur when the Notes receive both of the following:

(1)                                 a rating of “Baa3” (or the equivalent) or higher from Moody’s Investors Service, Inc.  or any of its successors or assigns; and

(2)                                 a rating of “BBB-” (or the equivalent) or higher from Standard & Poor’s Ratings Services, or any of its successors or assigns,

in each case, with a “stable outlook” from such rating agency.

“IPO Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the IPO Entity at the time of closing of the Initial Public Offering multiplied by (ii) the price per share at which such shares of common stock or common equity interests are sold in such Initial Public Offering.

“Issue Date” means the date of first issuance of the Notes.

“Issuer” means Virgin Media Secured Finance PLC (not including any Subsidiary of Virgin Media Secured Finance PLC) and, in each case, any and all successors thereto.

“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by either party.

“Management Fees” means any management, consultancy or other similar fees payable by the Company or any Restricted Subsidiary.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the IPO Entity on the date of the declaration of the relevant dividend, multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of the declaration of such dividend.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)                                 all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)                             all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)                             all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)                             the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“New Immediate Holdco” means the direct Subsidiary of the Ultimate Parent following the Post-Closing Reorganization.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)                                 as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)                                 no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)                                 the explicit terms of which provide there is no recourse against any of the assets of the Company or the Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes will be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Ntl South Herts” means ntl (South Hertfordshire) Limited a private limited company incorporated under the laws of England and Wales, together with its successors.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum, dated March 14, 2014, relating to the offer of the Initial Notes.

“Officer” of any Person means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, Deputy Chief Financial Officer, the President, any Vice President, any Managing Director, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary or any Director of such Person.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Oral Instructions” means verbal instructions or directions received by the Agents from an Authorized Person or a person reasonably believed by the Agents to be an Authorized Person.

“Parent” means the Ultimate Parent, any Subsidiary of the Ultimate Parent of which the Company is a Subsidiary on the Issue Date and any other Person of which the Company at any time is or becomes a Subsidiary after the Issue Date.

“Parent Expenses” means:

(1)                                 costs (including all professional fees and expenses) Incurred by any Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary;

(2)                                 indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person with respect to its ownership or the Company or the conduct of the business of the Company and the Restricted Subsidiaries;

(3)                                 obligations of any Parent in respect of director and officer insurance (including premiums therefor) with respect to its ownership or the Company or the conduct of the business of the Company and the Restricted Subsidiaries; and

(4)                                 general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent or subsidiary of a Parent related to the ownership or operation of the business of the Company or any of the Restricted Subsidiaries, including acquisitions or dispositions by the Company or the Subsidiaries permitted hereunder (whether or not successful), in each case, to the extent such costs, obligations and/or expenses are not paid by another Subsidiary of such Parent.

“Parent Guarantor” means (1) each of Virgin Media, the Company and VM FinanceCo and (2) each Additional Parent Guarantor.

“Pari Passu Lien Obligations” means any Indebtedness that has Pari Passu Lien Priority relative to the Notes and the Note Guarantees with respect to the Collateral.

“Pari Passu Lien Priority” means, relative to specified Indebtedness and other obligations, having equal or substantially equal Lien priority to the Notes and the Note Guarantees, as the case may be, on the Collateral (taking into account any intercreditor agreements).

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of related business assets or a combination of related business assets, cash and Cash Equivalents between the Company or any of the Restricted Subsidiaries and another Person.

“Permitted Business” means any business:

(1)                                 engaged in by the Company, the Issuer or any other Restricted Subsidiary on the Issue Date;

(2)                                 that consists of the upgrade, construction, creation, development, marketing, acquisition (to the extent permitted under this Indenture), operation, utilization and maintenance of networks that use existing or future technology for the transmission, reception and delivery of voice, video and/or other data (including networks that transmit, receive and/or deliver services such as multi-channel television and radio, programming, telephony, Internet services and content, high speed data transmission, video, multi-media and related activities);

(3)                                 that supports, is incidental, ancillary or complementary to or is related to any such business including, without limitation, all forms of television, telephony and internet services and any services relating to carriers, networks, broadcast or communications services, or Content; or

(4)                                 that comprises being a Holding Company of one or more persons engaged in such business.

“Permitted Holders” means, collectively, (1) the Ultimate Parent, (2) in the event of a Spin-Off, the Spin Parent and any Subsidiary of the Spin Parent, (3) any Affiliate or Related Person of a Permitted Holder described in clause (1) above, and any successor to such Permitted Holder, Affiliate, or Related Person; (4) any Person who is acting as an underwriter in connection with any public or private offering of Capital Stock of the Company, acting in such capacity and (5) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) whose acquisition of “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock or of all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of Section 4.14.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)                                 the Company or a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity);

(2)                                 another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than a Receivables Entity);

(3)                                 cash and Cash Equivalents or Investment Grade Securities;

(4)                                 receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)                                 payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)                                 loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(7)                                 Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor;

(8)                                 Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including without limitation an Asset Disposition, in each case, that was made in compliance with Section 4.10 and other Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;

(9)                                 any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the Issue Date or made in compliance with Section 4.07; provided, that the amount of any such Investment or binding commitment may be increased (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(10)                          Currency Agreements, Commodity Agreements and Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

(11)                          Investments by the Company or any of the Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed the greater of £350 million and 5% of Total Assets at any one time, provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.07, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) of the definition of “Permitted Investments” and not this clause;

(12)                          Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables;

(13)                          guarantees issued in accordance with Section 4.09 and other guarantees (and similar arrangements) of obligations not constituting Indebtedness;

(14)                          pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.12;

(15)                          the Notes and the Existing Senior Secured Notes;

(16)                          so long as no Default or Event of Default of the type specified in Section 6.01(a)(1) or Section 6.01(a)(2) has occurred and is continuing, (a) minority Investments in any Person engaged in a Permitted Business and (b) Investments in joint ventures that conduct a Permitted Business to the extent that, after giving pro forma effect to any such Investment, the Consolidated Net Leverage Ratio for the Company and the Restricted Subsidiaries would not exceed 4.00 to 1.00;

(17)                          any Investment to the extent made using as consideration Capital Stock of the Company (other than Disqualified Stock), Subordinated Shareholder Loans or Capital Stock of any Parent;

(18)                          Investments acquired after the Issue Date as a result of the acquisition by the Company or a Restricted Subsidiary, including by way of merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19)                          Permitted Joint Ventures;

(20)                          [Reserved];

(21)                          Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;

(22)                          any Person where such Investment was acquired by the Company, the Issuer or any other Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by the Company, the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure by the Company, the Issuer or any such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; and

(23)                          any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of Section 4.11(b) (except those described in clauses (1), (5), (9) and (22) of Section 4.11(b)).

“Permitted Joint Ventures” means one or more joint ventures formed by the contribution of some or all of the assets of the Virgin Media Business division pursuant to a Business Division Transaction to a joint venture formed by the Company or any of the Restricted Subsidiaries with one or more other Persons.

“Permitted Liens” means:

(1)                                 Liens on Receivables and related assets of the type described in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction;

(2)                                 pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)                                 Liens imposed by law, including carriers’, warehousemen’s, mechanics’ landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP, shall have been made in respect thereof;

(4)                                 Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)                                 Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)                                 encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and the Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and the Restricted Subsidiaries;

(7)                                 [Reserved];

(8)                                 leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or the Restricted Subsidiaries;

(9)                                 Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)                          Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, Purchase Money Obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business provided that such Liens do not encumber any other assets or property of the Company or the Restricted Subsidiaries other than such assets or property and assets affixed or appurtenant thereto;

(11)                          Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that such deposit account is not intended by the Company or the Restricted Subsidiaries to provide collateral to the depository institution;

(12)                          Liens arising from United States Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

(13)                          Liens existing on, or provided for under written arrangements existing on, the Issue Date;

(14)                          Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien shall only be in respect of Indebtedness of any Restricted Subsidiary and may not extend to any other property owned by the Company or any other Restricted Subsidiary;

(15)                          Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into any Restricted Subsidiary; provided, however, that any such Lien shall only be in respect of Indebtedness of any Restricted Subsidiary and may not extend to any other property owned by the Company or such Restricted Subsidiary;

(16)                          Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(17)                          Liens to secure (a) any Additional Notes and (b) Senior Indebtedness of the Company and the Restricted Subsidiaries and, in the case of Section 4.09(b)(7), the Company, the Restricted Subsidiaries and VM FinanceCo, in each case, that is permitted to be Incurred under Section 4.09(a), Section 4.09(b)(1), Section 4.09(b)(3), Section 4.09(b)(7), Section 4.09(b)(12) (in the case of Section 4.09(b)(12), to the extent such Guarantee is in respect of Indebtedness otherwise permitted to be secured and specified in this definition of Permitted Liens), Section 4.09(b)(16) (to the extent on the date of

Incurrence of Indebtedness pursuant to Section 4.09(b)(16) and after giving effect thereto on a pro forma basis the Consolidated Net Leverage Ratio for the Company and the Restricted Subsidiaries would not exceed 4.00 to 1.00) and Section 4.09(b)(18), provided, however, that (i) such Lien ranks equal to all other Liens on such Collateral securing Senior Indebtedness of the Issuer, such Subsidiary Guarantor or VM FinanceCo, as applicable, if such Indebtedness is Senior Indebtedness of the Issuer, such Subsidiary Guarantor or VM FinanceCo, as applicable, and (ii) the holders of Indebtedness referred to in this clause (b) (or their duly authorized Representatives) shall accede to the Intercreditor Deeds (as may be amended to reflect such Senior Indebtedness) or enter into an Additional Intercreditor Deed, in either case, as permitted under Section 4.23;

(18)                          Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)                          Liens securing the Notes or the Note Guarantees;

(20)                          Liens on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(21)                          any interest or title of a lessor under any Capitalized Lease Obligations or operating leases;

(22)                          any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(23)                          Liens over rights under loan agreements relating to, or over notes or similar instruments evidencing, the on-loan of proceeds received by a Restricted Subsidiary from the issuance of Indebtedness, which Liens are created to secure payment of such Indebtedness;

(24)                          Liens of a Restricted Subsidiary that is not the Issuer or a Guarantor securing Indebtedness of a Restricted Subsidiary that is not the Issuer or a Guarantor;

(25)                          any Liens in respect of the ownership interests in, or assets owned by, any joint ventures securing obligations of such joint ventures; and

(26)                          Liens Incurred with respect to obligations that do not exceed the greater of (i) £100.0 million and (ii) 2.0% of Total Assets at any time outstanding.

“Permitted Revolving Credit Facility” means, one or more debt facilities or arrangements (including, without limitation, the Senior Credit Facility) that may be entered into by Company and the Restricted Subsidiaries providing for revolving credit loans, letters of credit or other revolving Indebtedness or other advances in each case, Incurred in compliance with Section 4.09.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Post-Closing Reorganizations” means the possible reorganization of the Virgin Group by the Ultimate Parent, which is expected on the Issue Date to include: (i) a distribution or other transfer of Virgin Media Communications and its Subsidiaries or a Parent of Virgin Media Communications to the Ultimate Parent or another direct Subsidiary of the Ultimate Parent through one or more mergers, transfers, consolidations or other similar transactions such that Virgin Media Communications and its Subsidiaries or such Parent will become the direct Subsidiary of the Ultimate Parent or such other direct Subsidiary of the Ultimate Parent. (ii) the issuance by Virgin Media Communications or VM FinanceCo of Capital Stock to the Ultimate Parent or a direct Subsidiary of the Ultimate Parent and, as consideration therefore, the assignment by the Ultimate Parent or a direct Subsidiary of the Ultimate Parent of a loan receivable to Virgin Media Communications or VM FinanceCo, as the case may be, and/or (iii) the insertion of a new entity as a direct Subsidiary of Virgin Media Communications, which new entity will become a Parent of VM FinanceCo.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Private Placement Legend” means the legend set forth in Section 2.07(j)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro forma EBITDA” means, for any period, the Consolidated EBITDA of the Company and the Restricted Subsidiaries, provided, however, that for the purposes of calculating Pro forma EBITDA for such period, if, as of such date of determination:

(1)                                 since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”) or if the transaction giving rise to the need to calculate the Consolidated Net Leverage Ratio is such a Sale, Pro forma EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2)                                 since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquires any company, any business, or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a “Purchase”) including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3)                                 since the beginning of such period any Person (that became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition and the definition of Consolidated Net Leverage Ratio, (i) whenever pro forma effect is to be given to any transaction or calculation under this definition, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company (including without limitation in respect of anticipated expense and cost reductions) including, without limitation, as a result of, or that would result from any actions taken, committed to be taken or with respect to which substantial steps have been taken, by the Company or any Restricted Subsidiary including, without limitation, in connection with any cost reduction synergies or cost savings plan or program or in connection with any transaction, investment, acquisition, disposition, restructuring, corporate reorganization or otherwise (regardless of whether these cost savings and cost reduction synergies could then be reflected in pro forma financial statements to the extent prepared), (ii) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness as if such transaction had occurred on the first day of the relevant period and (iii) interest on any Indebtedness that bears interest at a floating rate and that is being given pro forma effect shall be calculated as if the rate in effect on the date of calculation had been applicable for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale.  The term “Public Debt” (a) shall not include the Notes (or any Additional Notes) and (b) for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under the Senior Credit Facility or a Permitted Revolving Credit Facility, commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering”.

“Public Market” means any time after an Equity Offering has been consummated, shares of common stock or other common equity interests of the IPO Entity having a market value in excess of £75 million on the date of such Equity Offering have been distributed pursuant to such Equity Offering.

“Public Offering” means any offering, including an Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include any offering pursuant to Rule 144A and/or Regulation S under the Securities Act to professional market investors or similar persons).

“Public Offering Expenses” means expenses Incurred by any Parent in connection with any public offering of Capital Stock or Indebtedness (whether or not successful):

(1)                                 where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary; or

(2)                                 in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned; or

(3)                                 otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed, in each case, to the extent such expenses are not paid by another Subsidiary such Parent.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of the Restricted Subsidiaries pursuant to which the Company or any of the Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of the Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of the Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization involving Receivables.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account”, “chattel paper”, “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Entity” means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1)                                 no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)                                 is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)                                 is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c)                                  subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)                                 with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)                                 to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to this Indenture, the date fixed for such redemption.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance”, “refinances”, and “refinanced” shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, including successive refinancings, provided, however, that:

(1)                                 if the Indebtedness being refinanced constitutes Subordinated Obligations (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity later than the Stated Maturity of the Notes;

(2)                                 such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus an amount to pay any interest, fees, expenses, premiums and defeasance costs, Incurred in connection therewith); and

(3)                                 if the Indebtedness being refinanced constitutes Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means one or more of the Dollar Regulation S Global Note and the Sterling Regulation S Global Note.

“Regulation S Permanent Global Note” means a Dollar Regulation S Permanent Global Note and/or a Sterling Regulation S Permanent Global Note, as appropriate.

“Regulation S Temporary Global Note” means a Dollar Regulation S Temporary Global Note and/or a Sterling Regulation S Temporary Global Note, as appropriate.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.07(j)(3) to be placed on all Regulation S Temporary Global Notes issued under this Indenture.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

“Related Person” with respect to any Permitted Holder, means:

(1)                                 any controlling equity holder or majority (or more) owned Subsidiary of such Permitted Holder;

(2)                                 in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or

(3)                                 any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein.

“Related Taxes” means:

(1)                                 any taxes, including but not limited to sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar taxes (other than (x) taxes measured by income and (y) withholding imposed on payments made by any Parent), required to be paid by any Parent by virtue of its:

(a)                                 being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company or any of the Company’s Subsidiaries),

(b)                                 being a holding company parent of the Company or any of the Company’s Subsidiaries,

(c)                                  receiving dividends from or other distributions in respect of the Capital Stock of the Company, or any of the Company’s Subsidiaries,

(d)                                 having guaranteed any obligations of the Company or any Subsidiary of the Company, or

(e)                                  having made any payment in respect to any of the items for which the Company is permitted to make payments to any Parent pursuant to Section 4.07,

in each case, to the extent such taxes are not paid by another Subsidiary or such Parent; or

(2)                                 any taxes measured by income for which any Parent is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Company and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company and its Subsidiaries and any taxes imposed by way of withholding on payments made by one Parent to another Parent on any financing that is provided, directly or indirectly in relation to the Company and its Subsidiaries (reduced by any taxes measured by income actually paid by the Company and its Subsidiaries).

“Released Entity” means any Parent that ceases to be a Parent of Virgin Media Communications following a Post-Closing Reorganization.

“Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness or the provider of Senior Indebtedness (if provided on a bilateral basis), as the case may be.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Registered Note” means a Definitive Registered Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company, together with ntl Glasgow and ntl Kirklees, other than an Unrestricted Subsidiary.

“Revolving Facility Excluded Amount” means £500,000,000 (or its equivalent in other currencies).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, security trust agreements, confirmation agreement or deeds, reaffirmation agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Security Trustee for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.

“Security Interest” means the security interest in the Collateral that is granted to secure the obligations under the Notes or the Note Guarantees and this Indenture pursuant to the Security Documents.

“Security Trustee” means Deutsche Bank AG, London Branch, or any successors thereto.

“Senior Credit Facility” means the senior facility agreement dated as of June 7, 2013, between, among others, the Company and certain financial institutions as lenders thereunder, as amended or supplemented from time to time.

“Senior Indebtedness” means, whether outstanding on the Issue Date or thereafter Incurred, all amounts payable by, under or in respect of all other Indebtedness of the Issuer, the Company or any other Guarantor, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer, the Company or such other Guarantor at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

(1)                                 any Indebtedness Incurred in violation of this Indenture

(2)                                 any obligation of the Company to any Restricted Subsidiary or any obligation of any Guarantor to the Company or any Restricted Subsidiary;

(3)                                 any liability for taxes owed or owing by the Company or any Restricted Subsidiary;

(4)                                 any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(5)                                 any Indebtedness, guarantee or obligation of the Issuer, the Company or any other Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of the Issuer, the Company or such other Guarantor, including, without limitation, any Subordinated Obligation; or

(6)                                 any Capital Stock.

“Significant Subsidiary” means any Restricted Subsidiary which, together with the Restricted Subsidiaries of such Restricted Subsidiary, accounted for more than 10% of the Total Assets of the Company for the most recently completed fiscal year.

“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative).

“Spin-Off” means a transaction by which all outstanding ordinary shares of Virgin Media Communications or a Parent of Virgin Media Communications directly or indirectly owned by the Ultimate Parent are distributed to all of the Ultimate Parent’s shareholders in proportion to such shareholders’ holdings in the Ultimate Parent at the time of such transaction either directly or indirectly through the distribution of shares in a company holding Virgin Media Communications’ shares or Parent’s shares.

“Spin Parent” means the company the shares of which are distributed to the shareholders of the Ultimate Parent pursuant to the Spin-Off.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“sterling” or “£” means the lawful currency of the United Kingdom.

“Sterling 144A Global Note” means the 2025 Sterling 144A Global Note or the 2029 Sterling 144A Global Note, as appropriate.

“Sterling Applicable Premium” means, in the case of the 2025 Sterling Notes, the 2025 Sterling Notes Applicable Premium and, in the case of the 2029 Sterling Notes, the 2029 Sterling Notes Applicable Premium.

“Sterling Book-Entry Interest” means a beneficial interest in a Sterling Global Note held by or through a Participant.

“Sterling Definitive Registered Note” means a Definitive Registered Note bearing the Private Placement Legend in a principal amount of £100,000 and integral multiples of £1,000 above £100,000.

“Sterling Equivalent” means with respect to any monetary amount in a currency other than sterling, at any time of determination thereof, the amount of sterling obtained by converting such foreign currency involved in such computation into sterling at the average of the spot rates for the purchase and sale of sterling with the applicable foreign currency as quoted on or recorded in any recognized source of foreign exchange rates within two Business Days prior to such determination.  Whenever it is necessary to determine whether the Issuer has complied with any covenant in this Indenture or whether a Default has occurred and an amount is expressed in a currency other than sterling, such amount shall be treated as the Sterling Equivalent determined as of the date such amount is initially determined in such currency.

“Sterling Global Note” means the Sterling 144A Global Notes and the Sterling Regulation S Global Notes, collectively.

“Sterling Notes” means the Sterling Global Notes and the Sterling Definitive Registered Notes, collectively.

“Sterling Regulation S Global Note” means a Sterling Regulation S Temporary Global Note or a Sterling Regulation S Permanent Global Note, as appropriate.

“Sterling Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement and deposited with or on behalf of and registered in the name of a nominee for Euroclear and Clearstream, issued in a denomination equal to the denomination of the relevant Sterling Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Sterling Regulation S Temporary Global Note” means the 2025 Sterling Regulation S Temporary Global Note or the 2029 Sterling Regulation S Temporary Global Note, as appropriate.

“Subordinated Obligation” means, in the case of the Issuer, any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate or junior in right of payment to the Notes pursuant to a written agreement and, in the case of a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate or junior in right of payment to the Note Guarantee of such Guarantor pursuant to a written agreement.

“Subordinated Shareholder Loans” means Indebtedness of the Company (and any security into which such Indebtedness, other than Capital Stock, is convertible or for which it is exchangeable at the option of the holder) issued to and held by any Affiliate (other than a Restricted Subsidiary) that (either pursuant to its terms or pursuant to an agreement with respect thereto):

(1)                                 does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the Notes (other than through conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company or any Indebtedness meeting the requirements of this definition);

(2)                                 does not require, prior to the first anniversary of the Stated Maturity of the Notes, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts;

(3)                                 contains no change of control or similar provisions that are effective, and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment prior to the first anniversary of the Stated Maturity or the Notes;

(4)                                 does not provide for or require any security interest or encumbrance over any asset of the Company or any of the Restricted Subsidiaries;

(5)                                 is subordinated in right of payment to the prior payment in full of the Notes in the event of (a) a total or partial liquidation, dissolution or winding up of the Company, (b) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, (c) an assignment for the benefit of creditors or (d) any marshalling of the Company’s assets and liabilities;

(6)                                 under which the Company may not make any payment or distribution of any kind or character with respect to any obligations on, or relating to, such Subordinated Shareholder Loans if (x) a payment Default on the Notes occurs and is continuing or (y) any other Default under this Indenture occurs and is continuing on the Notes that permits the Holders to accelerate their maturity and the Company receives notice of such Default from the requisite Holders, until in each case the earliest of (a) the date on which such Default is cured or waived or (b) 180 days from the date such Default occurs (and only once such notice may be given during any 360 day period); and

(7)                                 under which, if the holder of such Subordinated Shareholder Loans receives a payment or distribution with respect to such Subordinated Shareholder Loan (a) other than in accordance with this Indenture or as a result of a mandatory requirement of applicable law or (b) under circumstances described under clauses (5)(a) through (d) above, such Holder will forthwith pay all such amounts to the Trustee or the Security Trustee to be held in trust for application in accordance with this Indenture.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.  Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantors” means the Subsidiaries of the Company listed in Schedule A hereto that have on the Issue Date provided Note Guarantees under this Indenture and guarantees in favor of the Existing Senior Secured Notes and the Senior Credit Facility, together with the Affiliate Guarantors, and subsequently, together with any Person that becomes a Subsidiary Guarantor after the Issue Date pursuant to the terms of this Indenture, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Successor Reporting Entity” means any successor to the Ultimate Parent or any Parent of the Company that files an Annual Report on Form 10-K with the SEC.

“Tax Sharing Agreement” means the tax cooperation agreement entered into with effect as of the 3rd day of March, 2006, by and between (i) Virgin Media and (ii) the Company and Telewest Communications Networks Limited, as amended or supplemented from time to time.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C.  §§ 77aaa-77bbbb).

“Total Assets” means the Consolidated total assets of the Company and the Restricted Subsidiaries as shown on the most recent balance sheet (excluding the footnotes thereto) of the Company (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Treasury Rate” means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the Redemption Date (or, if such statistical release is not so published or available, any publicly available source of similar market date selected by the Company in good faith)) most nearly equal to the period from the Redemption Date to January 15, 2019; provided, however, that if the period from the Redemption Date to January 15, 2019 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by a linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Redemption Date to January 15, 2019 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means The Bank of New York Mellon, London Branch, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UK Government Obligations” means sovereign obligations of the UK for the timely payment of which its full faith and credit is pledged, in each case which are payable in sterling and not callable or redeemable at the option of the issuer thereof.

“Ultimate Parent” means Liberty Global plc and any and all successors thereto.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(a)                                 such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(b)                                 such designation and the Investment of the Company in such Subsidiary complies with Section 4.07; and

(c)                                  on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially and materially less favorable to the Company or such Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of the Company, except for any such agreement, contract, arrangement or understanding that would be permitted under Section 4.11.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (x) the Company could Incur at least £1.00 of additional Indebtedness under Section 4.09(a) or (y) the Consolidated Net Leverage Ratio would be no greater than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Virgin Group” means Virgin Media and its Subsidiaries.

“Virgin Media” means Virgin Media Inc., an indirect parent company of the Company, together with its successors (by merger, consolidation, transfer, conversion of legal form or otherwise).

“Virgin Media Communications” means Virgin Media Communications Limited, a company incorporated under the laws of England and Wales, together with its successors (by merger, consolidation, transfer, conversion of legal form or otherwise).

“Virgin Reporting Entity” means Virgin Media, or following any transaction whereby the Company is no longer a direct or indirect Subsidiary of Virgin Media, VM FinanceCo or another Parent of VM FinanceCo.

“VM FinanceCo” means Virgin Media Finance PLC, a public limited company incorporated under the laws of England and Wales, together with its successors.

“VM Secured Finance” means Virgin Media Secured Finance PLC, together with its successors.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means (1) in respect of any Person, a Person, all of the Capital Stock of which (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law or to ensure limited liability) is owned by that Person directly or (2) indirectly by a Person that satisfies the requirements of clause (1).

“Written Instructions” means any written notices, directions or instructions received by the Agents from an Authorized Person or from a person reasonably believed by the Agents to be an Authorized Person.

Section 1.02                             Other Definitions.

Term	Defined in Section

“Additional Amounts”	4.18

“Additional Parent Guarantee”	10.03

“Additional Subsidiary Guarantee”	10.03

“Additional Intercreditor Deed”	4.23

“Affiliate Transaction”	4.11

“Asset Disposition Offer”	3.12

“Asset Disposition Offer Amount”	3.12

“Asset Disposition Offer Period”	3.12

“Asset Disposition Purchase Date”	3.12

“Authentication Order”	2.02

“Bankruptcy Provisions”	6.01

“Change in Tax Law”	3.11

“Change of Control Offer”	4.14

“Change of Control Purchase Price”	4.14

“Change of Control Purchase Date”	4.14

“Covenant Defeasance”	8.03

Term	Defined in Section

“cross acceleration provision	6.01

“judgment default provision”	6.01

“Excess Senior Secured Offering Proceeds”	3.08

“Event of Default”	6.01

“Excess Proceeds”	4.10

“Investment Grade Status Period”	4.19

“Legal Defeasance”	8.02

“Other Asset Disposition Indebtedness”	3.12

“Paying Agent”	2.03

“payment default”	6.01

“Payor”	4.18

“Principal Paying Agent”	2.03

“Register”	2.03

“Registered Agent”	12.09

“Registrar”	2.03

“Regular Record Date”	2.04

“Release”	3.08

“Reinstatement Date”	4.19

“Relevant Taxing Jurisdiction”	4.18

“Successor Company”	5.01

“Taxes”	4.18

“Tax Redemption Date”	3.11

“Transfer Agent”	2.03

Section 1.03                             Incorporation by Reference of Trust Indenture Act

Whenever this Indenture refers to a provision of the TIA, the provision (but only such provision) is incorporated by reference in and made a part of this Indenture as if this Indenture was required to be qualified under the TIA, and the mandatory provisions of the

TIA that are required to govern indentures qualified under the TIA shall not be incorporated by reference herein unless specifically referred to herein.

The following TIA terms used in this Indenture have the following meanings:

(1)                                 “indenture securities” means the Notes;

(2)                                 “indenture security Holder” means a Holder of a Note;

(3)                                 “indenture to be qualified” means this Indenture;

(4)                                 “indenture trustee” or “institutional trustee” means the Trustee; and

(5)                                 “obligor” on the Notes means the Issuer and any successor obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them in this Indenture.

Section 1.04                             Rules of Construction

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 “will” shall be interpreted to express a command;

(6)                                 provisions apply to successive events and transactions; and

(7)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.
THE NOTES

Section 2.01                             Form and Dating

(a)                                 Global Notes.  Dollar Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a Dollar 144A Global Note, duly executed by the Issuer, and authenticated by the Trustee as hereinafter provided.  Dollar Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Dollar Regulation S Temporary Global Note, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  2025 Sterling Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a 2025 Sterling 144A Global Note, duly executed by the Issuer, and authenticated by the Trustee as hereinafter provided.  2025 Sterling Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the 2025 Sterling Regulation S Temporary Global Note, duly executed by the Issuer and authenticated by the

Trustee as hereinafter provided. 2029 Sterling Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a 2029 Sterling 144A Global Note, duly executed by the Issuer, and authenticated by the Trustee as hereinafter provided.  2029 Sterling Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the 2029 Sterling Regulation S Temporary Global Note, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Each Regulation S Permanent Global Note that is issued in exchange for a Regulation S Temporary Global Note pursuant to Section 2.02(b) hereof shall be duly executed by the Issuer, and authenticated by the Trustee as hereinafter provided. Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, by the Trustee, the Registrar or the Principal Paying Agent to reflect exchanges, repurchases, redemptions and transfers of interests therein, in accordance with the terms of this Indenture.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Ownership of interests in the Global Notes will be limited to Participants and Indirect Participants.  Book-Entry Interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by the Depositary and its Participants.  The Applicable Procedures shall be applicable to Book-Entry Interests in Global Notes.

Except as set forth in Section 2.07(a), the Global Notes may be transferred, in whole and not in part, only to a nominee or a successor of the Depositary.

(b)                                 Temporary Global Notes.  On the first day following expiry of the Restricted Period, beneficial interests in the Regulation S Temporary Global Notes will be exchanged by the Trustee, with no further action by the Issuer, for beneficial interests in duly authenticated Regulation S Permanent Global Notes.  Simultaneously with the authentication of each Regulation S Permanent Global Note, the Trustee will cancel each Regulation S Temporary Global Note. The aggregate principal amount of each Regulation S Temporary Global Note and each Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee (or Registrar) and the Depositary or its nominee, as the case may be, in connection with transfers of interests hereinafter provided.

(c)                                  Definitive Registered Notes.  Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture.

(d)                                 Book-Entry Provisions.  Neither Participants nor Indirect Participants shall have any rights either under this Indenture or under any Global Note held on their behalf by the Depositary.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

(e)                                  Note Forms.  The Global Notes and the Definitive Registered Notes shall be issuable only in registered form, substantially in the forms set forth as Exhibit A and Exhibit B hereto, respectively.  The Sterling Notes shall be issued only in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof and the Dollar Notes shall be issued only in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

(f)                                   Additional Notes.  Subject to the restrictions contained in Section 4.09, from time to time after the Issue Date the Issuer may issue Additional Notes under this Indenture.  Any Additional Notes issued as provided for herein will be treated as a single class and as part of the same series as the Initial Notes for all purposes (including voting) under this Indenture.

(g)                                  Dating.  Each Note shall be dated the date of its authentication.

Section 2.02                             Execution and Authentication

At least one Officer of the Issuer must sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated or at any time thereafter, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Authenticating Agent.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Authenticating Agent shall authenticate the Dollar Notes on the Issue Date in an aggregate principal amount of $425,000,000, the 2025 Sterling Notes on the Issuer Date in an aggregate principal amount of £430,000,000 and the 2029 Sterling Notes on the Issue Date in an aggregate principal amount of £225,000,000 upon receipt of an authentication order signed by at least one Officer of the Issuer directing the Authenticating Agent to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with (an “Authentication Order”).  The Authenticating Agent shall authenticate Additional Notes upon receipt of an Authentication Order relating thereto.  Each Note shall be dated the date of its authentication.

The Trustee may authenticate Notes as the Issuer’s Authenticating Agent.  The Trustee may appoint an additional Authenticating Agent or Agents acceptable to the Issuer to authenticate Notes.  Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  Such Authenticating Agent shall have the same rights as the Trustee in any dealings hereunder with any of the Issuer’s Affiliates.

Notes authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated hereunder by the Trustee, and every reference in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be subject to acceptance by the Issuer and shall at all times be a corporation organized and doing business under, or licensed to do business pursuant to, the laws of the United States of America (including any State thereof or the District of Columbia) or a jurisdiction in the European Union and authorized under such laws to act as Authenticating Agent, subject to supervision or examination by governmental authorities, if applicable.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 2.02, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 2.02.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided that such corporation shall be otherwise eligible under this Section 2.02, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and the Issuer.  Each of the Trustee and the Issuer may at any time terminate the agency of an Authenticating Agent by giving written notice of the termination to that Authenticating Agent and the Issuer or the Trustee, as the case may be.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent ceases to be eligible in accordance with the provisions of this Section 2.02, the Trustee may appoint a successor Authenticating Agent acceptable to the Issuer.  Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all of the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 2.02.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 2.02.

If an Authenticating Agent is appointed with respect to the Notes pursuant to this Section 2.02, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certification of authentication, an alternative certificate of authentication in the following form:

“This is one of the Notes referred to in the within-mentioned Indenture.

[NAME OF AUTHENTICATING AGENT], as Authenticating Agent

By:                                                                                                                                                                                 Authorized Signatory”

Section 2.03                             Registrar and Paying Agent

The Issuer will maintain one or more paying agents (each, a “Paying Agent”) for the Notes in each of (i) the City of London (the “Principal Paying Agent”) and (ii) the Borough of Manhattan, City of New York.  If, after the Issue Date, the Principal Paying Agent becomes obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes, the Issuer will also maintain such office or agency in another member state of the European Union (including any country which becomes a member state of the European Union after the Issue Date) that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the European Council of Economics and Finance Ministers (“ECOFIN”) meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive.

The Issuer will also maintain one or more registrars (each, a “Registrar”) for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require.  The Issuer will also maintain a transfer agent (each, a “Transfer Agent”).  The initial Registrar will be The Bank of New York Mellon (Luxembourg) S.A. The initial Transfer Agent will be The Bank of New York Mellon, acting through its London Branch.  The Registrar and the Transfer Agent will maintain a register (the “Register”) on behalf of the Issuer for so long as the Notes remain outstanding reflecting ownership of Definitive Registered Notes outstanding from time to time and will make payments on and facilitate transfer of Definitive Registered Notes on behalf of the Issuer.  In the event that the Notes are no longer listed, the Issuer or its agent will maintain a register reflecting ownership of the Notes.

The parties hereto acknowledge that the Issuer has appointed (a) The Bank of New York Mellon, acting through its London Branch, as the Principal Paying Agent and initial Transfer Agent with respect to the Notes, and the Issuer acknowledges that the Bank of New York Mellon, acting through its London Branch, as accepted such appointment; and (b) The Bank of New York Mellon, as paying agent with respect to the Notes, and the Issuer acknowledges that The Bank of New York Mellon has accepted such appointment.  In addition, the Issuer has appointed The Bank of New York Mellon (Luxembourg) S.A., as initial Registrar and acknowledges that The Bank of New York Mellon (Luxembourg) S.A. has accepted such appointment.  So long as The Bank of New York Mellon, acting through its London Branch, The Bank of New York Mellon and The Bank of New York Mellon (Luxembourg) S.A. serve in such capacities, Section 7.07 shall apply to them as if they were Trustee hereunder.

The Issuer may appoint one or more additional Paying Agents and the term “Paying Agent” shall include any such additional Paying Agent, as applicable.  Upon notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent and the Issuer may act as the Paying Agent; provided, however, that in no event may the Issuer act as Principal Paying Agent or appoint a Principal Paying Agent in any member state of the European Union where the Principal Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes unless the Principal Paying Agent would be so obliged if it were located in all other member states.

The Issuer shall notify the Trustee of the name and address of any Agent appointed after the Issue Date.  If the Issuer fails to maintain a Registrar or a Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

Any Notice to be given under this Indenture or under the Notes by the Trustee or the Issuer to the Holders shall be mailed by first-class mail to each Holder of Notes at their address as it appears at the time of such mailing in the Register.

Section 2.04                             Holders to Be Treated as Owners; Payments of Interest

(a)                                 Except as otherwise ordered by a court of competent jurisdiction or required by applicable law, the Issuer, the Paying Agents, the Registrar, the Trustee and any agent of the Issuer, any Paying Agent, the Registrar or the Trustee shall deem and treat the Holder of a Note as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal, premium or interest on such Note and for all other purposes (including voting and consents and enforcement of the Security Documents); and neither the Issuer, any Paying Agent, the Registrar, the Trustee nor any agent of the Issuer, any Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary.  All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any Note.

(b)                                 Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or the Agents from giving effect to any written certification, proxy or other authorization furnished to the Depositary or impair, as between the Depositary, its nominees, the Participants or any other person, the operation of customary practices of such persons governing the exercise of the rights of a Holder.

(c)                                  A Holder of a Note at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.13.  The term “Regular Record Date” as used with respect to any Interest Payment Date for the Notes shall mean the date specified as such in the Notes.

Section 2.05                             Paying Agent to Hold Money

Each Paying Agent shall hold for the benefit of the Holders or the Trustee all money received by the Paying Agent for the payment of principal, premium, interest or Additional Amounts on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment.  Money held in trust by a Paying Agent need not be segregated (other than when the Issuer acts as a Paying Agent), except as required by law, and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder.  The Issuer at any time may require each Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may, if such a Default has occurred and is continuing, require any Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed.  Upon making such payment, the relevant Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06                             Holder Lists

The Trustee, on behalf of the Issuer, will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar and the Registrar maintains such a list on behalf of the Issuer, the Issuer will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.07                             Transfer and Exchange

(a)                                 Transfer and Exchange of Global Notes.

(1)                                 A Dollar Global Note may not be transferred except as a whole by a Depositary to a Custodian or a nominee of such Custodian, by a Custodian or a nominee of such Custodian to such Depositary or to another nominee or Custodian of such Depositary, or by such Custodian or Depositary or any such nominee to a successor Depositary or Custodian or a nominee thereof.

(2)                                 A Sterling Global Note may not be transferred except as a whole by a Depositary to a Common Depositary or a nominee of such Common Depositary, by a Common Depositary or a nominee of such Depositary to such Depositary or to another nominee or Common Depositary of such Depositary, or by such Common Depositary or Depositary or any such nominee to a successor Depositary or Common Depositary or a nominee thereof.

(3)                                 All Dollar Global Notes and Sterling Global Notes, respectively, will be exchanged by the Issuer for Dollar Definitive Registered Notes and Sterling Definitive Registered Notes, respectively:

(A)                               if DTC, in respect of the Dollar Global Notes, and Euroclear or Clearstream, in respect of the Sterling Global Notes, notify the Issuer that they are unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 120 days;

(B)                               in whole, but not in part, if the Issuer or DTC, in respect of the Dollar Global Notes, or Euroclear or Clearstream, in respect of the Sterling Global Notes, so request following an Event of Default; provided that in no event shall the Regulation S Temporary Global Note be exchanged by and at the discretion of the Issuer for Definitive Registered Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(C)                               if the holder of a Book-Entry Interest requests such exchange in writing delivered through DTC, in respect of the Dollar Global Notes, or through Euroclear or Clearstream, in respect of the Sterling Global Notes, following an Event of Default.

Upon the occurrence of any of the preceding events in clauses (A) through (C) above, the Issuer shall issue or cause to be issued Definitive Registered Notes in such names as the relevant Depositary shall instruct the Trustee.

(4)                                 Global Notes may also be exchanged or replaced, in whole or in part, as provided in Section 2.08 and Section 2.11.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.08 or Section 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note (including a Definitive Registered Note), other than as provided in this Section 2.07(a).

(b)                                 General Provisions Applicable to Transfers and Exchanges of the Notes.  Dollar Book-Entry Interests cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, Sterling Book-Entry Interests or Sterling Definitive Registered Notes.  Sterling Book-Entry Interests cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, Dollar Book-Entry Interests or Dollar Definitive Registered Notes.  2025 Sterling Book-Entry Interests cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, 2029 Sterling Book-Entry Interests or 2029 Sterling Definitive Registered Notes.  2029 Sterling Book-Entry Interests cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, 2025 Sterling Book-Entry Interests or 2025 Sterling Definitive Registered Notes.  In all other cases, the transfer and exchange of Book-Entry Interests shall be effected through the relevant Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Transfers of Book-Entry Interests in the Global Notes (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note) shall require compliance with this Section 2.07(b), as well as one or more of the other following subparagraphs of this Section 2.07, as applicable; provided that (A) prior to the expiration of the Restricted Period, transfers of Book-Entry Interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account and benefit of a U.S. Person (other than an Initial Purchaser) and (B) in no event shall Definitive Registered Notes be issued upon the transfer or exchange of Book-Entry Interests in the Regulation S Temporary Global Note prior to (i) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note), the Trustee and the Principal Paying Agent must receive: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participants’ accounts to be debited with such decrease and credited with such increase, as applicable.

In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Note, the Principal Paying Agent and the Registrar must receive: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant directing the Depositary to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, in connection with a transfer or exchange of a Definitive Registered Note for a Book-Entry Interest, the Trustee and the Principal Paying Agent must receive (i) a written order directing the Depositary to credit the account of the transferee in an amount equal to the Book-Entry Interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes contained in this Indenture, the Principal Paying Agent or the Registrar, as specified in this Section 2.07, shall endorse the relevant Global Note(s) with any increase or decrease and instruct the Depositary to reflect such increase or decrease in its systems.

(c)                                  Transfer of Book-Entry Interests in a Regulation S Global Note to Book-Entry Interests in a 144A Global Note.  A Book-Entry Interest in a Regulation S Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in a 144A Global Note, only if the transfer complies with the requirements of Section 2.07(b) above and the Trustee receives a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof.

Upon the receipt of such certificate and the orders and instructions required by Section 2.07(b), the Trustee shall (i) instruct the Custodian or the Common Depositary, as applicable, to deliver, or cause to be delivered, the Global Notes to the Trustee for endorsement and upon receipt thereof, decrease Schedule A to such Regulation S Global Note and increase Schedule A to such 144A Global Note by the principal amount of such transfer, and (ii) thereafter, return the Global Notes to the Custodian or the Common

Depositary, as applicable, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

(d)           Transfer of Book-Entry Interests in a 144A Global Note to Book-Entry Interests in a Regulation S Global Note.  A Book-Entry Interest in a 144A Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Regulation S Global Note only if the transfer complies with the requirements of Section 2.07(b) above and the Trustee receives a certificate from the holder of such Book-Entry Interest in the form of Exhibit C hereto, including the certifications in item (2) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.07(b), the Trustee shall (i) instruct the Custodian or the Common Depositary, as applicable, to deliver, or cause to be delivered, the Global Notes to the Trustee for endorsement and, upon receipt thereof, increase Schedule A to such Regulation S Global Note and decrease Schedule A to such 144A Global Note by the principal amount of such transfer, and (ii) thereafter, return the Global Notes to the Custodian or the Common Depositary, as applicable, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

(e)           Transfer of Book-Entry Interests in Global Notes to Definitive Registered Notes.  Book-Entry Interests in a Dollar Global Note cannot be transferred to persons who take delivery thereof in the form of a Sterling Definitive Registered Note.  Book-Entry Interests in a Sterling Global Note cannot be transferred to persons who take delivery thereof in the form of a Dollar Definitive Registered Note.  Book-Entry Interests in a 2025 Sterling Global Note cannot be transferred to persons who take delivery thereof in the form of a 2029 Sterling Definitive Registered Note.  Book-Entry Interests in a 2029 Sterling Global Note cannot be transferred to persons who take delivery thereof in the form of a 2025 Sterling Definitive Registered Note. A holder of a Book-Entry Interest in a Global Note may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note if the transfer complies with the requirements of Section 2.07(a) and Section 2.07(b) above and:

(1)           in the case of a transfer by a holder of a Book-Entry Interest in a Global Note to a QIB in reliance on Rule 144A, the Trustee shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

(2)           in the case of a transfer by a holder of a Book-Entry Interest in a Global Note in reliance on Regulation S, the Trustee shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.07(b), the Trustee shall (i) instruct the Custodian or the Common Depositary, as applicable, to deliver, or cause to be delivered, the relevant Global Note to the Trustee for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such transfer; (ii) thereafter, return the Global Note to the Custodian or the Common Depositary, as applicable, together with all information regarding the Participant accounts to be debited in connection with such transfer; and (iii) deliver to the Registrar the instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer.  The Registrar shall record the transfer in the Register and cause all Definitive Registered Notes issued in connection with a transfer pursuant to this Section 2.07(e) to bear the Private Placement Legend.

Notwithstanding Section 2.07(e)(1) or Section 2.07(e)(2) hereof, a Book-Entry Interest in the Regulation S Temporary Global Note may not be transferred to a Person who takes delivery in the form thereof in the form of a Definitive Registered Note prior to (A) the expiration of the Restricted Period and (B) receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02, the Authenticating Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred and registered and in the names set forth in the instructions received by the Registrar.

(f)            Transfer of Definitive Registered Notes to Book-Entry Interests in Global Notes.  Dollar Definitive Registered Notes cannot be transferred to persons who take delivery thereof in the form of Book-Entry Interests in a Sterling Global Note.  Sterling Definitive Registered Notes cannot be transferred to persons who take delivery thereof in the form of Book-Entry Interests in a Dollar Global Note.  2025 Sterling Definitive Registered Notes cannot be transferred to persons who take delivery thereof in the form of Book-Entry Interests in a 2029 Sterling Global Note.  2029 Sterling Definitive Registered Notes cannot be transferred to persons who take delivery thereof in the form of Book-Entry Interests in a 2025 Sterling Global Note.  Any Holder of a Definitive Registered Note may transfer such Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note only if:

(1)                                 in the case of a transfer by a holder of a Regulation S Definitive Registered Note to a person who takes delivery thereof in the form of a Book-Entry Interest in a Regulation S Global Note, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

(2)                                 in the case of a transfer by a holder of Definitive Registered Notes to a QIB in reliance on Rule 144A who takes delivery thereof in the form of a Book-Entry Interest in a Rule 144A Global Note, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof.

Upon satisfaction of the foregoing conditions, the Registrar shall (i) deliver the Definitive Registered Notes to the Trustee for cancellation pursuant to Section 2.12; (ii) record such transfer on the Register; (iii) instruct the Custodian or the Common Depositary, as applicable, to deliver (A) in the case of a transfer pursuant to Section 2.07(f)(1), a Dollar Regulation S Global Note, a 2025 Sterling Regulation S Global Note, or a 2029 Sterling Regulation S Global Note, as the case may be, and (B) in the case of a transfer pursuant to Section 2.07(f)(2), a Dollar 144A Global Note, a 2025 Sterling 144A Global Note or a 2029 Sterling 144A Global Note, as the case may be; (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer; and (v) thereafter, return the Global Notes to the Custodian or the Common Depositary, as applicable, together with all information regarding the Participant accounts to be credited in connection with such transfer.

(g)           Exchanges of Book-Entry Interests in Global Notes for Definitive Registered Notes.  Sterling Book-Entry Interests cannot be exchanged for Dollar Definitive Registered Notes.  Dollar Book-Entry Interests cannot be exchanged for Sterling Definitive Registered Notes.  2025 Sterling Book-Entry Interests cannot be exchanged for 2029 Sterling Definitive

Registered Notes.  2029 Sterling Book-Entry Interests cannot be exchanged for 2025 Sterling Definitive Registered Notes.  A holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for a Definitive Registered Note if the exchange complies with the requirements of Section 2.07(a) and Section 2.07(b) above and the Trustee receives the following:

(1)           if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Regulation S Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 2(a) thereof;

(2)           if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a 144A Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto including the certifications in item 2(a) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.07(b), the Trustee shall (i) instruct the Custodian or the Common Depositary, as applicable, to deliver, or cause to be delivered, the relevant Global Note to the Trustee for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange; (ii) thereafter, return the Global Note to the Custodian or the Common Depositary, as applicable, together with all information regarding the Participant accounts to be debited in connection with such exchange; and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such exchange.  The Registrar shall record the transfer in the Register and cause all Definitive Registered Notes issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.07(g) to bear the Private Placement Legend.

Notwithstanding Section 2.07(g)(1) or Section 2.07(g)(2) hereof, a Book-Entry Interest in the Regulation S Temporary Global Note may not exchanged for a Definitive Registered Note prior to (A) the expiration of the Restricted Period and (B) receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02, the Authenticating Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and registered and in the names set forth in the instructions received by the Registrar.

(h)           Exchanges of Definitive Registered Notes for Book-Entry Interests in Global Notes.  Dollar Definitive Registered Notes cannot be exchanged for Book-Entry Interests in a Sterling Global Note.  Sterling Definitive Registered Notes cannot be exchanged for Book-Entry Interests in a Dollar Global Note.  2025 Sterling Definitive Registered Notes cannot be exchanged for Book-Entry Interests in a 2029 Sterling Global Note.  2029 Sterling Definitive Registered Notes cannot be exchanged for Book-Entry Interests in a 2025 Sterling Global Note.  Any Holder of a Definitive Registered Note may exchange such Note for a Book-Entry Interest in a Global Note if such exchange complies with Section 2.07(b) above and the Registrar receives the following documentation:

(1)           if the Holder of a 144A Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a 144A Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (b) thereof; or

(2)           if the Holder of a Regulation S Definitive Registered Notes proposes to exchange such Notes for a Book-Entry Interest in a Regulation S Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (b) thereof.

Upon satisfaction of the foregoing conditions, the Trustee shall (i) cancel such Note pursuant to Section 2.12; (ii) record such exchange on the Register; (iii) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such exchange; and (iv) thereafter, return the Global Note to the Custodian or the Common Depositary, as applicable, together with all information regarding the Participant accounts to be credited in connection with such exchange.

(i)            Transfer of Definitive Registered Notes for Definitive Registered Notes.  Dollar Definitive Registered Notes cannot be transferred to persons who take delivery thereof in the form of Sterling Definitive Registered Notes.  Sterling Definitive Registered Notes cannot be transferred to persons who take delivery thereof in the form of Dollar Definitive Registered Notes.  2025 Sterling Definitive Registered Notes cannot be transferred to persons who take delivery thereof in the form of 2029 Sterling Definitive Registered Notes.  2029 Sterling Definitive Registered Notes cannot be transferred to persons who take delivery thereof in the form of 2025 Sterling Definitive Registered Notes.  Any Holder of a Definitive Registered Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Registered Notes if the transfer complies with Section 2.07(b) above and the Registrar receives the following additional documentation:

(1)           in the case of a transfer by a Holder of Definitive Registered Notes pursuant to Regulation S, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

(2)           in the case of a transfer by a Holder of Definitive Registered Notes to a QIB in reliance on Rule 144A, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof.

Upon the receipt of any Definitive Registered Note, the Trustee shall cancel such Note pursuant to Section 2.12 and complete and deliver to the Issuer (i) in the case of a transfer pursuant to Section 2.07(i)(1), a Regulation S Definitive Registered Note and (ii) in the case of a transfer pursuant to Section 2.07(i)(2), a 144A Definitive Registered Note.  The Registrar shall record the transfer in the Register and cause all Definitive Registered Notes issued in exchange in connection with a transfer pursuant to this Section 2.07(i) to bear the Private Placement Legend.

The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02, the Authenticating Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Definitive Registered Notes so transferred and registered in the names set forth in the instructions received by the Registrar.

(j)            Legends.

(1)           Private Placement Legend.  The following legend shall appear on the face of all Notes issued under this Indenture, unless the Issuer determines otherwise in compliance with applicable law:

“THIS SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND THIS SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY] AND [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THIS OFFERING AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTIONS (AS DEFINED IN RULE 209 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ACCEPTING THIS NOTE (OR AN INTEREST IN THE NOTES REPRESENTED HEREBY) EACH ACQUIRER AND EACH TRANSFEREE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT, AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN IT WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), AN EMPLOYEE BENEFIT PLAN (AS DEFINED

IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (“CODE”), APPLIES, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3 101 (AS MODIFIED BY SECTION 3(42) OF ERISA)), BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S AND/OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH OR NON U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH A GOVERNMENTAL, CHURCH OR NON U.S. PLAN, OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR AN INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON U.S. PLAN, A NON EXEMPT VIOLATION OF ANY SIMILAR LAWS); (2) NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975 OF THE CODE OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THIS NOTE, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THIS NOTE, AND NO ADVICE PROVIDED BY THE ISSUER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF THE PURCHASER OR HOLDER IN CONNECTION WITH THIS NOTE AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THIS NOTE; AND (3) IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT IS DEEMED TO MAKE THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE.”

(2)           Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE [IN THE CASE OF DOLLAR GLOBAL NOTES: CUSTODIAN/ IN THE CASE OF STERLING GLOBAL NOTES: COMMON DEPOSITARY] (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE; (II) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION

2.07 OF THE INDENTURE; AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE.”

(3)           Regulation S Temporary Global Note Legend.  The following legend shall appear on the face of all Regulation S Temporary Global Notes issued under this Indenture, unless the Issuer determines otherwise in compliance with applicable law:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT.  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT IN ACCORDANCE WITH THE INDENTURE.”

(k)           Cancellation.  At such time as all Book-Entry Interests have been exchanged for Definitive Registered Notes or all Global Notes have been redeemed or repurchased, the Global Notes shall be returned to the Trustee for cancellation in accordance with Section 2.12.

(l)            General Provisions Relating to Registration of Transfers and Exchanges.  To permit registration of transfers and exchanges, the Issuer shall execute and the Authentication Agent shall authenticate Global Notes and Definitive Registered Notes upon the Issuer’s order in accordance with the provisions of Section 2.02.

(1)           No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any taxes, duties or governmental charge payable in connection therewith (other than any such taxes, duties or governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 4.10, 4.14 and 9.05).

(2)           All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Issuer and the Guarantors, evidencing the same debt and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

(3)           The Issuer shall not be required to register the transfer of or, to exchange, Definitive Registered Notes (A) for a period beginning at the opening of business 15 calendar days before any Redemption Date and ending at the close of business on the Redemption Date; (B) for a period beginning at the opening of business 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part, and ending at the close of business on the date on which such Notes are selected; (C) for a period of 15 calendar days before any Regular Record Date with respect to any Interest Payment Date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Disposition Offer.

(4)           As soon as practicable after delivering any Global Note or Definitive Registered Note, the Registrar shall supply to the Trustee and the Agents all relevant details of the Notes delivered.

(5)           The Issuer shall not be required to register the transfer or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The Trustee shall have no responsibility for any actions or omissions of the Depositary.

Section 2.08          Replacement Notes

(a)           If any mutilated Note is surrendered to a Paying Agent, the Registrar or the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Authenticating Agent, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s and/or the Authenticating Agent’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Note is replaced.  The Issuer and the Trustee may charge for their expenses in replacing a Note, including reasonable fees and expenses of counsel.  In the event any such mutilated, lost, destroyed or stolen Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

(b)           The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or stolen Notes.

(c)           Every replacement Note issued pursuant to this Section 2.08 is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09          Outstanding Notes

The Notes outstanding at any time are all the Notes authenticated by the Authenticating Agent except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.  Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a).

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

Section 2.10          Treasury Notes

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.11          Temporary Notes

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Authenticating Agent, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12          Cancellation

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy cancelled Notes.  Certification of the destruction of all cancelled Notes will be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13          Defaulted Interest

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14          CUSIP, ISIN or Common Code Number

The Issuer in issuing the Notes may use a “CUSIP”, “ISIN” or “Common Code” number and, if so, such CUSIP, ISIN or Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes

Section 2.15          Deposit of Moneys

One Business Day prior to each Interest Payment Date, the maturity date of the Notes, each Redemption Date and each payment date relating to an Asset Disposition Offer or a Change of Control Offer, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, the Issuer shall deposit with the Principal Paying Agent in immediately available funds money in dollars and/or sterling sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date, Redemption Date, the payment date relating to an Asset Disposition or a Change of Control Offer, or Business Day, as the case may be.  All such payments so made to the Principal Paying Agent, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any Note.  Subject to receipt of such funds by such time, the Principal Paying Agent and each Paying Agent shall remit such payment in a timely manner to the Holders on such Interest Payment Date, maturity date, Redemption Date, the payment date relating to an Asset Disposition or a Change of Control Offer, or Business Day, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.01          Notices to Trustee

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or Section 4.14(d), they must furnish to the Trustee, at least 10 days but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth:

(1)           the clause of this Indenture pursuant to which the redemption shall occur;

(2)           the Redemption Date and the record date;

(3)           the principal amount of Notes to be redeemed;

(4)           the redemption price; and

(5)           the CUSIP, ISIN or Common Code numbers, as applicable.

Section 3.02          Selection of Notes to Be Redeemed or Purchased

If less than all of the 2025 Sterling Notes, the 2029 Sterling Notes or the Dollar Notes, as the case may be, are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Global Notes, pursuant to the applicable procedures of the relevant Depositary) unless otherwise required by law or applicable stock exchange or depositary requirements.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis (or, in the case of Global Notes, based on the procedures of the applicable Depositary) unless otherwise required by law or applicable stock exchange or depositary requirements, although no Sterling Notes of £100,000 in original principal amount or less or no Dollar Notes of $200,000 in original principal amount or less can be redeemed in part.  The Trustee will not be liable for selections made by it in accordance with this paragraph.  If any 2025 Sterling Note, 2029 Sterling Note or Dollar Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Section 3.03          Notice of Redemption

Subject to the provisions of Section 3.07, at least 10 days but not more than 60 days before a Redemption Date, the Issuer will deliver or cause to be delivered, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12.

The notice will identify the Notes to be redeemed and will state:

(1)           the Redemption Date and the record date;

(2)           the redemption price;

(3)           the CUSIP, ISIN and/or Common Code number(s), if any;

(4)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(5)           the name and address of the Paying Agent;

(6)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7)           that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date (or such other date specified in Section 4.14(d) to the extent applicable);

(8)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(9)           that no representation is made as to the correctness or accuracy of the CUSIP, ISIN and/or Common Code, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 15 days prior to the Redemption Date or such shorter period as the Trustee may agree, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any notices in connection with such redemption shall be given by the Issuer or the Company pursuant to Section 13.01(d) and Section 13.01(e), as applicable.

Section 3.04          Effect of Notice of Redemption

Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price; provided, however, that a notice of redemption may be conditional except as otherwise set forth in this Article 3.

Section 3.05          Deposit of Redemption or Purchase Price

One Business Day prior to the Redemption Date or repurchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or repurchased on that date.  The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date or repurchase date (or such other date specified in Section 4.14(d) to the extent applicable), interest will cease to accrue on the Notes or the portions of Notes called for redemption or repurchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or repurchase is not so paid upon surrender for redemption or repurchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or repurchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06          Notes Redeemed or Repurchased in Part

Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided that any Definitive Registered Note shall be in a principal amount of £100,000 and integral multiples of £1,000 above £100,000 in the case of the Sterling Notes and shall be in a principal amount of $200,000 and integral multiples of $1,000 above $200,000 in the case of the Dollar Notes.

Section 3.07          Optional Redemption

(a)           Except as set forth in Section 3.07(b), Section 3.07(c), Section 3.07(e), Section 3.07(f), Section 3.07(h), Section 3.11 and Section 4.14(d), the Dollar Notes and the 2025 Sterling Notes are not redeemable until January 15, 2019 and the 2029 Sterling Notes are not redeemable until January 15, 2021.

(b)           At any time prior to January 15, 2019, the Issuer may redeem during each 12 month period commencing with the Issue Date up to 10% of the original aggregate principal amount of the 2025 Sterling Notes and/or the Dollar Notes outstanding at its option, from time to time, upon not less than 10 nor more than 60 days’ prior notice, in amounts, in the case of 2025 Sterling Notes, of £100,000 and in integral multiples of £1,000 in excess thereof and, in the case of Dollar Notes, of $200,000 and in integral multiples of $1,000 in excess thereof, at a redemption price equal to 103% of the principal amount of the 2025 Sterling Notes and Dollar Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Any redemption and notice pursuant to this Section 3.07(b) may, in the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent.  For the avoidance of doubt, the Issuer may choose to redeem 2025 Sterling Notes and Dollar Notes, either together or separately pursuant to this Section 3.07(b).

If the optional Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the 2025 Sterling Note or Dollar Note is registered at the close of business on such record date and no additional interest will be payable to Holders whose 2025 Sterling Notes and/or Dollar Notes will be subject to redemption by the Issuer.

(c)           At any time prior to January 15, 2019, the Issuer may also redeem all, or from time to time a part, of the 2025 Sterling Notes and/or the Dollar Notes upon not less than 10 nor more than 60 days’ notice, in amounts, in the case of 2025 Sterling Notes, of £100,000 and in integral multiples of £1,000 in excess thereof and, in the case of Dollar Notes, of $200,000 and in integral multiples of $1,000 in excess thereof, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Additional Amounts, if any, to, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Any redemption and notice pursuant to this Section 3.07(c) may, in the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent.  For the avoidance of doubt, the Issuer may choose to redeem 2025 Sterling Notes and Dollar Notes, either together or separately pursuant to this Section 3.07(c).

If the optional Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the 2025 Sterling Note or Dollar Note is registered at the close of business on such record date and no additional interest will be payable to Holders whose 2025 Sterling Notes and/or Dollar Notes will be subject to redemption by the Issuer.

(d)           On or after January 15, 2019, the Issuer may redeem all or, from time to time, a part of the 2025 Sterling Notes and/or the Dollar Notes upon not less than 10 nor more than 60 days’ notice, in amounts, in the case of 2025 Sterling Notes, of £100,000 and in integral multiples of £1,000 in excess thereof, and in the case of Dollar Notes, of $200,000 and in integral multiples of $1,000 in excess thereof, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest and Additional Amounts, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on January 15 of the years set out below:

	Redemption Price
Year	2025 Sterling Notes	Dollar Notes
2019	102.750%	102.750%
2020	101.833%	101.833%
2021 and thereafter	100.000%	100.000%

Any redemption and notice pursuant to this Section 3.07(d) may, in the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent.  For the avoidance of doubt, the Issuer may choose to redeem 2025 Sterling Notes and Dollar Notes, either together or separately pursuant to this Section 3.07(d).

If the optional Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the 2025 Sterling Note or Dollar Note is registered at the close of business on such record date and no additional interest will be payable to Holders whose 2025 Sterling Notes and/or Dollar Notes will be subject to redemption by the Issuer.

(e)           At any time prior to January 15, 2021, the Issuer may redeem during each 12 month period commencing with the Issue Date up to 10% of the original aggregate principal amount of the 2029 Sterling Notes outstanding at its option, from time to time, upon not less than 10 nor more than 60 days’ prior notice, in amounts of £100,000 and in integral multiples of £1,000 in excess thereof, at a redemption price equal to 103% of the principal amount of the 2029 Sterling Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Any redemption and notice pursuant to this Section 3.07(e) may, in the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent.

If the optional Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the 2029 Sterling Note is registered at the close of business on such record date and no additional interest will be payable to Holders whose 2029 Sterling Notes will be subject to redemption by the Issuer.

(f)            At any time prior to January 15, 2021, the Issuer may also redeem all, or from time to time a part, of the 2029 Sterling Notes upon not less than 10 nor more than 60 days’ notice, in amounts of £100,000 and in integral multiples of £1,000 in excess thereof, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Additional Amounts, if any, to, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Any redemption and notice pursuant to this Section 3.07(f) may, in the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent.

If the optional Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the 2029 Sterling Note is registered at the close of business on such record date and no additional interest will be payable to Holders whose 2029 Sterling Notes will be subject to redemption by the Issuer.

(g)           On or after January 15, 2021, the Issuer may redeem all or, from time to time, a part of the 2029 Sterling Notes upon not less than 10 nor more than 60 days’ notice, in amounts of £100,000 and in integral multiples of £1,000 in excess thereof, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest and Additional Amounts, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on January 15 of the years set out below:

Redemption Price
Year	2029 Sterling Notes
2021	103.125%
2022	102.083%

2023	101.042%
2024 and thereafter	100.000%

Any redemption and notice pursuant to this Section 3.07(g) may, in the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent.

If the optional Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the 2029 Sterling Note is registered at the close of business on such record date and no additional interest will be payable to Holders whose 2029 Sterling Notes will be subject to redemption by the Issuer.

(h)           At any time, or from time to time, prior to January 15, 2017, the Issuer may, at its option, use the Net Cash Proceeds of one or more Equity Offerings (except for sales of Capital Stock of a Parent the proceeds of which are contributed as Subordinated Shareholder Loans) to redeem, upon not less than 10 nor more than 60 days’ notice, in amounts, in the case of Sterling Notes, of £100,000 and in integral multiples of £1,000 in excess thereof and, in the case of Dollar Notes, of $200,000 and in integral multiples of $1,000 in excess thereof, up to 40% of the principal amount of the Notes issued under this Indenture (including the principal amount of any Additional Notes) at a redemption price of 105.500% of the principal amount of the 2025 Sterling Notes and/or Dollar Notes and 106.250% of the principal amount of the 2029 Sterling Notes, plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that:

(1)           at least 60% of the principal amount of each of the 2025 Sterling Notes, the 2029 Sterling Notes and the Dollar Notes (which includes Additional Notes, if any) issued under this Indenture remains outstanding immediately after any such redemption; and

(2)           the Issuer makes such redemption not more than 90 days after the consummation of any such Equity Offering.

Any redemption and notice pursuant to this Section 3.07(h) may, in the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent.  For the avoidance of doubt, the Issuer may choose to redeem each series of Notes, either together or separately pursuant to this Section 3.07(h).

If the optional Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

(i)            Any redemption pursuant to this Section 3.07 and Section 4.14(d) shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08          [Reserved]

Section 3.09          [Reserved]

Section 3.10          Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.11          Redemption for Changes in Withholding Tax

The Issuer may redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), and Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuer determines that, as a result of:

(1)           any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2)           any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Issuer is, or on the next Interest Payment Date in respect of the Notes would be, required to pay more than de minimis Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to it (including, without limitation, by appointing a new or additional paying agent in another jurisdiction).  The Change in Tax Law must become effective on or after the date of the Offering Memorandum.  In the case of a successor to the Issuer, the Change in Tax Law must become effective after the date that such entity first makes payment on the Notes.  Notice of redemption for taxation reasons will be given by the Issuer or the Company in accordance with Section 3.03.  Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.  Prior to the publication, delivery or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee (a) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that it cannot avoid the obligations to pay Additional Amounts by taking reasonable measures available to it; and (b) an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist.  The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the existence of satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.

The foregoing provisions will apply mutatis mutandis to any successor to the Issuer after such successor person becomes a party to this Indenture.

Section 3.12          Offer to Purchase by Application of Excess Proceeds

In the event that, pursuant to Section 4.10, the Issuer is required to make an offer to all Holders to purchase Notes (an “Asset Disposition Offer”), it will follow the procedures specified below.

The Asset Disposition Offer shall be made to all Holders and to the extent required by the terms of other Indebtedness of the Issuer or any Subsidiary Guarantor that does not constitute Subordinated Obligations, to all holders of such other Indebtedness outstanding with similar provisions requiring the Issuer or such Subsidiary Guarantor to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition (“Other Asset Disposition Indebtedness”), to purchase the maximum principal amount of Notes and any such Other Asset Disposition Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Other Asset Disposition Indebtedness plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Section 3.12 or the agreements governing the Other Asset Disposition Indebtedness, as applicable, in each case in a principal amount of £100,000 and in integral multiples of £1,000 in excess thereof, in the case of the Sterling Notes and $200,000 and in integral multiples of $1,000 in excess thereof, in the case of the Dollar Notes.

To the extent that the aggregate amount of Notes and Other Asset Disposition Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes in any manner not prohibited by this Indenture.  If the aggregate principal amount of Notes surrendered by Holders thereof and Other Asset Disposition Indebtedness surrendered by Holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Other Asset Disposition Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Other Asset Disposition Indebtedness.  For the purposes of calculating the principal amount of any such Indebtedness not denominated in sterling, such Indebtedness shall be calculated by converting any such principal amounts into their Sterling Equivalent determined as of a date selected by the Issuer or the Company that is within the Asset Disposition Offer Period.  Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer, insofar as it relates to the Notes, will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”).  No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Issuer will purchase the principal amount of Notes and Other Asset Disposition Indebtedness required to be purchased pursuant to this Section 3.12 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Other Asset Disposition Indebtedness validly tendered in response to the Asset Disposition Offer.

Any Net Available Cash payable in respect of the Notes pursuant to this Section 3.12 will be apportioned between the 2025 Sterling Notes, the 2029 Sterling Notes and the Dollar Notes in proportion to the respective aggregate principal amounts of 2025 Sterling Notes, 2029 Sterling Notes and Dollar Notes validly tendered and not withdrawn, based upon the Sterling Equivalent of such principal amount of Dollar Notes determined as of a date selected by the Company that is within the Asset Disposition Offer Period.  To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than the currency in which the relevant Notes are denominated, the amount thereof payable in respect of such Notes shall not exceed the net amount of funds in the currency in which such Notes are denominated that is actually received by the Issuer upon converting such portion into such currency.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

Upon the commencement of an Asset Disposition Offer, the Issuer will deliver a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer.  The notice, which will govern the terms of the Asset Disposition Offer, will state:

(1)           that the Asset Disposition Offer is being made pursuant to this Section 3.12 and Section 4.10 and the length of time the Asset Disposition Offer will remain open;

(2)           the Asset Disposition Offer Amount, the purchase price and the Asset Disposition Purchase Date;

(3)           that any Note not tendered or accepted for payment will continue to accrue interest;

(4)           that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest after the Asset Disposition Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in denominations of £100,000 and in integral multiples of £1,000 in excess thereof, in the case of the Sterling Notes, and $200,000 and in integral multiples of $1,000 in excess thereof, in the case of the Dollar Notes;

(6)           that Holders electing to have Notes purchased pursuant to any Asset Disposition Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Asset Disposition Purchase Date;

(7)           that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Disposition Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)           that, if the aggregate principal amount of Notes and Other Asset Disposition Indebtedness surrendered by Holders thereof exceeds the Asset Disposition Offer Amount, the Issuer will select the Notes and Other Asset Disposition Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such Other Asset Disposition Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of £100,000 and in integral multiples of £1,000 in excess thereof, in the case of the Sterling Notes, and $200,000 and in integral multiples of $1,000 in excess thereof, in the case of the Dollar Notes, will be purchased); and

(9)           that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Asset Disposition Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Other Asset Disposition Indebtedness or portions of Notes and Other Asset Disposition Indebtedness so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Other Asset Disposition Indebtedness so validly tendered and not properly withdrawn, in each case in a principal amount of £100,000 and in integral multiples of £1,000 in excess thereof, in the case of the Sterling Notes and $200,000 and in integral multiples of $1,000 in excess thereof, in the case of the Dollar Notes.  The Company will deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.12.  The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or Holder or lender of Other Asset Disposition Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Other Asset Disposition Indebtedness so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of £100,000 and in integral multiples of £1,000 in excess thereof, in the case of the Sterling Notes and $200,000 and in integral multiples of $1,000 in excess thereof, in the case of the Dollar Notes.  In addition, the Issuer will take any and all other actions required by the agreements governing the Other Asset Disposition Indebtedness.  Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof.  The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant an Asset Disposition Offer.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.12 or Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

Other than as specifically provided in this Section 3.12, any purchase pursuant to this Section 3.12 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

ARTICLE 4.
COVENANTS

Section 4.01          Payment of Notes

(a)           The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Principal Paying Agent, if other than the Issuer, holds on the Business

Day prior to the due date, money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium and Additional Amounts, if any, and interest then due.

Principal of, interest, premium and Additional Amounts, if any, on Global Notes will be payable at the corporate trust office or agency of the Principal Paying Agent maintained in the City of London for such purposes and at the corporate trust office or agency of the Paying Agent maintained in the Borough of Manhattan, City of New York, for such purposes.  All payments on the Global Notes will be made by transfer of immediately available funds to an account of the Holder of the Global Notes in accordance with instructions given by that Holder.

Principal of, interest, premium and Additional Amounts, if any, on any Definitive Registered Notes will be payable at the corporate trust office or agency of any Paying Agent in any location required to be maintained for such purposes pursuant to Section 2.03.  In addition, interest on Definitive Registered Notes may be paid by check mailed to the person entitled thereto as shown on the Register for such Definitive Registered Notes.

(b)           The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue instalments of interest and Additional Amounts (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02          The Maintenance of Office or Agency

The Issuer shall maintain the offices and agencies specified in Section 2.03.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations to maintain an office or agency in Luxembourg for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03          Reports

(a)           So long as the Notes are outstanding, the Issuer will furnish to the Trustee without cost to the Trustee (who, at the Issuer’s expense, will furnish to the Holders), and, in each case of clauses (2) and (3) of this Section 4.03(a), will post on its website (or make similar disclosure); provided, however, that to the extent any reports are filed on the SEC’s website or the Company’s website, such reports shall be deemed to be furnished to the Trustee and the Holders:

(1)           within 150 days after the end of each fiscal year ending subsequent to the Issue Date, an annual report of the Virgin Reporting Entity, containing the following information: (a) audited combined or consolidated balance sheets of the Virgin Reporting Entity as of the end of the two most recent fiscal years and audited combined or consolidated income statements and statements of cash flow of the Virgin Reporting Entity for the three most recent fiscal years, in each case prepared in accordance with GAAP, including appropriate footnotes to such financial statements, and a report of the independent public accountants on the financial statements; (b) to the extent relating to such annual periods, an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, liquidity and capital resources, and critical accounting policies; and (c) to the extent not included in the audited financial statements or operating and financial review, a description of the business, management and shareholders of the Virgin Reporting Entity and its Subsidiaries and a description of all material debt instruments; provided, however, that such reports need not (i) contain any segment data other than as required under GAAP in its financial reports with respect to the period presented, (ii) include any exhibits or (iii) include separate financial statements for any Affiliates of the Virgin Reporting Entity or any acquired businesses;

(2)                                 within 60 days after each of the first three fiscal quarters in each fiscal year, a quarterly report of the Virgin Reporting Entity containing the following information: (a) unaudited consolidated financial statements of the Virgin Reporting Entity for such period, prepared in accordance with GAAP, and (b) a financial review of such period including a comparison against the prior year’s comparable period), consisting of a discussion of (i) the results of operations and financial condition of the Virgin Reporting Entity on a consolidated basis, and material changes between the current period and the prior year’s comparable period and (ii) material developments in the business of the Virgin Reporting Entity and its Subsidiaries, (c) financial information and trends in the business in which the Virgin Reporting Entity and its Subsidiaries are engaged and (d) information with respect to any material acquisition or disposal during the period provided, however, that such reports need not (i) contain any segment data other than as required under GAAP in its financial reports with respect to the period presented, (ii) include any exhibits or (iii) include separate financial statements for any Affiliates of the Virgin Reporting Entity or any acquired businesses; and

(3)                                 within 10 days after the occurrence of such event, information with respect to (a) any change in the independent public accountants of the Virgin Reporting Entity (unless such change is made in conjunction with a change in the auditor of the Ultimate Parent), (b) any material acquisition or disposal, and (c) any material development in the business of the Company and the Restricted Subsidiaries.

(b)                                 If the Company has designated any of the Restricted Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries constitute Significant Subsidiaries of the Company, then the annual and quarterly information required by clauses (1) and (2) of Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto or in a separate report delivered therewith, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(c)                                  Following any election by the Company to change its accounting principles in accordance with the definition of GAAP set forth in Section 1.01, the annual and quarterly information required by clauses (1) and (2) of the first paragraph of this Section 4.03 shall include any reconciliation presentation required by clause 2(a) of the definition of GAAP set forth in Section 1.01.

(d)                                 Notwithstanding the foregoing, the Company may satisfy its obligations under clauses (1) and (2) of Section 4.03(a) by delivering the corresponding consolidated annual and quarterly reports of VM FinanceCo or any Parent of VM FinanceCo.

(e)                                  To the extent any material differences exist between the management, business, assets, shareholding or results of operations or financial condition of the Virgin Reporting Entity, VM FinanceCo or such Parent (as the case may be) and the Company, the annual and quarterly reports shall give a reasonably detailed description of such differences and include an unaudited reconciliation of the Company’s financial statements to the financial statements of the Virgin Reporting Entity, VM FinanceCo or such Parent (as the case may be); provided, however, that if the total revenues, Consolidated EBITDA or Total Assets of the Virgin Reporting Entity, VM FinanceCo or such Parent (as the case may be) and its Subsidiaries for any applicable period (on either a historical or pro forma basis) would deviate from any such measurement of the Company and the Restricted Subsidiaries by 5% or more, then a separate annual or quarterly report, as the case may be, shall be provided for the Company (in which case no report need be provided for the Virgin Reporting Entity, VM FinanceCo or such Parent (as the case may be)).

(f)                                   In addition, so long as the Notes remain outstanding and during any period during which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b) of the Exchange Act, the Issuer shall furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04                             Compliance Certificate

(a)                                 The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that, in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default, and further stating whether or not the signers know of any Default that occurred during such period.

(b)                                 The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee within 30 days after the occurrence of any Default or Event of Default an Officer’s Certificate specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05                             Taxes

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06                             Stay, Extension and Usury Laws

The Issuer and the Guarantors agree (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuer and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                             Limitation on Restricted Payments

(a)                                 The Company will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly:

(1)                                 to declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of the Restricted Subsidiaries) except:

(A)                               dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or Subordinated Shareholder Loans; and

(B)                               dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

(2)                                 to purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Parent of the Company or any Affiliate Guarantor held by Persons other than the Company or a Restricted Subsidiary;

(3)                                 to purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than (x) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement or (y) Indebtedness permitted under Section 4.09(b)(2); or

(4)                                 to make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) is referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A)                               a Default shall have occurred and be continuing (or would result therefrom); or

(B)                               the Company and the Restricted Subsidiaries are not able to Incur an additional £1.00 of Indebtedness pursuant to Section 4.09(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

(C)                               the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors or senior management of the Company) declared or made subsequent to July 25, 2006 and not returned or rescinded would exceed the sum of:

(i)                                    50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after July 25, 2006 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)                                 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors or senior management of the Company, of marketable securities, or other property or assets, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or Subordinated Shareholder Loans or other capital contributions subsequent to July 25, 2006 (other than (x) Net Cash Proceeds received from an issuance or sale of such Capital Stock to the Company or a Restricted Subsidiary or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination or (y) Excluded Contributions;

(iii)                              100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors or senior management of the Company, of marketable securities, or other property or assets, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary) by the Company or any Restricted Subsidiary subsequent to July 25, 2006 of any Indebtedness that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) or Subordinated Shareholder Loans;

(iv)                             the amount equal to the net reduction in Restricted Investments made by the Company or any of the Restricted Subsidiaries subsequent to July 25, 2006 resulting from:

(A)                         repurchases, redemptions or other acquisitions or retirements of any such Restricted Investment, proceeds realized upon the sale or other disposition to a Person other than the Company or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Company or any Restricted Subsidiary; or

(B)                         the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued, in each case, as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included in Consolidated Net Income for the purposes of the preceding clause (i) to the extent that it is (at the Company’s option) included under this clause (iv);

(v)                                without duplication of amounts included in clause (iv), the amount by which Indebtedness of the Company is reduced on the Company’s Consolidated balance sheet upon the conversion or exchange of any Indebtedness of the Company issued after July 25, 2006, which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company issued to Persons not including the Company (less the amount of any cash or the Fair Market Value of other property or assets distributed by the Company upon such conversion or exchange); and

(vi)                             100% of the Net Cash Proceeds and the fair market value (as determined in accordance with the next succeeding paragraph of this Section 4.07(a)) of marketable securities, or other property or assets, received by the Company or any of the Restricted Subsidiaries in connection with: (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock of an Unrestricted Subsidiary; and (B) any dividend or distribution made by an Unrestricted Subsidiary to the Company or a Restricted Subsidiary; provided, however, that no amount will be included in Consolidated Net Income for the purposes of the preceding clause (i) to the extent that it is (at the Company’s option) included under this clause (vi).

For purposes of calculating the aggregate amount of Restricted Payments under clause (4)(C) above declared or made subsequent to July 25, 2006 and prior to the Issue Date, any Restricted Payment which was not included in the calculation of the amount of Restricted Payments under Section 4.07(a)(C) of the 2006 Indenture shall also not be included in such calculation under clause 4(C) above.

The fair market value of property or assets other than cash, for purposes of this Section 4.07, shall be the fair market value thereof as determined in good faith by the Board of Directors or senior management of the Company.

(b)                                 Section 4.07(a) will not prohibit:

(1)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Subordinated Shareholder Loans or Subordinated Obligations of the Company made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the sale within 90 days of, Capital Stock of the Company (other than Disqualified Stock or Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), Subordinated Shareholder Loans or a substantially concurrent capital contribution to the Company; provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale or issuance of Capital Stock or Subordinated Shareholder Loans or from such capital contribution will be excluded from clause (4)(C)(ii) of Section 4.07(a);

(2)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or such Restricted Subsidiary that is permitted to be Incurred pursuant to Section 4.09 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(3)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the sale within 90 days of, Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.09 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(4)                                 dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(5)                                 the purchase, repurchase, defeasance, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed an amount equal to £20.0 million in the aggregate during any calendar year (with any unused amounts in any preceding calendar year being carried over to the succeeding calendar year); provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

(6)                                 the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 4.09; provided, however, that such dividends will be excluded from subsequent calculations of the amount of Restricted Payments;

(7)                                 purchases, repurchases, redemptions, defeasance or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(8)                                 the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 4.14 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 3.12 and Section 4.10; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in Section 3.12, Section 4.10 or Section 4.14, as the case may be, with respect to the Notes and have completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; and provided, further, that such purchase, redemption or other acquisition of Subordinated Obligations will be excluded from subsequent calculations of the amount of Restricted Payments; or (iii) (a) consisting of Acquired Indebtedness (other than Indebtedness Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary) and (b) at a purchase price not greater than 100% of the principal amount of such Subordinated Obligation plus accrued and unpaid interest and any premium required by the terms of any Acquired Indebtedness;

(9)                                 dividends, loans, advances or distributions to any Parent or other payments by the Company or any Restricted Subsidiary in amounts equal to:

(A)                               the amounts required for any Parent to pay Parent Expenses;

(B)                               the amounts required for any Parent to pay Public Offering Expenses or fees and expenses related to any other equity or debt offering of such Parent that are directly attributable to the operation of the Company and the Restricted Subsidiaries;

(C)                               the amounts required for any Parent to pay Related Taxes or, without duplication, pursuant to the Tax Sharing Agreement; and

(D)                               amounts constituting payments satisfying the requirements of clauses (11) and (12) of Section 4.11(b);

provided, that such dividends, loans, advances, distributions or other payments will be excluded from subsequent calculations of the amount of Restricted Payments;

(10)                          Investments in an aggregate amount outstanding at any time not to exceed the aggregate cash amount of Excluded Contributions, or consisting of non-cash Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this clause, provided that the amount of such Investments will be excluded from subsequent calculations of the amount of Restricted Payments;

(11)                          payments by the Company, or loans, advances, dividends or distributions to any parent company of the Company to make payments to holders of Capital Stock of the Company or any parent company of the Company in lieu of the issuance of fractional shares of such Capital Stock; provided that the net amount of such payments will be excluded from subsequent calculations of the amount of Restricted Payments;

(12)                          [Reserved];

(13)                          so long as no Default or Event of Default of the type specified in clauses (1) or (2) under Section 6.01(a) has occurred and is continuing, any Restricted Payment to the extent that, after giving pro forma effect to any such Restricted Payment, the Consolidated Net Leverage Ratio for the Company would not exceed 4.00 to 1.00, provided that the net amount of such payments will be included in subsequent calculations of the amount of Restricted Payments;

(14)                          Restricted Payments in an aggregate amount at any time outstanding, when taken together with all other Restricted Payments made pursuant to this clause (14), not to exceed the greater of (i) £100.0 million and (ii) 3.0% of Total Assets, in the aggregate in any calendar year (with any unused amounts in any preceding calendar year being carried over to the succeeding calendar year); provided that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(15)                          payments permitted by the Intercreditor Deeds or any Additional Intercreditor Deed for purposes of making corresponding payments on (i) the Convertible Senior Notes and the Existing Senior Notes and other Indebtedness of VM FinanceCo or any other Parent Guarantor that is guaranteed by the Company or any of the Restricted Subsidiaries pursuant to Section 4.09(b)(15) and (ii) any other Indebtedness of Virgin Media or any of its Subsidiaries provided that the net proceeds of any such other Indebtedness described in clause (ii) are or were (A) used in the prepayment, repayment, redemption, defeasance, retirement or purchase of the Convertible Senior Notes, the Existing Senior Notes, other Indebtedness of VM FinanceCo or any other Parent Guarantor that is guaranteed by the Company or any of the Restricted Subsidiaries pursuant to Section 4.09(b)(15) or any Indebtedness of the Company or any Restricted Subsidiary, in each case, in whole or in part, or (B) contributed to or otherwise loaned or transferred to the Company or any Restricted Subsidiary; provided, however, that the amount of such payments will be excluded in subsequent calculations of the amount of Restricted Payments;

(16)                          the distribution, as a dividend or otherwise, of shares of Capital Stock of or, Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries; provided, however, that such distributions will be excluded from subsequent calculations of the amount of Restricted Payments;

(17)                          following a Public Offering of the Company or any Parent, the declaration and payment by the Company or such Parent, or the making of any cash payments, advances, loans, dividends or distributions to any Parent to pay, dividends or distributions on the Capital Stock, common stock or common equity interests of the Company or any Parent; provided that the aggregate amount of all such dividends or distributions under this clause (17) shall not exceed in any fiscal year the greater of (a) 6% of the Net Cash Proceeds received from such Public Offering or subsequent Equity Offering by the Company or contributed to the capital of the Company by any direct or indirect parent company of the Company in any form other than Indebtedness or Excluded Contributions and (b) following the Initial Public Offering, an amount equal to the greater of (i) 7% of the Market Capitalization and (ii) 7% of the IPO Market Capitalization, provided that after giving pro forma effect to the payment of any such dividend or making of any such distribution, the

Consolidated Net Leverage Ratio of the Company and the Restricted Subsidiaries would not exceed 4.00 to 1.00; provided that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(18)                          after the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, distributions (including by way of dividend) consisting of cash, Capital Stock or property or other assets of such Unrestricted Subsidiary that in each case is held by the Company, the Issuer or any Restricted Subsidiary; provided, however, that (x) such distribution or disposition shall include the concurrent transfer of all liabilities (contingent or otherwise) attributable to the property or other assets being transferred; (y) any property or other assets received from any Unrestricted Subsidiary (other than Capital Stock issued by any Unrestricted Subsidiary) may be transferred by way of distribution or disposition pursuant to this clause (18) only if such property or other assets, together with all related liabilities, is so transferred in a transaction that is substantially concurrent with the receipt of the proceeds of such distribution or disposition by the Company or such Restricted Subsidiary; and (z) such distribution or disposition shall not, after giving effect to any related agreements, result nor be likely to result in any material liability, tax or other adverse consequences to the Company and the Restricted Subsidiaries on a consolidated basis; provided further, however, that such distributions will be excluded from the calculation of the amount of Restricted Payments, it being understood that proceeds from the disposition of any cash, Capital Stock or property or other assets of an Unrestricted Subsidiary that are so distributed will not increase the amount of Restricted Payments permitted under Section 4.07(a)(4)(C)(iv);

(19)                          any Restricted Payment on common stock of the Company or any Affiliate Guarantor up to £60.0 million per year; provided, in each case, that such Restricted Payments will be included in the calculation of the amount of Restricted Payments;

(20)                          Restricted Payments at any time outstanding made with the proceeds of any drawings under a Permitted Revolving Credit Facility in an amount not to exceed the Revolving Facility Excluded Amount, provided that, the amount of any Restricted Payment made pursuant to this clause (20) shall be deemed to be reduced (but not below zero) by the aggregate principal amount of any prepayment or repayment (including on a cashless basis) of any such drawings under such Permitted Revolving Credit Facility; provided that, the net amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(21)                          any Business Division Transaction, provided, that after giving pro forma effect thereto, the Company could Incur at least £1.00 of additional Indebtedness under Section 4.09(a) provided that the amount of such Restricted Payments will be excluded from the calculation of Restricted Payments;

(22)                          any prepayment, repayment, repurchase, redemption, retirement, defeasance or other acquisition for value of the Existing Senior Notes and other Indebtedness of VM FinanceCo or any other Parent Guarantor that is guaranteed by the Company or any of the Restricted Subsidiaries pursuant to Section 4.09(b)(15), in an amount not exceeding in any financial year of the Company ten per cent in aggregate principal amount of such Indebtedness or any Restricted Payment to facilitate such transaction; provided that in the event that any such amount available for the prepayment, repayment, repurchase, redemption, retirement, defeasance or other acquisition for value of such Indebtedness in any financial year of the Company is not utilized in full, then the maximum amount available for such purposes in the following financial years of the Company shall be increased by such unutilized amount; provided further that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments; and

(23)                          any Restricted Payment from the Company or any Restricted Subsidiary to the Parent or any other Subsidiary of the Parent which is not a Restricted Subsidiary; provided that such Subsidiary advances the proceeds of any such Restricted Payment to the Company or any other Restricted Subsidiary, as applicable, within three days of receipt thereof and that such Restricted Payments do not exceed an amount equal to 10% of Total Assets at any one time; provided further that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments.

(c)                                  For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories described in clauses (1) through (23) of Section 4.07(b), or is permitted pursuant to Section 4.07(a), the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.

(d)                                 The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.  The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined in good faith by the Board of Directors or senior management of the Company.

Section 4.08                             Limitation on Restrictions on Distributions from Restricted Subsidiaries

(a)                                 The Company will not, and will not permit any Restricted Subsidiary (other than the Issuer and the Affiliate Guarantors) to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than the Issuer and the Affiliate Guarantors) to:

(1)                                 pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

(2)                                 make any loans or advances to the Company or any Restricted Subsidiary; or

(3)                                 transfer any of its property or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and (y) the subordination of (including but not limited to, the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.

(b)                                 Section 4.08(a) will not prohibit:

(1)                                 any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, this Indenture, the

Existing Senior Secured Notes Indentures, the Existing Senior Notes Indentures, the Senior Credit Facility, the Intercreditor Deeds, the Security Documents and any related documentation, in each case, as in effect on the Issue Date;

(2)                                 any encumbrance or restriction pursuant to an agreement or instrument of a Person relating to any Capital Stock or Indebtedness of a Person, Incurred on or before the date on which such Person was acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged or consolidated with or into the Company or any Restricted Subsidiary or in contemplation of such transaction) and outstanding on such date, provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired and provided, further, that for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company;

(3)                                 any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement referred to in clause (1) or (2) of this Section 4.08(b) or this clause (3) or contained in any amendment, supplement or other modification to an agreement referred to in clause (1) or (2) of this Section 4.08(b) or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (1) or (2) of this Section 4.08(b) (as determined in good faith by the Board of Directors or senior management of the Company);

(4)                                 in the case of Section 4.08(a)(3), any encumbrance or restriction:

(A)                               that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(B)                               contained in Liens permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(C)                               pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(5)                                 any encumbrance or restriction pursuant to (A) Purchase Money Obligations for property acquired in the ordinary course of business and (B) Capitalized Lease Obligations permitted under this Indenture, in each case that impose encumbrances or restrictions of the nature described in Section 4.08(a)(3) on the property so acquired;

(6)                                 any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors or senior management of the Company, are necessary to effect such Qualified Receivables Transaction;

(7)                                 any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(8)                                 customary provisions in leases, asset sale, joint venture agreements and other agreements and instruments entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(9)                                 encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, governmental license or order, or required by any regulatory authority;

(10)                          any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(11)                          any encumbrance or restriction pursuant to Currency Agreements, Commodity Agreements or Interest Rate Agreements; and

(12)                          any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 if (a) the encumbrances and restrictions taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in the Senior Credit Facility, the Existing Senior Secured Notes Indentures and the Group Intercreditor Deed, in each case, as in effect on the Issue Date (as determined in good faith by the Board of Directors or senior management of the Company) or (b) such encumbrances and restrictions taken as a whole are not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Board of Directors or senior management of the Company) and, in each case, either (x) the Company reasonably believes that such encumbrances and restrictions will not materially affect the Issuer’s ability to make principal or interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness.

Section 4.09                             Limitation on Indebtedness

(a)                                 The Company will not, and will not permit any of the Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Net Leverage Ratio for the Company and the Restricted Subsidiaries would not exceed 4.00 to 1.00.

(b)                                 Section 4.09(a) will not prohibit the Incurrence of the following Indebtedness:

(1)                                 Indebtedness of the Company and any of the Restricted Subsidiaries under Credit Facilities in the aggregate principal amount at any one time outstanding not to exceed (A) an amount equal to the greater of (i)(a) £3,500.0 million plus (b) the amount of any Credit Facilities incurred under the first paragraph of this covenant or any other provision of the second paragraph of this covenant to acquire any property, other assets or shares of Capital Stock of a Person and (ii) 5.0% of Total Assets, plus (B) any accrual or accretion of interest that increases the principal amount of Indebtedness under Credit Facilities, plus (C) in the case of any refinancing of any Indebtedness permitted under this Section 4.09(b)(1) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(2)                                 Indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary (other than a Receivables Entity); provided, however, that:

(A)                               any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity); and

(B)                               any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity), shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; provided, further, that, if the Issuer or the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Issuer with respect to the Notes or the Company with respect to its Note Guarantee, as the case may be;

(3)                                 (a) Indebtedness of the Issuer represented by the Notes (other than any Additional Notes issued after the Issue Date), (b) Indebtedness of the Guarantors represented by the Note Guarantees and (c) Indebtedness represented by the Security Documents;

(4)                                 any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3) and (15)(a) of this Section 4.09(b)) outstanding on the Issue Date;

(5)                                 any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clauses (3), (4), (5), (6), (15) or (18) of this Section 4.09(b) or Incurred pursuant to Section 4.09(a);

(6)                                 Indebtedness of the Company or a Restricted Subsidiary (i) Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company or any Restricted Subsidiary, (ii) Incurred to provide all or a portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or (iii) Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company or any Restricted Subsidiary (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary); provided, however, that with respect to clauses (i) and (ii) of this Section 4.09(b)(6) only, immediately following the consummation of the acquisition of such Restricted Subsidiary by the Company or such other transaction, (A) the Company and Restricted Subsidiaries would have been able to Incur £1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving pro forma effect to the relevant acquisition or other transaction and the Incurrence of such Indebtedness pursuant to this Section 4.09(b)(6) or (B) the Consolidated Net Leverage Ratio of the Company would not be greater than immediately prior to such acquisition or such other transaction;

(7)                                 Indebtedness under Currency Agreements, Commodity Agreements and Interest Rate Agreements entered into for bona fide hedging purposes of (i) the Company and the Restricted Subsidiaries and (ii) VM FinanceCo, in each case, not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Company);

(8)                                 Indebtedness consisting of (A) mortgage financings, Purchase Money Obligations or other financings, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant, equipment or other assets used or useful in the business of the Company or such Restricted Subsidiary or (B) Indebtedness otherwise Incurred to finance the purchase, lease, rental or cost of design, development, construction, installation or improvement of property (real or personal), plant, equipment or other assets that is used or useful in the business of the Company or such Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Refinancing Indebtedness which refinances, replaces or refunds such Indebtedness, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) will not exceed the greater of (i) £200.0 million and (ii) 2.75% of Total Assets at any time outstanding so long as such Indebtedness exists on the date of, or commissioning of, or contracting for, such purchase, design, development, construction, installation or improvement, or is created within 270 days thereafter;

(9)                                 Indebtedness in respect of (A) workers’ compensation claims, self- insurance obligations, performance, bid, indemnity, surety, judgment, appeal, advance payment, customs, VAT or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or in respect of any government requirement, (B) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business, including letters of credit or similar instruments in respect of self-insurance and workers compensation obligations, (C) the financing of insurance premiums in the ordinary course of business and (D) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(10)                          Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, obligations in respect of earn-outs or adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including the fair market value of non-cash proceeds) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(11)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within thirty Business Days of Incurrence;

(12)                          guarantees by the Issuer or any Guarantor of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than of any Indebtedness Incurred by the Company or Restricted Subsidiary in violation of this Section 4.09); provided, however, that if the Indebtedness being guaranteed is subordinated in right of payment to the Notes or any Note Guarantee, then such guarantee shall be subordinated substantially to the same extent as the relevant Indebtedness guaranteed;

(13)                          [Reserved];

(14)                          Subordinated Shareholder Loans Incurred by the Company;

(15)                          Indebtedness of the Issuer, the Company or any Subsidiary Guarantor Incurred pursuant to (A) the guarantees of the Existing Senior Notes, and (B) any guarantees of other Indebtedness of VM FinanceCo or any other Parent Guarantor provided that for purposes of this clause (B): (i) on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Net Leverage Ratio for the Company would not exceed 5.00 to 1.00 (for the avoidance of doubt, outstanding Indebtedness for the purpose of calculating the Consolidated Net Leverage Ratio under this clause (B) shall include any Indebtedness represented by guarantees by the Company or any of the Restricted Subsidiaries of Indebtedness of VM FinanceCo or any other Parent Guarantor) and (ii) such guarantees shall be subordinated to the Notes and the Subsidiary Guarantees pursuant to the Intercreditor Deeds or any Additional Intercreditor Deed to substantially the same extent, and on substantially the same terms, as the guarantees of the Existing Senior Notes are subordinated to the Notes and the Subsidiary Guarantees on the Issue Date pursuant to the terms of the Intercreditor Deeds;

(16)                          Indebtedness of the Company or any Restricted Subsidiary in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(b)(16) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company from the issuance or sale (other than to the Company or a Restricted Subsidiary) of its Capital Stock or otherwise contributed to the equity of the Company, in each case, subsequent to February 22, 2013 (and in each case, other than through the issuance of Disqualified Stock, Preferred Stock or an Excluded Contribution); provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall be excluded for purposes of making Restricted Payments under Section 4.07(a)(4)(C)(ii) and Section 4.07(a)(4)(C)(iii) and Section 4.07(b)(1) to the extent the Company or any Restricted Subsidiary Incurs Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause (16) to the extent the Company or any Restricted Subsidiary makes a Restricted Payment under Section 4.07(a)(4)(C)(ii) and Section 4.07(a)(4)(C)(iii) and Section 4.07(b)(1).

(17)                          Indebtedness of the Company, the Issuer or any other Restricted Subsidiary relating to any VAT liabilities or deferral of PAYE taxes with the agreement of the U.K. HM Revenue and Customs (including Guarantees by a Restricted Subsidiary in favor of the U.K. HM Revenue and Customs in connection with the U.K. tax liability of the Company or any Restricted Subsidiary (including, without limitation, any VAT liabilities)); and

(18)                          in addition to the items referred to in clauses (1) through (17) of this Section 4.09(b), Indebtedness of the Company and any of the Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (17) and then outstanding, will not exceed the greater of (i) £300.0 million and (ii) 3.0% of Total Assets at any time outstanding.

(c)                                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.09:

(1)                                 in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a) and Section 4.09(b), the Company, in its sole discretion, will classify such item of Indebtedness on the date of its Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses and will be permitted on the date of such Incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 4.09(a) and Section 4.09(b), and, from time to time, may reclassify all or a portion of such Indebtedness, in any manner that complies with this Section 4.09;

(2)                                 guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3)                                 if obligations in respect of letters of credit are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to Section 4.09(b)(1) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4)                                 the principal amount of any Disqualified Stock of the Company, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(5)                                 Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness; and

(6)                                 the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness, Preferred Stock or Disqualified Stock and increases in the amount of Indebtedness due to a change in accounting principles will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09.  The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09, the Company shall be in Default of this Section 4.09).

For purposes of determining compliance with any sterling-denominated restriction on the Incurrence of Indebtedness, the Sterling Equivalent principal amount of Indebtedness denominated in a foreign currency shall be (1) calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable sterling-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such sterling-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (2) if and for so long as any such Indebtedness is subject to an agreement intended to protect against fluctuations in currency exchange rates with respect to the currency in which such Indebtedness is denominated covering principal and interest on such Indebtedness, the swapped rate of such Indebtedness as of the date of the applicable swap.  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company and the Restricted Subsidiaries may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.  The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The Company will not Incur, and will not permit the Issuer or any Guarantor to Incur, any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company, the Issuer or any Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and, if applicable, the Guarantee of the person Incurring such Indebtedness, on substantially identical terms (as determined in good faith by the Board of Directors or senior management of the Company); provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company, the Issuer, any Guarantor or any other Restricted Subsidiary solely by virtue of being unsecured or secured on a junior Lien basis or by virtue of not being Guaranteed or by virtue of the application of waterfall or other payment ordering provisions affecting different tranches of Indebtedness.

For purposes of determining compliance with Section 4.09(a), the Sterling Equivalent principal amount of Indebtedness denominated in a foreign currency (if such Indebtedness has not been swapped into sterling, or if such Indebtedness has been swapped into a currency other than sterling) shall be calculated using the same weighted average exchange rates for the relevant period used in the consolidated financial statements of the Virgin Reporting Entity for calculating the Sterling Equivalent of Consolidated EBITDA denominated in the same currency as the currency in which such Indebtedness is denominated or into which it has been swapped.

Section 4.10                             Limitation on Sales of Assets and Subsidiary Stock

(a)                                 The Company will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Disposition unless:

(1)                                 the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors or senior management of the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2)                                 unless the Asset Disposition is a Permitted Asset Swap, at least 75% of the consideration from such Asset Disposition (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, other than Indebtedness) received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)                                 an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

(A)                               to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Senior Indebtedness of the Company, the Issuer, (including the Notes) or any Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (A), the Company, the Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

(B)                               to the extent the Company or such Restricted Subsidiary elects to invest in or commit to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive agreement or a commitment approved by the Board of Directors or senior management of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 6 months of such 365th day;

provided that pending the final application of any such Net Available Cash in accordance with clause (A) or clause (B) of this Section 4.10(a)(3), the Company or such Restricted Subsidiary may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

(b)                                 Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds”.  On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds £100.0 million, the Issuer will be required to make an Asset Disposition Offer in accordance with Section 3.12.

(c)                                  For the purposes of this Section 4.10, the following will be deemed to be cash:

(1)                                 the assumption by the transferee of Indebtedness (other than Subordinated Obligations) of the Company or any Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor and the release of the Company, such Subsidiary Guarantor or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Issuer will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 4.10(a)(3))(A);

(2)                                 securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)                                 Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition;

(4)                                 consideration consisting of Indebtedness of the Company or any Restricted Subsidiary; and any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.10 that is at that time outstanding, not to exceed the greater of £250.0 million and 5% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(d)                                 The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

Section 4.11                             Limitation on Affiliate Transactions

(a)                                 The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of £15.0 million for such Affiliate Transactions in any fiscal year, unless:

(1)                                 the terms of such Affiliate Transaction are not materially less favorable, taken as a whole, to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and

(2)                                 in the event such Affiliate Transaction involves an aggregate consideration in excess of £100.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company.

(b)                                 Section 4.11(a) will not apply to:

(1)                                 any Restricted Payment permitted to be made pursuant to Section 4.07 or any Permitted Investment;

(2)                                 any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultant plans (including, without limitation, valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) and/or indemnities provided on behalf of officers, employees or directors or consultants approved by the Board of Directors of the Company, in each case in the ordinary course of business;

(3)                                 loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of the Restricted Subsidiaries but in any event not to exceed £10.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

(4)                                 (a) any transaction between or among the Company and a Restricted Subsidiary or between or among Restricted Subsidiaries; and (b) any guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 4.09;

(5)                                 transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which, taken as a whole, are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors of the Company or the senior management of the Company or the relevant Restricted Subsidiary, as applicable, or are on terms no less materially favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(6)                                 [Reserved]

(7)                                 the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary;

(8)                                 the performance of obligations of the Company or any of the Restricted Subsidiaries under (A) the terms of any agreement to which the Company or any of the Restricted Subsidiaries is a party as of or on the Issue Date or (B) any agreement entered into after the Issue Date on substantially similar terms to an agreement under clause (A) of this Section 4.11(b)(8), in each case, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any such agreement or amendment, modification, supplement, extension or renewal to such agreement, in each case, entered into after the Issue Date will be permitted to the extent that its terms are not materially more disadvantageous to the Holders than the terms of the agreements in effect on the Issue Date;

(9)                                 sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

(10)                          the issuance of Capital Stock or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company to any Affiliate;

(11)                          the payment to any Permitted Holder of all reasonable expenses Incurred by any Permitted Holder in connection with its direct or indirect investment in the Company and its Subsidiaries and unpaid amounts accrued for prior periods (but after the Issue Date);

(12)                          the payment to any Parent or Permitted Holder (1) of Management Fees (a) on a bona fide arm’s-length basis in the ordinary course of business or (b) of up to the greater of £15.0 million and 0.5% of Total Assets in any calendar year, (2) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company or (3) of Parent Expenses;

(13)                          guarantees of Indebtedness and other obligations otherwise permitted under this Indenture;

(14)                          if not otherwise prohibited under this Indenture, the issuance of Capital Stock (other than Disqualified Stock) or Subordinated Shareholder Loans (including the payment of cash interest thereon; provided that, after giving pro forma effect to any such cash interest payment, the Consolidated Net Leverage Ratio for the Company and the Restricted Subsidiaries would not exceed 4.00 to 1.00) of the Company to any direct Parent of the Company or any Permitted Holder;

(15)                          arrangements with customers, clients, suppliers, contractors, lessors or sellers of goods or services that are negotiated with an Affiliate, in each case, which are otherwise in compliance with the terms of this Indenture; provided that the terms and conditions of any such transaction or agreement as applicable to the Company and the Restricted Subsidiaries, taken as a whole are fair to the Company and the Restricted Subsidiaries and are on terms not materially less favorable to the Company and the Restricted Subsidiaries than those that could have reasonably been obtained in respect of an analogous transaction or agreement that would not constitute an Affiliate Transaction (in each case, as determined in good faith by the Board of Directors or the senior management of the Company);

(16)                          (a) transactions with Affiliates in their capacity as holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary, so long as such Affiliates are treated no more favorably than holders of such Indebtedness or Capital Stock generally, and (b) transactions with Affiliates in their capacity as borrowers of Indebtedness from the Issuer, the Company or any Restricted

Subsidiary, so long as such Affiliates are not treated materially more favorably in all material respects than holders of such Indebtedness generally;

(17)                          any tax sharing agreement or arrangement and payments pursuant thereto between or among the Ultimate Parent, the Company, the Issuer or any other Person or a Restricted Subsidiary not otherwise prohibited by this Indenture and any payments or other transactions pursuant to a tax sharing agreement between the Company and any other Person or a Restricted Subsidiary and any other Person with which the Company or any of the Restricted Subsidiaries files a consolidated tax return or with which the Company or any of the Restricted Subsidiaries is part of a group for tax purposes;

(18)                          transactions relating to the provision of Intra-Group Services in the ordinary course of business;

(19)                          transactions between any Restricted Subsidiary and VM FinanceCo and/or Virgin Media Communications, or between the Company and VM FinanceCo and/or Virgin Media Communications, in each case, to effect or facilitate a transfer of any property or asset from the Company and/or any Restricted Subsidiary to another Restricted Subsidiary and/or the Company, as applicable;

(20)                          transactions relating to the acquisition of, or investment in, UPC Broadband Ireland by the Company or any Restricted Subsidiary;

(21)                          any transaction reasonably necessary to effect the Post-Closing Reorganizations;

(22)                          any transaction in the ordinary course of business between or among the Company or any Restricted Subsidiary and any Affiliate of the Company that is an Unrestricted Subsidiary or a joint venture or similar entity (including a Permitted Joint Venture) that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Unrestricted Subsidiary, joint venture or similar entity; and

(23)                          commercial contracts entered into in the ordinary course of business between an Affiliate of the Company and the Company or any Restricted Subsidiary that are on arm’s length terms or on a basis that senior management of the Company reasonably believes allocates costs fairly.

Section 4.12                             Limitation on Liens

The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables upon any of their property or assets, other than Permitted Liens.

Section 4.13                             Corporate Existence

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                 its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)                                 the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries (other than the Issuer), if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14                             Change of Control

(a)                                 Upon the occurrence of a Change of Control at any time, the Issuer shall, pursuant to the procedures described in this Section 4.14, offer (the “Change of Control Offer”) to purchase all Notes in whole or in part in denominations of £100,000 and in integral multiples of £1,000 in excess thereof, in the case of the Sterling Notes and in denominations of $200,000 and in integral multiples of $1,000 in excess thereof, in the case of the Dollar Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus any Additional Amounts and accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date); provided, however, that the Issuer shall not be obliged to repurchase Notes as described in this Section 4.14 in the event and to the extent that it has unconditionally exercised its right to redeem all of the Notes pursuant to Section 3.07 or all conditions to such redemption have been satisfied or waived.  No such purchase in part shall reduce the principal amount at maturity of the Notes held by any Holder to below £100,000, in the case of the Sterling Notes and $200,000, in the case of the Dollar Notes.

(b)                                 Unless the Issuer has unconditionally exercised its right to redeem all the Notes as described under Section 3.07 or all conditions to such redemption have been satisfied or waived, within 30 days of any Change of Control, or, at the Issuer’s option, at any time prior to a Change of Control following the public announcement thereof or if a definitive agreement is in place for the Change of Control, the Issuer shall notify the Trustee thereof and give written notice of such Change of Control to each Holder of Notes stating to the extent relevant, among other things:

(1)                                 that a Change of Control has occurred or may occur and the date or expected date of such event;

(2)                                 the circumstances and relevant facts regarding such Change of Control;

(3)                                 the purchase price and the purchase date which shall be fixed by the Issuer on a Business Day no earlier than 10 days nor later than 60 days from the date such notice is mailed, or delivered, or such later date as is necessary to comply with requirements under the Exchange Act;

(4)                                 that any Note not tendered will continue to accrue interest and unless the Issuer defaults in payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(5)                                 certain other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

If and, for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, the Company will publish a public announcement with respect to the results of any Change of Control Offer in a leading newspaper of general circulation in Luxembourg or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange.

The Issuer will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.  To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 4.14 (other than the obligation to make an offer pursuant to this Section 4.14), the Issuer will comply with the securities laws and regulations and will not be deemed to have breached its obligations described in this Section 4.14 by virtue thereof.

(b)                                 On the Change of Control Purchase Date, the Issuer shall, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent, prior to 10:00 a.m. London time an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Purchase Date) to each Holder of Notes properly tendered the Change of Control Purchase Price for such Notes, and the Authenticating Agent will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(c)                                  Notwithstanding anything to the contrary in this Section 4.14, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d)                                 If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of the delivery of the notice for such redemption.

Section 4.15                             Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries

(a)                                 No Restricted Subsidiary (other than the Issuer or a Guarantor) shall guarantee or otherwise become obligated under any Indebtedness under the Senior Credit Facility, any Existing Senior Secured Notes or any the Existing Senior Notes or guarantee any other Indebtedness of the Issuer or any Guarantor in an amount in excess of £50.0 million, unless such Restricted Subsidiary is or becomes an Additional Guarantor on the date on which such other guarantee or Indebtedness is Incurred (or as soon as reasonably practicable thereafter) and, if applicable, executes and delivers to the Trustee a supplemental Indenture in the form set forth in Exhibit E hereto pursuant to which such Restricted Subsidiary will provide an Additional Subsidiary Guarantee (which Additional Subsidiary Guarantee shall be senior to or pari passu with such Restricted Subsidiary’s guarantee of such other Indebtedness); provided that:

(1)                                 if such Restricted Subsidiary is not a Significant Subsidiary, such Restricted Subsidiary shall only be obligated to become an Additional Guarantor if such Indebtedness is Indebtedness of the Company, the Issuer or Public Debt of a Guarantor;

(2)                                 an Additional Guarantor’s Additional Subsidiary Guarantee may be limited in amount to the extent required by fraudulent conveyance, thin capitalization, corporate benefit, financial assistance or other similar laws (but, in such a case (A) each of the Company and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal limit and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant limit and (B) the relevant guarantee shall be given on an equal and ratable basis with the guarantee of any other Indebtedness giving rise to the obligation to guarantee the Notes); and

(3)                                 for so long as it is not permissible under applicable law for a Restricted Subsidiary to become an Additional Guarantor, such Restricted Subsidiary need not become an Additional Guarantor (but, in such a case, each of the Company and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal prohibition precluding the giving of the guarantee and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant legal prohibition, and shall give such guarantee at such time (and to the extent) that it thereafter becomes permissible).

(b)                                 Section 4.15(a) shall not apply to: (1) the granting by such Restricted Subsidiary of a Permitted Lien under circumstances which do not otherwise constitute the guarantee of Indebtedness of the Issuer; or (2) the guarantee by any Restricted Subsidiary of Indebtedness that refinances Indebtedness which benefited from a guarantee by any Restricted Subsidiary Incurred in compliance with this Section 4.15 immediately prior to such refinancing.

(c)                                  Notwithstanding the foregoing, any guarantee of the Notes created pursuant to the provisions described in Section 4.15(a) shall provide by its terms that it shall be automatically and unconditionally released and discharged:

(i)                                     upon the sale of all or substantially all of the Capital Stock of the relevant Subsidiary Guarantor pursuant to an Enforcement Sale as provided for in the Group Intercreditor Deed or as otherwise provided for under the Group Intercreditor Deed;

(ii)                                  upon the sale or other disposition (including through merger or consolidation but other than pursuant to an Enforcement Sale) in compliance with this Indenture of the Capital Stock of the relevant Subsidiary Guarantor (whether directly or through the disposition of a parent thereof), following which such Subsidiary Guarantor is no longer a Restricted Subsidiary (other than a sale or other disposition to the Company or any of the Restricted Subsidiaries);

(iii)                               in the case of a Guarantor that is prohibited or restricted by applicable Law from guaranteeing the Notes;

(iv)                              upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes and this Indenture as provided in Articles 8 or 13, respectively;

(v)                                 upon the release of the guarantee that gave rise to the requirement to issue such Additional Subsidiary Guarantee so long as no Event of Default would arise as a result and no other Indebtedness that would give rise to an obligation to give an Additional Subsidiary Guarantee is at that time guaranteed by the relevant Subsidiary Guarantor;

(vi)                              upon the release or discharge of such Subsidiary Guarantor from its Guarantee of Indebtedness of the Company and the Subsidiary Guarantors under the Senior Credit Facility or any Pari Passu Lien Obligation (including by reason of the termination of the Senior Credit Facility or any Pari Passu Lien Obligation) and/or the Guarantee that resulted in the obligation of such Subsidiary Guarantor to guarantee the Notes, if such Subsidiary Guarantor would not then otherwise be required to guarantee the Notes pursuant to this Indenture (and treating any Guarantees of such Subsidiary Guarantor that remain outstanding as Incurred at least 30 days prior to such release or discharge), except a discharge or release by or as a result of payment under such Guarantee;

(vii)                           if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in compliance with Section 4.07; and

(viii)                        upon the full and final payment and performance of all Obligations of the Issuer and the Guarantors under this Indenture and the Notes.

(d)                                 Notwithstanding any of the foregoing, in all circumstances a Note Guarantee shall only be released pursuant to Section 4.15(c) if (a) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with and (b) such Guarantor is released from its guarantees of the Senior Credit Facility, the Existing Senior Secured Notes and the Existing Senior Notes.

Section 4.16                             Payments for Consents

The Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of

Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Intercreditor Deeds or any Security Document unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17                             Impairment of Security Interests

The Company shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action that would have the result of materially impairing the Security Interest with respect to the Collateral granted under the Security Documents (it being understood, subject to the proviso below, that the Incurrence of Permitted Liens shall under no circumstances be deemed to materially impair any Security Interest with respect to the Collateral granted under the Security Documents) for the benefit of the Trustee and the Holders, and the Company shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Security Trustee, for the benefit of the Trustee and the Holders and the other beneficiaries described in the Security Documents, any interest whatsoever in any of the Collateral, except that (a) the Company and the Restricted Subsidiaries may Incur Permitted Liens, (b) the Collateral may be discharged and released in accordance with this Indenture, the Security Documents, the Intercreditor Deeds or any Additional Intercreditor Deed, and (c) the Company may consummate any other transaction permitted under Section 5.01; provided, however, that, except with respect to any discharge or release of Collateral in accordance with this Indenture, the Security Documents, the Intercreditor Deeds or any Additional Intercreditor Deed, in connection with the Incurrence of Liens for the benefit of the Trustee and Holders, no Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, except that, at the direction of the Company and without the consent of the Holders, the Trustee and the Security Trustee may from time to time (subject to customary protections and indemnifications from the Company) enter into one or more amendments to the Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein; (ii) provide for Permitted Liens; (iii) make any change necessary or desirable, in the good faith determination of the Company in order to implement transactions permitted under Section 5.01; (iv) provide for the release of any Security Interest on any properties and assets constituting Collateral from the Lien of the Security Documents, provided that such release is followed by the substantially concurrent re-taking of a Lien of at least equivalent priority over the same properties and assets securing the Notes or any Guarantee and (v) make any other change that does not adversely affect the Holders in any material respect, provided that, contemporaneously with any such action in clauses (ii) (iv) and (v), the Company delivers to the Trustee, either (1) a solvency opinion, in form and substance reasonably satisfactory to the Trustee from an Independent Financial Advisor confirming the solvency of the Company and the Restricted Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, or (2) a certificate from the responsible financial or accounting officer of the relevant Grantor (acting in good faith) which confirms the solvency of the person granting such security interest after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, in substantially the form attached hereto as Exhibit G, or (3) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Security Documents, as applicable, so amended, extended, renewed, restated, supplemented, modified or replaced, are valid Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement. In the event that the Company complies with the requirements of this covenant, the Trustee shall (subject to customary protections and indemnifications) consent to any such amendment, extension, renewal, restatement, supplement, modification or replacement without the need for instructions from holders of the Notes.

Section 4.18                             Additional Amounts

All payments made by the Issuer, any Guarantor or any successors thereto (a “Payor”) on the Notes (including any Note Guarantee for the purposes of this Section 4.18) will be made without withholding or deduction for, or on account of, any present or future taxes (including interest penalties to the extent resulting from a failure by the Issuer to timely pay amounts due), duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by the official interpretation or administration thereof.  If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)                                 the government of the United Kingdom or any political subdivision or governmental authority thereof or therein having power to tax;

(2)                                 any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(3)                                 any other jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to the Notes, including payments of principal, redemption price, interest or premium, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of the Notes, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(a)                                 any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner and the Relevant Taxing Jurisdiction imposing such Taxes (other than the mere ownership or holding of such Note or enforcement of rights thereunder or under this Indenture or the receipt of payments in respect thereof);

(b)                                 any Taxes that would not have been so imposed if the Holder had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (A) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes and (B) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant Holder at that time has been notified (in accordance with the procedures set forth in this Indenture)

by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made but only to the extent the holder is legally entitled to provide such declaration, claim or filing);

(c)                                  any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30-day period);

(d)                                 any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest on the Notes;

(e)                                  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(f)                                   any withholding or deduction imposed on a payment to an individual and required to be made pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

(g)                                  any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant Note to another Paying Agent in a member state of the European Union;

(h)                                 all United States backup withholding taxes;

(i)                                 any withholding or deduction imposed pursuant to (a) Sections 1471 through 1474 of the United States Internal Revenue Code of 1986 (as amended), as of the date of this indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of (a) above or (c) any agreement pursuant to the implementation of (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction; or

(j)                                    any combination of items (a) through (i) above.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (a) to (j) inclusive of this Section 4.18.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law.  The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies

(or, if certified copies are not available despite reasonable efforts of the Payor, other evidence of payment reasonably satisfactory to the Trustee) to each Holder.  The Payor will attach to each certified copy (or other evidence) a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per £1,000 or $1,000 principal amount of the Notes, as the case may be.  Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the Holders upon request and will be made available at the offices of the Registrar if the Notes are then listed on the Luxembourg Stock Exchange.

At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.  Each such Officer’s Certificate shall be relied upon until receipt of a further Officer’s Certificate addressing such matters.  The Trustee shall be entitled to rely solely on each such Officer’s Certificate as conclusive proof that such payments are necessary.

Wherever mentioned in this Indenture or the Notes, in any context: (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes, (3) interest, or (4) any other amount payable on or with respect to the Notes, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies (including interest and penalties to the extent resulting from a failure by the Issuer to timely pay amounts due) which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, the Security or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

The obligations of this Section 4.18 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Section 4.19                             Suspension of Covenants on Achievement of Investment Grade Status

If, during any period after the Issue Date, the Notes have achieved and continue to maintain Investment Grade Status and no Event of Default has occurred and is continuing (such period hereinafter referred to as an “Investment Grade Status Period”), then the provisions of Sections 3.12, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.14, the provisions of Section 5.01(a)(3) and 5.01(b)(3) and any related default provisions of this Indenture will be suspended and will not, during such Investment Grade Status Period, be applicable to the

Company and the Restricted Subsidiaries.  As a result, during any such Investment Grade Status Period, the Notes will lose the covenant protection initially provided under this Indenture.  No action taken during an Investment Grade Status Period or prior to an Investment Grade Status Period in compliance with the covenants then applicable will require reversal or constitute a default under the Notes in the event that suspended covenants are subsequently reinstated or suspended, as the case may be.  An Investment Grade Status Period will terminate immediately upon the failure of the Notes to maintain Investment Grade Status (the “Reinstatement Date”).  The Company will promptly notify the Trustee in writing of any failure of the Notes to maintain Investment Grade Status and the Reinstatement Date.

Section 4.20                             Further Instruments and Acts

Upon request of the Trustee, but without an affirmative duty on the Trustee to do so, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.21                             Listing

The Issuer will apply to list the Notes on the Official List of the Luxembourg Stock Exchange and will use all reasonable efforts to have the Notes admitted to trading on the Euro MTF within a reasonable period after the Issue Date and will maintain such listing as long as the Notes are outstanding; provided, however, that if the Issuer can no longer maintain such listing or it becomes unduly burdensome to make or maintain such listing (for the avoidance of doubt, preparation of financial statements in accordance with GAAP or any accounting standard other than GAAP and any other standard pursuant to which the Issuer then prepares its financial statements shall be deemed unduly burdensome), the Issuer may cease to make or maintain such listing on the Luxembourg Stock Exchange provided that the Issuer will use its reasonable best efforts to obtain and maintain the listing of the Notes on another recognized listing exchange for high yield issuers (which may be a stock exchange that is not regulated by the European Union).

Section 4.22                             [Reserved]

Section 4.23                             Intercreditor Deeds; Additional Intercreditor Deeds

The Trustee will become party to the Intercreditor Deeds by executing an accession and/or amendment thereto on or about the Issue Date, and each Holder of a Note, by accepting such Note, will be deemed to have (i) authorized the Trustee to enter into the Intercreditor Deeds, (ii) agreed to be bound by all the terms and provisions of the Intercreditor Deeds applicable to such Holder, including, in the case of the High Yield Intercreditor Deed, to be bound as a Senior Finance Party (as defined in the High Yield Intercreditor Deed) as if it were named in the High Yield Intercreditor Deed and subject to the same rights and obligations as the Senior Finance Parties (as defined in the High Yield Intercreditor Deed) and (iii) irrevocably appointed each of the Trustee and the Security Trustee to act on its behalf and to perform the duties and exercise the rights, powers and discretions that are specifically given to them under the Intercreditor Deeds.

At the request of the Company, in connection with the Incurrence by the Issuer or any Guarantor of any Indebtedness that is permitted to share the Collateral pursuant to the definition of Permitted Lien, the Issuer, the relevant Guarantors and the Trustee shall enter into with the holders of such Indebtedness (or their duly authorized Representatives) an intercreditor deed, including a restatement, amendment or other modification of either of the Intercreditor Deeds (an “Additional Intercreditor Deed”), on substantially the same terms (other than, prior to an Enforcement Control Event, with respect to rights to provide notice or instructions or other administrative matters) as the relevant Intercreditor Deed (or terms not materially less favorable to the Holders), including with respect to the subordination, payment blockage, limitation on enforcement and release of Note Guarantees, priority and release of any security interest in respect of the Collateral or other terms which become customary for similar agreements; provided, further, that such Additional Intercreditor Deed will not impose any personal obligations on the Trustee or adversely affect the personal rights, duties, liabilities or immunities of the Trustee under this Indenture or the Intercreditor Deeds.  For the avoidance of doubt, subject to the foregoing and the succeeding paragraph, any such Additional Intercreditor Deed may provide for pari passu or subordinated security interests in respect of any such Indebtedness (to the extent such Indebtedness is permitted to share the Collateral pursuant to the definition of Permitted Lien).

At the direction of the Company and without the consent of the Holders, the Trustee and the Security Trustee will upon direction of the Company from time to time enter into one or more amendments to the Intercreditor Deeds or any Additional Intercreditor Deed to: (i) cure any ambiguity, omission, defect or inconsistency therein; (ii) add Guarantors or other parties (such as representatives of new issuances of Indebtedness) thereto; (iii) further secure the Notes (including Additional Notes); (iv) make provision for equal and ratable grants of Liens on the Collateral to secure Additional Notes or to implement any Permitted Liens; (v) make any other change to the Intercreditor Deeds or such Additional Intercreditor Deed to provide for additional Indebtedness (including with respect to any Intercreditor Deed or Additional Intercreditor Deed, the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Notes) or other obligations that are permitted by the terms of this Indenture to be Incurred and secured by a Lien on the Collateral on a senior, pari passu or junior basis with the Liens securing the Notes or the Note Guarantees, (vi) add Restricted Subsidiaries to the Intercreditor Deeds or an Additional Intercreditor Deed, (vii) amend the Intercreditor Deeds or any Additional Intercreditor Deed in accordance with the terms thereof or; (viii) make any change necessary or desirable, in the good faith determination of the Board of Directors or senior management of the Company, in order to implement any transaction that is subject to Section 5.01; (ix) implement any transaction in connection with the renewal, extension, refinancing, replacement or increase of the Credit Facilities that is not prohibited by this Indenture; or (x) make any other change thereto that does not adversely affect the rights of the Holders of the Notes in any material respect; provided that no such changes shall be permitted to the extent they affect the ranking of any Note or Note Guarantee, enforcement of Liens over the Collateral, the application of proceeds from the enforcement of Collateral or the release of any Guarantees or Security Interests in a manner than would adversely affect the rights of the Holders of the Notes in any material respect except as otherwise permitted by this Indenture, the Intercreditor Deeds or any Additional Intercreditor Deed immediately prior to such change.  The Company will not otherwise direct the Trustee or the Security Trustee to enter into any amendment to either of the Intercreditor Deeds or, if applicable, any Additional Intercreditor Deed, without the consent of the Holders of a majority in principal amount of the outstanding Notes outstanding, except as otherwise permitted under Article 9 and the Company may only direct the Trustee and the Security Agent to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee or Security Agent or, in the opinion of the Trustee or Security Agent, adversely affect their respective rights, duties, liabilities or immunities under this Indenture or the Intercreditor Deeds or any Additional Intercreditor Deed.

Each Holder of a Note, by accepting such Note, will be deemed to have:

(a)                                 appointed and authorized the Trustee and the Security Trustee from time to time to give effect to such provisions;

(b)                                 authorized each of the Trustee and the Security Trustee from time to time to become a party to any Additional Intercreditor Deed;

(c)                                  agreed to be bound by such provisions and the provisions of any Additional Intercreditor Deed; and

(d)                                 irrevocably appointed the Trustee and the Security Trustee to act on its behalf from time to time to enter into and comply with such provisions and the provisions of any Additional Intercreditor Deed, in each case, without the need for the consent of the Holders.

In relation to the Intercreditor Deeds or an Additional Intercreditor Deed, the Trustee shall consent on behalf of the Holders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Notes thereby; provided, however, that such transaction would comply with Section 4.07.

Section 4.24                             Amendments to Senior Credit Facility

The Company will not, and will not permit any of the Restricted Subsidiaries to (i) consent to any amendments to clause (b) of the definition of “Instructing Group” in the Senior Credit Facility that are materially adverse to the Holders of the Notes or (ii) enter into any other Credit Facility that refinances the Senior Credit Facility that includes a definition of “Instructing Group” that is less favorable to the Holders of the Notes than the definition of “Instructing Group” in the Senior Credit Facility with respect to the matters covered by clause (b) thereof.

In the event each Intercreditor Deed is amended in accordance with its terms and this Indenture (or replaced with an Additional Intercreditor Deed in accordance with the terms of this Indenture) to provide for proportional voting rights for all senior secured creditors in respect of enforcement of security (including instructions related thereto and releases thereof), removal and replacement of the Security Trustee and amendments to such Intercreditor Deed, this covenant shall have no further force or effect.

ARTICLE 5.
SUCCESSORS

Section 5.01                             Merger and Consolidation

(a)                                 No Parent Guarantor will consolidate with, or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)                                 the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of any member of the state of the European Union that is a member of the European Union as of the Issue Date, Bermuda, the Cayman Islands, or the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Issuer or such Parent Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee and as set forth in Exhibit E hereto, all the obligations of such Parent Guarantor under the Notes and this Indenture and expressly assumes all obligations of such Parent Guarantor under the Security Documents to which it is a party and the Intercreditor Deeds pursuant to agreements reasonably satisfactory to the Trustee;

(2)                                 immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                 either (a) immediately after giving effect to such transaction, the Company, if it is a surviving corporation, or the Successor Company, would be able to Incur at least an additional £1.00 of Indebtedness pursuant to Section 4.09(a) or (b) the Consolidated Net Leverage Ratio of the Company, if it is a surviving corporation, or the Successor Company, would be no greater than that of the Company immediately prior to giving effect to such transaction; and

(4)                                 the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; provided that in giving such opinion, such counsel may rely on an Officer’s Certificate as to compliance with clauses (2) and (3) of Section 5.01(a) and as to any matters of fact.

(b)                                 The Issuer will not consolidate with, or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)                                 the Successor Company will be a corporation, partnership, trust or limited liability company organized and existing under the laws of any member of the state of the European Union that is a member of the European Union as of the Issue Date, Bermuda, the Cayman Islands, or the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee and as set forth in Exhibit E hereto, all the obligations of the Issuer under the Notes and this Indenture and expressly assumes all obligations of the Issuer under the Security Documents to which it is a party and the Intercreditor Deeds pursuant to agreements reasonably satisfactory to the Trustee;

(2)                                 immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                 either (a) immediately after giving effect to such transaction, the Issuer or such Successor Company would be able to Incur at least an additional £1.00 of Indebtedness pursuant to Section 4.09(a) or (b) the Consolidated Net Leverage Ratio of the Company and the Restricted Subsidiaries (including such Successor Company) or such Successor Company would be no greater than that of the Issuer immediately prior to giving effect to such transaction; and

(4)                                 the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; provided that in giving such opinion, such counsel may rely on an Officer’s Certificate as to compliance with clauses (2) and (3) of Section 5.01(b) as to any matters of fact.

(c)                                  A Subsidiary Guarantor will not consolidate with, or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, other than the

Company or another Subsidiary Guarantor (other than in connection with a transaction that does not constitute an Asset Disposition or a transaction that is permitted under Section 4.10), unless:

(1)                                 immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing; and

(2)                                 either:

(A)                               the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture, the Intercreditor Deeds and the Security Documents to which such Guarantor is a party pursuant to agreements reasonably satisfactory to the Trustee; or

(B)                               the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

(d)                                 For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer or a Guarantor, which properties and assets, if held by the Issuer or such Guarantor, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer or such Guarantor, as applicable, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer or such Guarantor, as applicable.

(e)                                  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the relevant Guarantor or the Issuer, as the case may be, under this Indenture, and upon such substitution, the predecessor to such Guarantor or the Issuer, as the case may be, will be released from its obligations under this Indenture and the Notes, but, in the case of a lease of all or substantially all its assets, the predecessor to such Guarantor or the Issuer will not be released from the obligation to pay the principal of and interest on the Notes.

(f)                                   The provisions set forth in this Section 5.01 shall not restrict (and shall not apply to): (i) any Restricted Subsidiary that is not a Subsidiary Guarantor from consolidating with, merging or liquidating into or transferring all or substantially all of its properties and assets to the Company, the Issuer, a Subsidiary Guarantor or any other Restricted Subsidiary that is not a Subsidiary Guarantor; (ii) any Subsidiary Guarantor from merging or liquidating into or transferring all or part of its properties and assets to the Company, the Issuer or another Subsidiary Guarantor; (iii) any consolidation or merger of the Company, the Issuer into any Guarantor, provided that, for the purposes of this clause (iii) of Section 5.01(f), if the Issuer is not the surviving entity of such merger or consolidation, the relevant Guarantor will assume the obligations of the Issuer under the Notes, the Indenture, the Intercreditor Deeds, any Additional Intercreditor Deeds and the Security Documents and clauses (1) and (4) under Section 5.01(b) shall apply to such transaction; (iv) any Parent Guarantor from consolidating with, merging into or transferring all or part of its properties and assets to any other Parent Guarantor; and (v) the Company, the Issuer or any Guarantor consolidating into or merging or combining with an Affiliate incorporated or organized for the purpose of changing the legal domicile of such entity, reincorporating such entity in another jurisdiction, or changing the legal form of such entity, provided that, for the purposes of this clause (v) of Section 5.01(f), clauses (1), (2) and (4) under Section 5.01(a) or Section 5.01(b) or clauses (1) or (2) under Section 5.01(c), as the case may be, shall apply to any such transaction.

Section 5.02                             Successor Corporation Substituted

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01.

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.01                             Events of Default

(a)                                 Each of the following is an “Event of Default”:

(1)                                 default in any payment of interest or Additional Amounts on any Note when due, which has continued for 30 days;

(2)                                 default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase or otherwise;

(3)                                 failure by the Issuer or any Guarantor to comply with its obligations under Section 5.01;

(4)                                 failure by the Issuer or any Guarantor to comply for 30 days after the notice specified in this Indenture with any of its obligations under Section 3.12, 4.10 and 4.14 (in each case, other than (i) a failure to purchase the Notes which will constitute an Event of Default under Section 6.01(a)(2) and (ii) a failure to comply with Section 5.01, which is covered by Section 6.01(a)(3));

(5)                                 failure by the Issuer or any Guarantor to comply for 60 days after the notice specified in this Indenture with its other agreements contained in the Notes, this Indenture; the Security Documents or the Intercreditor Deeds; provided, however, that the Issuer or any Guarantor shall have 90 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with the obligations to file annual, quarterly and current reports in accordance with Section 4.03 so long as the Issuer or any Guarantor are attempting to cure such failure as promptly as reasonably practicable;

(6)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of the Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(A)                               is caused by a failure to pay principal of such Indebtedness at its Stated Maturity after giving effect to any applicable grace period provided in such Indebtedness (“payment default”); or

(B)                               results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates £75.0 million or more;

(7)                                 (A) a proceeding is commenced seeking a decree or order for (i) relief in respect of the Company, the Issuer, a Significant Subsidiary, or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Holders pursuant to Section 4.03), would constitute a Significant Subsidiary, in an involuntary case under any applicable Bankruptcy Law, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestrator or similar official of the Company, the Issuer, a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Holders pursuant to Section 4.03), would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of the Company, the Issuer, a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Holders pursuant to Section 4.03), would constitute a Significant Subsidiary, or (iii) the winding up or liquidation of the affairs of the Company, the Issuer, a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Holders pursuant to Section 4.03), would constitute a Significant Subsidiary (other than, except in the case of the Issuer, a solvent winding up or liquidation in connection with a transfer of assets among the Company and the Restricted Subsidiaries) and, in each case, such proceeding shall remain unstayed and in effect for a period of 30 consecutive days; or (B) other than, except in the case of the Issuer, in relation to a solvent winding up or liquidation in connection with a transfer of assets among the Company and the Restricted Subsidiaries, the Company, the Issuer, a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Holders pursuant to Section 4.03), would constitute a Significant Subsidiary (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable Bankruptcy Law, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestrator or similar official of the Company, the Issuer, a Significant Subsidiary, or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Holders pursuant to Section 4.03), would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of the Company, the Issuer, a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Holders pursuant to Section 4.03), would constitute a Significant Subsidiary, or (iii) effects any general assignment for the benefit of creditors;

(8)                                 failure by the Issuer, the Company, any other Guarantor or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Holders pursuant to Section 4.03), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of £75.0 million (net of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”);

(9)                                 any Note Guarantee ceases to be in full force and effect (except in accordance with the terms of this Indenture) or is declared invalid or unenforceable in a judicial proceeding and such Default continues for ten days after the notice specified in this Indenture; or

(10)                          with respect to any Collateral having a fair market value in excess of £100 million, individually or in the aggregate, (A) the failure of the Lien with respect to such Collateral under the Security Documents, at any time, to be in full force and effect in any material respect for any reason other than in accordance with their terms and the terms of this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture if such Default continues for 60 days after receipt of the notice specified in this Indenture by the Trustee of such event, (B) the declaration by any court of competent jurisdiction in a judicial proceeding that the Lien with respect to such Collateral created under the Security Documents or under this Indenture is invalid or unenforceable, if such Default continues for 60 days or (C) the assertion in writing by the Company, the Issuer or any Guarantor, in any pleading in any court of competent jurisdiction, that any such Lien is invalid or unenforceable and any such Default continues for 60 days.

(b)                                 However, a default under clauses (4), (5), (9) or (10) of Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4), (5), (9) or (10) of Section 6.01(a) after receipt of such notice.

Section 6.02                             Acceleration

If an Event of Default (other than an Event of Default described in Section 6.01(a)(7)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, and Additional Amounts, if any, on all the Notes to be due and payable.  Upon such a declaration, such principal, premium and accrued and unpaid interest and Additional Amounts, if any, will be due and payable immediately.  In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(6) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(6) shall be remedied or cured by the Company or any of the Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except non-payment of principal, premium or interest and Additional Amounts, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.  If an Event of Default described in Section 6.01(a)(7) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to non-payment of principal, premium, interest or Additional Amounts) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the non-payment of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and (3) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

Section 6.03                             Other Remedies

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or other security satisfactory to it in its sole discretion against all Losses, liabilities and expenses caused by taking or not taking such action.

Section 6.05                             Control by Majority

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Intercreditor Deeds or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06                             Limitation on Suits

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)                                 such Holder of Notes has previously given the Trustee written notice that an Event of Default is continuing;

(2)                                 Holders of at least 50% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)                                 such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)                                 the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                 the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                             Rights of Holders of Notes to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holders of not less than 90% in aggregate principal amount of the Notes.

Section 6.08                             Collection Suit by Trustee

If an Event of Default specified in Section 6.01(a)(1) or Section 6.01(a)(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Trustee May File Proofs of Claim

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities

Subject to the terms of the Intercreditor Deeds (if applicable), if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:                                                                  to the Trustee, its agents and attorneys for amounts due to any of them under this Indenture, including payment of all compensation, expenses, liabilities and indemnities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                                                    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:                                                              to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7.
TRUSTEE

Section 7.01                             Duties of Trustee

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee under this Indenture will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy or mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

(1)                                 this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or Section 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  In no event shall the Trustee or any other entity of The Bank of New York Mellon Group be liable for any Losses arising to the Trustee or any other entity of The Bank of New York Mellon Group receiving or transmitting any data from any Issuer, any Authorized Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or e-mail.

Section 7.02                             Rights of Trustee

(a)                                 The Trustee and each agent acting on its instructions may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document (regardless of whether any such document is subject to any monetary or other limit).

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)                                   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee shall have no duty to inquire as to the performance of the covenants of the Company and/or the Restricted Subsidiaries in Article 4.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (i) any Event of Default occurring pursuant to Section 6.01(a)(1) or Section 6.01(a)(2) (provided it is acting as Paying Agent); and (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification.  Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(h)                                 The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by The Bank of New York Mellon in each of its capacities hereunder and by The Bank of New York Mellon (Luxembourg) S.A. and each agent, custodian and other person employed to act hereunder.  Absent wilful misconduct or negligence, each Paying Agent and Transfer Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(j)                                    The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(k)                                 The Trustee shall not be liable for any consequential loss (being loss of business, goodwill, opportunity or profit of any kind) of the Issuer, Successor Company, the Ultimate Parent or any Restricted Subsidiary.

(l)                                     The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney.

(m)                             In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(n)                                 The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(o)                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by acts of war or terrorism involving the United States, the United Kingdom or any member state of the European Monetary Union or any other national or international calamity or emergency (including natural disasters or acts of God), it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(p)                                 The Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture or the Notes.

(q)                                 The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(r)                                    The parties hereto accept that some methods of communication are not secure and the Trustee or any other entity of The Bank of New York Mellon Group shall incur no liability for receiving instructions via any such non-secure method.  The Trustee or any other entity of The Bank of New York Mellon Group is authorized to comply with and rely upon any such notice, instructions or other communications believed by it to have been sent or given by an Authorized Person or an appropriate party to the transaction (or authorized representative thereof).  The Issuer or authorized officer of the Issuer shall use all reasonable efforts to ensure that instructions transmitted to the Trustee or any other entity of The Bank of New York Mellon Group pursuant to this Indenture are complete and correct.  Any instructions shall be conclusively deemed to be valid instructions from the Issuer or authorized officer of the Issuer to the Trustee or any other entity of The Bank of New York Mellon Group for the purposes of this Indenture.

Section 7.03                             Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign as Trustee hereunder.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04                             Trustee’s Disclaimer

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                             Notice of Defaults

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06                             Reports by Trustee to Holders of the Notes

Within 60 days after it becomes aware of the occurrence of an event described in TIA § 313(a), and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that would comply with TIA § 313(a) as if this Indenture were required to be qualified under the TIA (but if no event described in TIA § 313(a) has occurred, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2) as if this Indenture were required to be qualified under the TIA.

Section 7.07                             Compensation and Indemnity

(a)                                 The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Issuer will indemnify the Trustee, including its directors, officers, employees and agents, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, any Supplemental Indenture, the Notes, any Intercreditor Deed, any Security Document or in any other role performed by The Bank of New York Mellon Group under said documents, including the costs and expenses of enforcing this Indenture or any Security Document against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer will not relieve the Issuer of its obligations hereunder.  The Issuer will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel.  The Issuer need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Issuer under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer’s obligations pursuant to Article 8 and any rejection or termination under any Bankruptcy Law, and the satisfaction and discharge of this Indenture

(d)                                 To secure the Issuer’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable Bankruptcy Law.

For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given, to the Trustee in Section 7.07, including its right to be indemnified, are extended to, and shall be enforceable by The Bank of New York Mellon, acting through its London Branch, in each of its capacities hereunder and by each agent (including The Bank of New York Mellon and The Bank of New York Mellon (Luxembourg) S.A.), custodian and other Person employed by the Trustee to act hereunder.

Section 7.08                             Replacement of Trustee

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)                         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee; or (ii) the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office; provided that such appointment shall be reasonably satisfactory to the Issuer.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09                             Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10                             Eligibility; Disqualification

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof or a jurisdiction in the European Union that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million equivalent as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5) as if this Indenture were required to be qualified under the TIA.  For purposes of this Indenture, the Trustee will be deemed to be subject to TIA § 310(b); provided, however that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of, or certificates of interest or participation in other securities of, the Issuer are outstanding if the requirements for such exclusion as set forth in TIA § 310(b)(1) are met.

Section 7.11                             Preferential Collection of Claims Against Issuer

The Trustee will be deemed to be subject to TIA § 311(a) on the same basis as if this Indenture were required to be qualified under the TIA, excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be deemed to be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE SECTION

Section 8.01                             Option to Effect Legal Defeasance or Covenant Defeasance

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                             Legal Defeasance and Discharge

(a)                                 Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02(a), and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04;

(2)                            the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and

(4)                                 this Article 8.

(b)                                 Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03                             Covenant Defeasance

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its, and each Guarantor will be released from its obligations under Sections 3.12, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.19, 4.21, 4.23 and 4.24 and clauses (3) and (4) of Sections 5.01(a) and (b) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01(a), but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(a)(4) through 6.01(a)(7) (with respect only to Significant Subsidiaries), 6.01(8) and 6.01(9) will not constitute Events of Default.

Section 8.04                             Conditions to Legal or Covenant Defeasance

(a)                                 In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:

(1)                                 the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in sterling, UK Government Obligations or a combination thereof (in the case of the Sterling Notes) and dollars, U.S. Government Obligations or a combination thereof (in the case of the Dollar Notes), in such amounts as will be sufficient, in the opinion of an Independent Financial Advisor, to pay the principal of, premium, if any, and interest and any Additional Amounts on, the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(2)                                 in the case of an election under Section 8.02, the Issuer must deliver to the Trustee an Opinion of Counsel (subject to customary exceptions and exclusions) confirming that:

(A)                               the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)                               since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel (subject to customary exceptions and exclusions) shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Legal Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.  In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable United States Federal income tax law;

(3)                                 in the case of an election under Section 8.03, the Issuer must deliver to the Trustee an Opinion of Counsel (subject to customary exceptions and exclusions) confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or the Company is a party or by which the Issuer or the Company is bound;

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                 the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7)                                 the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                             Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions

(a)                                 Subject to Section 8.06, all money and all U.S. Government Obligations and all UK Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)                                 The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash in sterling or against UK Government Obligations (in the case of the Sterling Notes) and dollar or against U.S. Government Obligations (in the case of the Dollar Notes) deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)                                  Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money, non-callable U.K. Government Obligations (in the case of the Sterling Notes) and non-callable U.S. Government Obligations (in the case of the Dollar Notes) held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                             Repayment to Issuer

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (without an obligation to do so) at the expense of the Issuer causes to be published once, in a leading newspaper having general circulation in London, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07          Reinstatement

If the Trustee or Paying Agent is unable to apply any sterling or non-callable U.K. Government Obligations (in the case of the Sterling Notes) and dollar or non-callable U.S. Government Obligations (in the case of the Dollar Notes) in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders of Notes

(a)           Notwithstanding Section 9.02 of this Indenture, the Issuer, the Trustee and the Security Trustee (to the extent party thereto) may amend or supplement this Indenture, the Notes, the Intercreditor Deeds, any Additional Intercreditor Deed and the Security Documents without the consent of any Holder to:

(1)           cure any ambiguity, omission, defect or inconsistency;

(2)           provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture, the Notes, the Intercreditor Deeds, any Additional Intercreditor Deed and the Security Documents;

(3)           provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertified Notes are issued in registered form for the purposes of Section 163(f) of the Code);

(4)           add guarantees with respect to the Notes;

(5)           secure the Notes;

(6)           add to the covenants of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(7)           make any change that does not adversely affect the rights of any Holder;

(8)           release the Security Interests created by the Security Documents or Note Guarantees as provided by the terms of this Indenture;

(9)           issue Additional Notes in accordance with the terms of this Indenture;

(10)         give effect to Permitted Liens;

(11)         evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof;

(12)         to the extent necessary to grant a security interest for the benefit of any Person; provided that the granting of such security interest is permitted by this Indenture and the Security Documents; or

(13)         make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(14)         to conform the text of the Indenture, the Notes, the Intercreditor Agreement and the Security Documents, to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of the Indenture, the Notes, the Intercreditor Deeds or the Security Documents.

(b)           In formulating its opinion on such matters, the Trustee shall be entitled to require and rely on such evidence as it deems appropriate, including an Opinion of Counsel and an Officer’s Certificate.

(c)           The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.  A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.  For so long as the Notes are listed on the Luxembourg Stock Exchange and the guidelines of such stock exchange so require, the Company will notify the Luxembourg Stock Exchange of any such amendment, supplement and waiver.

(d)           Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02          With Consent of Holders of Notes

Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture, the Notes, the Security Documents, the Intercreditor Deeds and any Additional Intercreditor Deed with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding including without limitation, Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); provided, however that if any amendment, waiver or other modification will only affect the 2025 Sterling Notes, the 2029 Sterling Notes or the Dollar Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding 2025 Sterling Notes, 2029 Sterling Notes or Dollar Notes (and not the consent of at least a majority of all Notes then outstanding), as the case may be, shall be required.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental indenture directly adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

The Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes.

However, unless consented to by the Holders of at least 90% of the aggregate principal amount of then outstanding Notes (provided, however that if any amendment, waiver or other modification will only affect the 2025 Sterling Notes, the 2029 Sterling Notes or the Dollar Notes only the consent of the Holders of at least 90% of the aggregate principal amount of the then outstanding 2025 Sterling Notes, 2029 Sterling Notes or Dollar Notes (and not the consent of at least 90% of the aggregate principal amount of all Notes then outstanding), as the case may be, will be required), an amendment may not:

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

(2)           reduce the stated rate of or extend the stated time for payment of interest or Additional Amounts on any Note;

(3)           reduce the principal of or extend the Stated Maturity of any Note;

(4)           whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (i) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed under Section 3.07 (other than the notice provisions) or (ii) reduce the premium payable upon repurchase of any Note or change the time at which any Note is to be repurchased pursuant to Section 3.12, Section 4.10 or Section 4.14 at any time after the obligation to repurchase has arisen;

(5)           make any Note payable in money other than that stated in the Note (except to the extent the currency stated in the Notes has been succeeded or replaced pursuant to applicable law);

(6)           impair the right of any Holder to receive payment of, premium, if any, principal of or interest or Additional Amounts, if any, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)           modify the Note Guarantees in any manner materially adverse to the Holders of the Notes, except in accordance with the terms of this Indenture and the Intercreditor Deeds; or

(8)           make any change in the amendment or waiver provisions described in this paragraph.

In addition,

(A)          without the consent of at least 75% in aggregate principal amount of Notes then outstanding (provided, however that if any amendment, waiver or other modification will only affect the 2025 Sterling Notes, the 2029 Sterling Notes or the Dollar Notes only the consent of the Holders of at least 75% of the aggregate principal amount of the then outstanding 2025 Sterling Notes, 2029 Sterling Notes or Dollar Notes (and not the consent of at least 75% of the aggregate principal amount of all Notes then outstanding), as the case may be, will be required), no amendment or supplement may:

(1)            release any Guarantor (including the Company) from any of its obligations under its Note Guarantee, except in accordance with the terms of this Indenture; and

(2)            modify any Security Document or the provisions in this Indenture dealing with Security Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release all or substantially all of the Collateral except in accordance with the terms of the Security Documents, the Intercreditor Deeds, any applicable Additional Intercreditor Deed or this Indenture; and

(B)          without the consent of each affected Holder, no amendment or supplement to any Intercreditor Deed may be made that materially adversely affects (i) the ranking (as it relates to the right to receive payments on enforcement) of the Notes and Note Guarantees with respect to any Pari Passu Lien Obligations and (ii) the subordination (as it relates to the right to receive payments on enforcement) of Subordinated Obligations to the Notes and Note Guarantees as set forth in the Intercreditor Deeds.

For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action under this Section 9.02, the principal amount of Sterling Notes and Dollar Notes shall be deemed to be the Dollar Equivalent of such principal amount of Sterling Notes and Dollar Notes as of (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Trustee by the Issuer.

Section 9.03          Revocation and Effect of Consents

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the

Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04          Notation on or Exchange of Notes

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Authenticating Agent shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05          Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amended or supplemental Indenture until the Board of Directors of the Issuer approves it.  In executing any amended or supplemental Indenture, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 13.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by or not in breach of this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer (and any Guarantor) enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions of this Indenture.

ARTICLE 10.
NOTE GUARANTEES

Section 10.01       Guarantee

(a)           Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i)            the principal of, premium, if any, and interest on, or Additional Amounts, if any, in respect to the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest and Additional Amounts on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           Each Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally), any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)           Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,

(i)            the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and

(ii)           in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02       Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar national, federal, local or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03       [Reserved]

Section 10.04       Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit G hereto will be endorsed by an Officer or a director of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers or directors.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer or director whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

The Company shall cause any Restricted Subsidiary so required by Section 4.15, to execute a Supplemental Indenture in the form of Exhibit E to this Indenture and a notation of Note Guarantees in the form of Exhibit G to this Indenture in accordance with Section 4.15 and this Article 10.

Section 10.05       Releases.

The Note Guarantee of a Guarantor will be released:

(i)            in the case of a Subsidiary Guarantee, upon the sale of all or substantially all of the Capital Stock of the relevant Subsidiary Guarantor pursuant to an Enforcement Sale as provided for in the Group Intercreditor Deed or as otherwise provided for under the Group Intercreditor Deed;

(ii)           in the case of a Subsidiary Guarantee, upon the sale or other disposition (including through merger or consolidation but other than pursuant to an Enforcement Sale) in compliance with this Indenture of the Capital Stock of the relevant Subsidiary Guarantor (whether directly or through the disposition of a parent thereof), following which such Subsidiary Guarantor is no longer a Restricted Subsidiary (other than a sale or other disposition to the Issuer or any of the Restricted Subsidiaries);

(iii)          in the case of a Parent Guarantee, pursuant to an Enforcement Sale as provided for in the Group Intercreditor Deed or as otherwise provided for under the Group Intercreditor Deed;

(iv)          in the case of any Note Guarantee of a Released Entity, pursuant to the Post-Closing Reorganization; provided that (i) such Released Entity is also released or discharged from such Released Entity’s

Guarantee of Indebtedness of the Company and the Subsidiary Guarantors under the Senior Credit Facility and any Pari Passu Lien Obligation and (ii) the New Immediate Holdco provides a Guarantee of the Notes on substantially the same terms as the Note Guarantee provided by Virgin Media prior to the Post-Closing Reorganization;

(v)           in the case of any Note Guarantee of a Parent that ceases to be a Parent of Virgin Media Communications;

(vi)          in the case of a Guarantor that is prohibited or restricted by applicable Law from guaranteeing the Notes;

(v)           upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes and this Indenture as provided in Articles 8 or 12, respectively;

(vi)          with respect to an Additional Subsidiary Guarantee given pursuant to Section 4.15, upon the release of the guarantee that gave rise to the requirement to issue such Additional Subsidiary Guarantee so long as no Event of Default would arise as a result and no other Indebtedness that would give rise to an obligation to give an Additional Subsidiary Guarantee is at that time guaranteed by the relevant Subsidiary Guarantor;

(vii)         with respect to Subsidiary Guarantors only, upon the release or discharge of such Subsidiary Guarantor from its Guarantee of Indebtedness of the Company and the Subsidiary Guarantors under the Senior Credit Facility or any Pari Passu Lien Obligation (including by reason of the termination of the Senior Credit Facility or any Pari Passu Lien Obligation) and/or the Guarantee that resulted in the obligation of such Subsidiary Guarantor to guarantee the Notes, if such Subsidiary Guarantor would not then otherwise be required to guarantee the Notes pursuant to this Indenture (and treating any Guarantees of such Subsidiary Guarantor that remain outstanding as Incurred at least 30 days prior to such release or discharge), except a discharge or release by or as a result of payment under such Guarantee;

(viii)        in the case of a Subsidiary Guarantor, if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in compliance with Section 4.07;

(ix)          as a result of a transaction permitted by, and in compliance with Section 5.01;

(x)           as described under Article 9; or

(xi)          upon the full and final payment and performance of all Obligations of the Issuer and the Guarantors under this Indenture and the Notes.

Notwithstanding any of the foregoing, in all circumstances a Note Guarantee shall only be released if (a) the relevant Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with and (b) such

Guarantor is released from its guarantees of the Senior Credit Facility, the Existing Senior Secured Notes and the Existing Senior Notes, as applicable.  The Trustee shall take all necessary actions, including the granting of releases or waivers under the Intercreditor Deeds, to effectuate any release in accordance with these provisions, subject to customary protections and indemnifications.

ARTICLE 11.
SECURITY

Section 11.01       Security Documents

The due and punctual payment of the principal of and premium, interest and Additional Amounts, if any, on the Notes and the Note Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Amounts (to the extent permitted by law), if any, on the Notes and the Notes Guarantees, and performance of all other monetary obligations of the Issuer and the Guarantors to the Holders of Notes or the Trustee under this Indenture, the Notes or the Note Guarantees, according to the terms hereunder or thereunder, are secured as provided in the Security Documents and the Group Intercreditor Deed.  Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents and the Group Intercreditor Deed as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Trustee and the Security Trustee to enter into the relevant Security Documents and the Group Intercreditor Deed (as applicable) and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.  The Issuer will deliver to the Trustee copies of all documents delivered to the Security Trustee pursuant to the Security Documents and the Group Intercreditor Deed (as applicable).  Each of the Company, the Issuer and the Guarantors will take, and will cause its respective Subsidiaries to take, upon request of the Trustee and the Security Trustee, any and all actions reasonably required to cause the Security Documents and the Group Intercreditor Deed (as applicable) to create and maintain, as security for the Obligations of the Issuer and the Guarantors hereunder, a valid and enforceable perfected Lien in and on the relevant Collateral in favor of the Trustee or the Security Trustee, as the case may be.

Section 11.02       Security Trustee

(a)           The lenders under the Senior Credit Facility and the Existing Senior Secured Notes, counterparties to certain secured Hedging Obligations and the Trustee have and, by accepting a Note, each Holder will be deemed to have (i) irrevocably appointed the Security Trustee to act as its agent and security trustee under the Group Intercreditor Deed and the Security Documents and (ii) irrevocably authorized the Security Trustee to (A) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Group Intercreditor Deed or the Security Documents, together with any other incidental rights, power and discretions; and (B) execute each Security Document, waiver, modification, amendment, renewal or replacement expressed to be executed by the Security Trustee on its behalf.

Section 11.03       Release of Security

(a)           The Security Interests created by the relevant Security Documents will be automatically and unconditionally released:

(i)            in the event of a sale or disposition (including through merger or consolidation but other than pursuant to an Enforcement Sale) of assets included in the Collateral to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided that such sale or disposition is in compliance with this Indenture, including but not limited to Section 3.12 and Section 4.10, or in connection with any other release of a Restricted Subsidiary from its obligations as a Subsidiary Guarantor permitted under this Indenture;

(ii)           if such Collateral is the Capital Stock of, or an asset of, a Subsidiary Guarantor or any of its Subsidiaries, in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary that is in compliance with this Indenture, including but not limited to Section 3.12 and Section 4.10;

(iii)          if the applicable Subsidiary of such Capital Stock or assets are pledged or assigned is designated as an Unrestricted Subsidiary in compliance with Section 4.07;

(iv)          to release and/or re-take any Lien on any Collateral to the extent otherwise permitted by the terms of this Indenture, the Security Documents or the Group Intercreditor Deed or any Additional Intercreditor Deed;

(v)           following a Default under this Indenture or a default under any other Indebtedness secured by the Collateral, pursuant to an Enforcement Sale;

(vi)          as described under Article 9;

(vii)         upon the full and final payment and performance of all Obligations of the Issuer and the Guarantors under this Indenture and the Notes;

(viii)        with the consent of Holders of at least 75% in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); or

(ix)          if the Collateral is owned by a Guarantor that is released from its Note Guarantee in accordance with this Indenture.

In addition, the Security Interests created by the Security Documents will be released in accordance with the relevant Security Documents and the Group Intercreditor Deed.  In addition, the Trustee shall, at the request of the Issuer upon having provided the Trustee an Officer’s Certificate certifying compliance with this Section 11.03, release the relevant Security Interests pursuant to an appropriate instrument evidencing release upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of the Notes as provided in Article 8 or Article 12.

Upon certification by the Issuer, the Trustee and the Security Trustee shall take all necessary actions, including the granting of releases or waivers under the Group Intercreditor Deed, to effectuate any release in accordance with these provisions, subject to customary protections and indemnifications.  The Security Trustee and/or Trustee (as applicable) will agree to any release of the Security Interests created by the Security Documents that is in accordance with this Indenture, the Security Documents and the Group Intercreditor Deed without requiring any consent of the Holders.

Section 11.04       Limitations on the Collateral

(a)           The Liens will be limited as necessary to recognize certain defenses generally available to providers of Liens (including those that relate to fraudulent conveyance or transfer, thin capitalization, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

Section 11.05       Authorization of Actions to Be Taken by the Security Trustee

Subject to the provisions of Section 7.01 and 7.02, the Security Trustee may, at the direction and for the benefit of the Trustee or the requisite Holders, take all actions it deems necessary or appropriate in order to:

(1)           enforce any of the terms of the Security Documents;

(2)           release any Lien created by any Security Document or Note Guarantees in accordance with the terms of this Indenture or the Group Intercreditor Deed; and

(3)           collect and receive any and all amounts payable in respect of the obligations of the Issuer or Guarantor hereunder.

The Security Trustee, at the direction and for the benefit of the Trustee or the requisite Holders, will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, the Group Intercreditor Deed (as applicable) or this Indenture, and such suits and proceedings as the Security Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Notwithstanding any other provision of this Indenture, neither the Trustee nor the Security Trustee has any responsibility for the validity, perfection, priority or enforceability of any Lien, Security Document or other Security Interest and shall have no obligation to take any action to procure or maintain such validity, perfection, priority or enforceability nor shall either the Trustee or the Security Trustee be responsible for the sufficiency, validity or adequacy of any security granted by the Security Documents.

Section 11.06       Authorization of Receipt of Funds by the Trustee and the Security Trustee under the Security Documents

Each of the Trustee and the Security Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the relevant Security Documents, and to make further distributions of such funds to the Trustee, for further distribution to the Holders of Notes according to the provisions of this Indenture, the relevant Security Documents and the Group Intercreditor Deed (as applicable).  All such payments to the Trustee and the Security Trustee, or upon its order, shall be valid and, to the extent of the same so paid, effective to satisfy and discharge the liability for moneys payable under the Notes, this Indenture and the Security Documents.

Section 11.07       Waiver of subrogation

The Issuer and Grantor under the Security Documents agrees that it shall not exercise any right of subrogation in relation to the Holders in respect of any obligations secured pursuant to the Security Documents until payment in full of all obligations secured thereby.

Section 11.08       Termination of Security Interest

Upon the payment in full of all obligations of the Issuer under this Indenture and the Notes, or upon Legal Defeasance, the Trustee will, at the request of the Issuer, deliver a certificate to the Security Trustee stating that such obligations have been paid in full, and instruct the Security Trustee to release the Liens pursuant to this Indenture and the Security Documents.

ARTICLE 12.
SATISFACTION AND DISCHARGE

Section 12.01       Satisfaction and Discharge

(a)           This Indenture, the Security Documents and, subject to Section 7.07, the rights, duties and obligations of the Trustee and the Holders under the Intercreditor Deeds or any Additional Intercreditor Deed will be discharged and will cease to be of further effect as to all Notes issued thereunder, or as to the 2025 Sterling Notes, 2029 Sterling Notes or Dollar Notes, as applicable, when:

(1)           either:

(A)          all Notes (or all 2025 Sterling Notes, 2029 Sterling Notes or Dollar Notes, as applicable) that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to a Paying Agent or Registrar for cancellation; or

(B)          (i) all Notes (or all 2025 Sterling Notes, 2029 Sterling Notes or Dollar Notes, as applicable) that have not been delivered to a Paying Agent or Registrar for cancellation (x) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (y) will become due and payable within one year and (ii) the Issuer or a Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, with respect to the Sterling Notes, cash, Cash Equivalents, UK Government Obligations or a combination thereof, in each case, denominated in sterling and, with respect to the Dollar Notes, cash, Cash Equivalents, U.S. Government Obligations or a combination thereof, in each case, denominated in dollars, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to a Paying Agent or Registrar for cancellation for principal, premium and Additional Amounts (if any) and accrued interest to the date of maturity or redemption;

(2)           the Issuer or the Guarantors have paid or caused to be paid all other amounts (other than those paid or deposited or caused to be paid or deposited in accordance with clause (1) of this Section 12.01(a)) payable by it under this Indenture; and

(3)           the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes (or the 2025 Sterling Notes, 2029 Sterling Notes or Dollar Notes, as applicable) at maturity or on the Redemption Date, as the case may be.

(b)           In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)           Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(a)(1)(B), the provisions of Sections 12.02 and 8.06 will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02       Application of Trust Money

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply sterling or non-callable UK Government Obligations in the case of the Sterling Notes, and dollar or non-callable U.S. Government Obligations in the case of the Dollar Notes, in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from sterling or non-callable UK Government Obligations in the case of the Sterling Notes, and dollar or non-callable U.S. Government Obligations in the case of the Dollar Notes, held by the Trustee or Paying Agent.

ARTICLE 13.
MISCELLANEOUS

Section 13.01       Notices

(a)           Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Virgin Media Secured Finance PLC

Media House

Bartley Wood Business Park

Hook, Hampshire RG27 9UP

United Kingdom

Telephone: +44 1256 754262

Facsimile: +44 1256 752170

Attention: Chief Financial Officer

If to the Trustee:

The Bank of New York Mellon, acting through its London Branch

One Canada Square

London E14 5AL United Kingdom

Facsimile No.: +44 (0)20 7964 2536

Attention: Corporate Trust Administration

with a copy to:

The Bank of New York Mellon

Merck House

Seldown

Poole

Dorset BH15 1PX United Kingdom

Email: corpsov4@bnymellon.com

Facsimile No.: +44 (0)20 7964 2536

(b)           The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c)           All notices and communications addressed to the Issuer or the Trustee at the addresses set forth in this Section 13.01 (or such other address as may be designated hereunder) (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)           All notices to the Holders (while any Notes are represented by one or more Global Notes) shall be delivered to DTC, Euroclear and Clearstream, as applicable for communication to entitled account holders.

(e)           So long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF and the rules and regulations of the Luxembourg Stock Exchange so require, all notices to Holders will also be published in a newspaper having general circulation in Luxembourg approved by the Trustee or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu).  If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.  In the case of Definitive Registered Notes, notices will be mailed to Holders by first-class mail at their respective addresses as they appear on the records of the Registrar, unless stated otherwise in the register kept by, and at the registered office of the Issuer.  So long as the Notes are listed on any other securities exchange, notices will also be given in accordance with any applicable requirements of such securities exchange.

(f)            Failure to deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

(g)           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)           If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

(i)            Notices given by publication will be deemed given on the first date on which publication is made and notices given by first class mail, postage prepaid to Holders, will be deemed given five calendar days after mailing.

Section 13.02       Communication by Holders of Notes with Other Holders of Notes

Holders may communicate pursuant to TIA § 312(b) as if this Indenture were required to be qualified under the TIA with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c) as if this Indenture were required to be qualified under the TIA.

Section 13.03       Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)           an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04       Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.05       Rules by Trustee and Agents

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06       No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member or stockholder of the Company any of its parent companies or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver and release may not be effective to waive liabilities under the United States federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 13.07       Currency Indemnity

The sole currency of account and payment for all sums payable by the Issuer under this Indenture or the Notes with respect to the Sterling Notes is sterling and with respect to the Dollar Notes is dollars.  Any amount received or recovered in a currency other than sterling or dollars, as the case may be, under this Indenture or the Notes (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, any Subsidiary or otherwise) by the Holder, the Trustee or any other person in respect of any sum expressed to be due to it from the Issuer will constitute a discharge of the Issuer only to the extent of the sterling or dollar amount, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so).  If that sterling amount or dollar amount, as the case may be, is less than the sterling amount or dollar amount, as the case may be, expressed to be due to the recipient under this Indenture or any Note, the Issuer will indemnify the recipient against any loss sustained by it as a result.  In any event the Issuer will indemnify the recipient against the cost of making any such purchase.

For the purposes of this indemnity, it will be sufficient for the Holder, the Trustee or such other person to certify that it would have suffered a loss had an actual purchase of sterling or dollars, as the case may be, been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of sterling or dollars, as the case may be, on such date had not been practicable, on the first date on which it would have been practicable).  These indemnities constitute a separate and independent obligation from the other obligations of the Issuer, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder or the Trustee and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Indenture or any Note or any other judgment or order.

Section 13.08       Governing Law

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 13.09       Submission to Jurisdiction; Appointment of Agent for Service

To the fullest extent permitted by applicable law, each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of or under or in connection with this Indenture and the Notes and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court.  The Issuer and each Guarantor, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding, and irrevocably and fully waives any right to trial by jury, and each of the Issuer and each Guarantor (other than any Guarantor incorporated in the State of New York) shall irrevocably designate and appoint Virgin Media (the “Registered Agent”) (whose registered office as of the date hereof is Virgin Media Inc. 12300 Liberty Boulevard, Englewood, CO 80112, USA), as its registered agent upon whom process may be served in any such suit or proceeding.  This designation shall remain in place unless it is substituted by the Issuer with written notice to all parties hereto. Each of the Issuer and each Guarantor (other than any Guarantor incorporated in the State of New York) will notify the Registered Agent of such designation and appointment and that the Registered Agent has accepted the same in writing.  Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. The Issuer and each Guarantor (other than any Guarantor incorporated in the State of New York) will further agree that service of process upon its Registered Agent and written notice of said service to the Issuer or such Guarantor mailed by first class mail or delivered to its Registered Agent shall be deemed in every respect effective service of process upon the Issuer and such Guarantor in any such suit or proceeding.

Nothing herein shall affect the right of any person to serve process in any other manner permitted by law.  The Issuer and each Guarantor agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Issuer and each Guarantor hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.

The provisions of this Section 13.09 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Issuer or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

Section 13.10       No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11       Successors

All agreements of the Issuer and Guarantor in this Indenture, the Notes and the Note Guarantees will bind its respective successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 13.12       Severability

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.13       Counterpart Originals

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.14       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.15       Prescription

Claims against the Issuer for the payment of principal or Additional Amounts, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof.  Claims against the Issuer for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

Section 13.16       USA Patriot Act

The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account.  The parties to this Indenture agree that they will provide The Bank of New York Mellon such information as it may request, from time to time, in order for The Bank of New York Mellon to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

[Signatures on following page]

Dated as of March 28, 2014

VIRGIN MEDIA SECURED FINANCE PLC
as Issuer

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

VIRGIN MEDIA INC.
as Guarantor

By:	Authorized Signatory
Name:	Michelle Keist
Title:	Vice President

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

VIRGIN MEDIA FINANCE PLC

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

AVON CABLE JOINT VENTURE

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

BARNSLEY CABLE COMMUNICATIONS LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

(Signature page to the Indenture)

BCMV LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

BIRMINGHAM CABLE LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

CABLE CAMDEN LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

CABLE ENFIELD LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

CABLE HACKNEY & ISLINGTON LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

CABLE HARINGEY LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

(Signature page to the Indenture)

DONCASTER CABLE COMMUNICATIONS LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

EUROBELL (SOUTH WEST) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

EUROBELL (SUSSEX) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

EUROBELL (WEST KENT) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

EUROBELL INTERNET SERVICES LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

HALIFAX CABLE COMMUNICATIONS LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

(Signature page to the Indenture)

MIDDLESEX CABLE LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL BUSINESS LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CABLECOMMS BOLTON

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CABLECOMMS BROMLEY

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CABLECOMMS BURY AND ROCHDALE

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CABLECOMMS CHESHIRE

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CABLECOMMS DERBY

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

(Signature page to the Indenture)

NTL CABLECOMMS GREATER MANCHESTER

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CABLECOMMS MACCLESFIELD

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CABLECOMMS OLDHAM AND TAMESIDE

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CABLECOMMS SOLENT

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CABLECOMMS STAFFORDSHIRE

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CABLECOMMS STOCKPORT

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

(Signature page to the Indenture)

NTL CABLECOMMS SURREY

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CABLECOMMS WESSEX

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CABLECOMMS WIRRAL

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL CAMBRIDGE LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL GLASGOW

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL KIRKLEES

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

(Signature page to the Indenture)

NTL MIDLANDS LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL VICTORIA LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

NTL WIRRAL TELEPHONE AND CABLE TV COMPANY

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

SHEFFIELD CABLE COMMUNICATIONS LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

TELEWEST COMMUNICATIONS (CUMBERNAULD) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

TELEWEST COMMUNICATIONS (DUMBARTON) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

(Signature page to the Indenture)

TELEWEST COMMUNICATIONS (DUNDEE & PERTH) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

TELEWEST COMMUNICATIONS (FALKIRK) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

TELEWEST COMMUNICATIONS (GLENROTHES) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

TELEWEST COMMUNICATIONS (LONDON SOUTH) JOINT VENTURE

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

TELEWEST COMMUNICATIONS (MIDLANDS & NORTH WEST) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

TELEWEST COMMUNICATIONS (MIDLANDS) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

(Signature page to the Indenture)

TELEWEST COMMUNICATIONS (MOTHERWELL) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

TELEWEST COMMUNICATIONS (NORTH EAST) PARTNERSHIP

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

TELEWEST COMMUNICATIONS NETWORKS LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

TELEWEST UK LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

VIRGIN MEDIA BRISTOL LLC

By:	Authorized Signatory
Name:	Michelle Keist
Title:	Vice President

VIRGIN MEDIA BUSINESS LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

(Signature page to the Indenture)

VIRGIN MEDIA INVESTMENTS LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

VIRGIN MEDIA LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

VIRGIN MEDIA PAYMENTS LTD

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

VIRGIN MEDIA SFA FINANCE LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

VMWH LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

VIRGIN MEDIA WHOLESALE LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

VIRGIN MOBILE GROUP (UK) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

(Signature page to the Indenture)

VIRGIN MOBILE HOLDINGS (UK) LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

VIRGIN MOBILE TELECOMS LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

VIRGIN NET LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

VMIH SUB LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

WAKEFIELD CABLE COMMUNICATIONS LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

X-TANT LIMITED

By:	Authorized Signatory
Name:	Robert D. Dunn
Title:	Director

(Signature page to the Indenture)

THE BANK OF NEW YORK MELLON, ACTING THROUGH ITS LONDON BRANCH,
as Trustee, Transfer Agent and Principal Paying Agent

By:	Authorized Signatory
Name:	Beth Kleeh
Title:	Vice President

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.,
as Registrar

By:	Authorized Signatory
Name:	Beth Kleeh
Title:	Vice President

(Signature page to the Indenture)

THE BANK OF NEW YORK MELLON,
as Paying Agent

By:	Authorized Signatory
Name:	Beth Kleeh
Title:	Vice President

(Signature page to the Indenture)

EXHIBIT A

EXHIBIT A

FORM OF GLOBAL NOTE

[Face of Global Note]

Virgin Media Secured Finance PLC.

[5 ½%  Senior Secured Notes due 2025]
[5 ½%  Senior Secured Notes due 2025]
 [6 1/4% Senior Secured Notes due 2029]

No. [ ]

[For Dollar Notes][CUSIP [for Reg S][•] [for 144A][•]

ISIN [for Dollar Notes] [for Reg S][•] [for 144A] [•]

ISIN [for 2025 Sterling Notes] [for Reg S][•] [for 144A] [•]

[For 2025 Sterling Notes][COMMON CODE][for Reg S][•] [for 144A] [•]

ISIN [for 2029 Sterling Notes] [for Reg S][•] [for 144A] [•]

[For 2029 Sterling Notes][COMMON CODE][for Reg S][•] [for 144A] [•]

[$][£]

Issue Date:

Virgin Media Secured Finance PLC, a public limited company incorporated under the laws of England and Wales, having its registered office at Media House, Bartley Wood Business Park, Bartley Way, Hook, Hampshire, RE27 9UP, United Kingdom, for value received, promises to pay to [The Bank of New York Depository (Nominees) Limited] [Cede & Co.], upon surrender hereof, the principal sum as set forth on Schedule A attached hereto on [January 15, 2025]1 [March 28, 2029]2 (with such adjustments as are listed in such schedule).

Capitalized terms used herein shall have the same meanings assigned to them in this Indenture referred to below unless otherwise indicated.

Interest Payment Dates:  January 15 and July 15.

Regular Record Dates: January 1 and July 1 immediately preceding the related interest payment date.

Additional provisions of this Note are set forth on the other side of this Note.

(Signature pages to follow)

1  Applicable to the 2025 Sterling Notes and the Dollar Notes

2  Applicable to the 2029 Sterling Notes

IN WITNESS WHEREOF, Virgin Media Secured Finance PLC has caused this Note to be signed manually by its duly authorized officer.

Dated:

VIRGIN MEDIA SECURED FINANCE PLC

AS ISSUER

By:
Name:
Title:

Certificate of Authentication

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON,

ACTING THROUGH ITS LONDON BRANCH
  as Trustee

By:
Authorized Signatory

[5 ½% Senior Secured Notes due 2025]3

[6 ¼% Senior Secured Notes due 2029]4

THIS SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND THIS SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY] AND [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THIS OFFERING AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTIONS (AS DEFINED IN RULE 209 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ACCEPTING THIS NOTE (OR AN INTEREST IN THE NOTES REPRESENTED HEREBY) EACH ACQUIRER AND EACH TRANSFEREE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT, AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN IT WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY

3  Applicable to the Dollar Notes and the 2025 Sterling Notes.

4  Applicable to the 2029 Sterling Notes.

ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (“CODE”), APPLIES, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3 101 (AS MODIFIED BY SECTION 3(42) OF ERISA)), BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S AND/OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH OR NON U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH A GOVERNMENTAL, CHURCH OR NON U.S. PLAN, OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR AN INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON U.S. PLAN, A NON EXEMPT VIOLATION OF ANY SIMILAR LAWS); (2) NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975 OF THE CODE OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THIS NOTE, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF THEIR AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THIS NOTE, AND NO ADVICE PROVIDED BY THE ISSUER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF THE PURCHASER OR HOLDER IN CONNECTION WITH THIS NOTE AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THIS NOTE; AND (3) IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT IS DEEMED TO MAKE THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE.

THIS GLOBAL NOTE IS HELD BY THE [IN THE CASE OF DOLLAR GLOBAL NOTES: CUSTODIAN/ IN THE CASE OF STERLING GLOBAL NOTES: COMMON DEPOSITARY] (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE; (II) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE; AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE.

[THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT IN ACCORDANCE WITH THE INDENTURE.]5

5  Applicable to Regulation S Temporary Global Notes.

[Back of Global Note]

The term “Issuer” means, Virgin Media Secured Finance PLC, and any and all successors thereto.  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(i)    INTEREST.  The Issuer promises to pay interest on the principal amount of this Note at [5.500%]6 [6.250%]7 per annum from the date of issuance until maturity and shall pay the Additional Amounts payable pursuant to Section 4.18 of the Indenture referred to below.  The Issuer will pay interest and Additional Amounts semi-annually in arrears on January 15 and July 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [        ]. The Issuer shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency, reorganization or other similar law) on overdue principal and premium, if any, at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency, reorganization or other similar law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace periods) at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

[Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]8

(ii)   METHOD OF PAYMENT.  The Issuer will pay cash interest on the Notes (except defaulted interest) and Additional Amounts to the Persons who are registered Holders of Notes at the close of business on January 1 and July 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The [Dollar Notes]9 [2025 Sterling Notes]10 [2029 Sterling Notes]11 will be payable as to principal, premium and Additional Amounts, if any, and interest at the office or agency of the Issuer maintained for such purpose; provided that, at the option of the Issuer, payment of interest and Additional Amounts with respect to Definitive Registered Notes may be made by check mailed to the Holders at their addresses set forth in the Register of Holders; and provided further that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts on, all Global Notes the Holders of which shall have provided wire

6  Applicable to Dollar Notes and the 2025 Sterling Notes.

7  Applicable to 2029 Sterling Notes.

8  Applicable to Regulation S Temporary Global Notes.

9  Applicable to Dollar Notes.

10  Applicable to 2025 Sterling Notes.

11  Applicable to 2029 Sterling Notes.

transfer instructions to the Issuer or the Paying Agent.  Such payment shall be in [dollars]12 [sterling]13.  Holders must surrender Notes to a Paying Agent to collect principal and/or premium payments.

(iii)  PAYING AGENT AND REGISTRAR.  The Issuer has appointed The Bank of New York Mellon, acting through its London Branch, as Principal Paying Agent and initial Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A. as initial Registrar.  The Issuer may change any Paying Agent, Transfer Agent or Registrar upon notice to the Trustee.  The Issuer may act as Registrar or Paying Agent.

(iv)  INDENTURE.  The Issuer issued the Notes under an Indenture, dated as of March 28, 2014 (the “Indenture”), among, inter alios, the Issuer and the Trustee named therein.  The terms of the Notes include those stated in the Indenture and the Notes are subject to all such terms of the Indenture.  Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(v)   INTERCREDITOR DEEDS AND SECURITY DOCUMENTS.  Each Holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, the Security Documents and the Intercreditor Deeds, as the same may be amended from time to time, and acknowledges that the claims of Holders of the Notes are subject to the Intercreditor Deeds.  Each Holder, by accepting a Note, authorizes and requests the Security Trustee to, on such Holder’s behalf, (i) make all undertakings, representations, offers and agreements of the Security Trustee set forth in the Intercreditor Deeds, and, to the extent applicable, the Security Documents and (ii) take all actions called for to be taken by the Security Trustee in the Intercreditor Deeds and the Security Documents.  Each Holder, by accepting a Note, authorizes and requests the Security Trustee to (i) execute the Security Documents, (ii) make all undertakings, representations, offers and agreements of the Security Trustee in the Security Documents and (iii) take all actions called for to be taken by the Security Trustee in the Security Documents.

(vi)          ADDITIONAL AMOUNTS.  The Issuer will pay to the Holders of the Notes any Additional Amounts as may become payable under Section 4.18 of the Indenture.

(vii) REDEMPTION AND REPURCHASE; DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

(a)                                 This Note is subject to optional redemption and may be the subject of a Change of Control Offer or an Asset Disposition Offer, as further described in the Indenture.  There is no sinking fund or mandatory redemption applicable to this Note.

(b)                                 If the Issuer deposits with the Trustee money or [U.S. Government Obligations]14 [UK Government Obligations]15 sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

12  Applicable to Dollar Notes.

13  Applicable to Sterling Notes.

14  Applicable to Dollar Notes.

15  Applicable to Sterling Notes.

(viii)    DENOMINATIONS, TRANSFER, EXCHANGE.  The Global Notes are in global registered form without coupons attached.  [The Dollar Global Notes will represent the aggregate principal amount of all the Dollar Notes issued and not yet cancelled other than Dollar Definitive Registered Notes.]16   [The 2025 Sterling Global Notes will represent the aggregate principal amount of all the 2025 Sterling Notes issued and not yet cancelled other than 2025 Sterling Definitive Registered Notes.]17  [The 2029 Sterling Global Notes will represent the aggregate principal amount of all the 2095 Sterling Notes issued and not yet cancelled other than 2029 Sterling Definitive Registered Notes.]18    The transfer of Notes will be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, transfer documents and opinions, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to authenticate, register the transfer of or exchange any Note or certain portions of a Note.

[This Regulation S Temporary Global Note will be exchanged by the Trustee, with no further action by the Issuer, for one or more Regulation S Permanent Global Notes on the first day following the expiry of the Restricted Period (as defined in the Indenture).  Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes, the Trustee shall simultaneously cancel this Regulation S Temporary Global Note.]19

(ix)  PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(x)   AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes, the Intercreditor Deeds and the Security Documents may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or consent of any Holder, the Issuer, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

(xi)  DEFAULTS AND REMEDIES.  Except as set forth in Section 6.02 of the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due or payable.  If a bankruptcy or insolvency default with respect to the Company, the Issuer, a Significant Subsidiary, or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Holders pursuant to Section 4.03 of the Indenture, would constitute a Significant Subsidiary) occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies with respect to the Security Documents.

(xii) TRUSTEE DEALINGS WITH ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, or its Affiliates, and may otherwise deal with the Issuer, or

16  Applicable to Dollar Global Notes.

17  Applicable to Sterling Global Notes.

18  Applicable to Sterling Global Notes.

19 Applicable to Regulation S Temporary Global Notes.

its Affiliates, as if it were not the Trustee.

(xiii)        NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator member or stockholder of the Issuer, the Company, any of its parent companies or any of its Subsidiaries or Affiliates, as such shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(xiv)        AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or another Authenticating Agent.

(xv)         GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE.

(xvi)        ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(xvii)       [CUSIP AND]20 ISIN [AND COMMON CODE NUMBERS].21  [Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.]22 The Issuer has caused ISIN numbers to be printed on the Notes and the Trustee may use ISIN numbers in notices of redemption as a convenience to Holders.  [In addition, the Issuer has caused Common Code numbers to be printed on the Notes and the Trustee may use Common Code numbers in notices of redemption as a convenience to Holders.]23  No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(xviii)      COPY OF INDENTURE AND OTHER AGREEMENTS.  The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Security Documents and/or the Intercreditor Deeds.  Requests may be made to the Issuer, Virgin Media Secured Finance PLC, Media House, Bartley Wood Business Park, Bartley Way, Hook, Hampshire, RE27 9UP, United Kingdom, Telephone: +44 1256 754262, Fax: +44 1256 752170.

20                                     Applicable to Dollar Notes

21                                     Applicable to Sterling Notes

22                                     Applicable to Dollar Notes

23                                     Applicable to Sterling Notes

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

[$][£]

Date:

Your Signature:

(Sign exactly as your name appears
on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE A

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial principal amount of this Global Note is [$][£]                              .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

FORM OF DEFINITIVE REGISTERED NOTE

[Face of Definitive Registered Note]

[5 ½%  Senior Secured Notes due 2025]
[5 ½%  Senior Secured Notes due 2025]
 [6 1/4% Senior Secured Notes due 2029]

No.	[$][£]

Virgin Media Secured Finance PLC
Registered office at Media House, Bartley Wood Business Park, Bartley Way, Hook,

Hampshire, RE27 9UP, United Kingdom

Virgin Media Secured Finance PLC, organized under the laws of England and Wales, for value received, promises to pay to                                                  or registered assigns, upon surrender hereof, the principal sum of                                                              [U.S. dollars ($                                )]/ [sterling (£                                )] on [January 15, 2025]24 [March 28, 2029]25.

Capitalized terms used herein shall have the same meanings assigned to them in the Indenture referred to below unless otherwise indicated.

Interest Payment Dates:  January 15 and July 15.

Regular Record Dates:  January 1 and July 1 preceding the related interest payment date.

Additional provisions of this Note are set forth on the other side of this Note.

(Signature pages to follow)

24  Applicable to the Dollar Notes and the 2025 Sterling Notes.

25  Applicable to the 2029 Sterling Notes.

IN WITNESS WHEREOF, Virgin Media Secured Finance PLC has caused this Note to be signed manually by its duly authorized officer.

Dated:

VIRGIN MEDIA SECURED FINANCE PLC

AS ISSUER

By:
Name:
Title:

Certificate of Authentication

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON,

ACTING THROUGH ITS LONDON BRANCH
as Trustee

By:
Authorized Signatory

[5 ½%  SENIOR SECURED NOTES DUE 2025]26

[6 ¼% SENIOR SECURED NOTES DUE 2029]27

THIS SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND THIS SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY] AND [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THIS OFFERING AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTIONS (AS DEFINED IN RULE 209 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ACCEPTING THIS NOTE (OR AN INTEREST IN THE NOTES REPRESENTED HEREBY) EACH ACQUIRER AND EACH TRANSFEREE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT, AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT

26  Applicable to Dollar Notes and the 2025 Sterling Notes.

27  Applicable to 2029 Sterling Notes.

HOLDS THIS NOTE OR ANY INTEREST HEREIN IT WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (“CODE”), APPLIES, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3 101 (AS MODIFIED BY SECTION 3(42) OF ERISA)), BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S AND/OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH OR NON U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH A GOVERNMENTAL, CHURCH OR NON U.S. PLAN, OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR AN INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON U.S. PLAN, A NON EXEMPT VIOLATION OF ANY SIMILAR LAWS); (2) NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975 OF THE CODE OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THIS NOTE, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THIS NOTE, AND NO ADVICE PROVIDED BY THE ISSUER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF THE PURCHASER OR HOLDER IN CONNECTION WITH THIS NOTE AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THIS NOTE; AND (3) IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT IS DEEMED TO MAKE THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE.

[Back of Definitive Registered Note]

The term “Issuer” means, Virgin Media Secured Finance PLC, as the context may require, and any and all successors thereto.  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(i)            INTEREST.  The Issuer promises to pay interest on the principal amount of this Note at [5.500%]28 [6.250%]29 per annum from the date of issuance until maturity and shall pay the Additional Amounts payable pursuant to Section 4.18 of the Indenture referred to below.  The Issuer will pay interest and Additional Amounts semi-annually in arrears on January 15 and July 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2015. The Issuer shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency, reorganization or other similar law) on overdue principal and premium, if any, at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency, reorganization or other similar law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(ii)   METHOD OF PAYMENT.  The Issuer will pay cash interest on the Notes (except defaulted interest) and Additional Amounts to the Persons who are registered Holders of Notes at the close of business on January 1 and July 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The [Dollar Notes]30 [2025 Sterling Notes]31 [2029 Sterling Notes]32 Notes will be payable as to principal, premium and Additional Amounts, if any, and interest at the office or agency of the Issuer maintained for such purpose; provided that, at the option of the Issuer, payment of interest and Additional Amounts with respect to Definitive Registered Notes may be made by check mailed to the Holders at their addresses set forth in the Register of Holders; and provided further that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts on, all Global Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment shall be in [dollars]33 [sterling]34.  Holders must surrender Notes to a Paying Agent to collect principal and/or premium payments.

28  Applicable to the Dollar Notes and the 2025 Sterling Notes

29  Applicable to the 2029 Sterling Notes

30  Applicable to Dollar Notes

31  Applicable to 2025 Sterling Notes

32  Applicable to 2029 Sterling Notes

33  Applicable to Dollar Notes

34  Applicable to Sterling Notes

(iii)  PAYING AGENT AND REGISTRAR.  The Issuer has appointed The Bank of New York Mellon, acting through its London Branch, as Principal Paying Agent and initial Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A. as initial Registrar.  The Issuer may change any Paying Agent, Transfer Agent or Registrar upon notice to the Trustee.  The Issuer may act as Registrar or Paying Agent.

(iv)  INDENTURE.  The Issuer issued the Notes under an Indenture, dated as of March 28, 2014 (the “Indenture”), among, inter alia, the Issuer and the Trustee named therein.  The terms of the Notes include those stated in the Indenture and the Notes are subject to all such terms of the Indenture.  Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(v)           INTERCREDITOR DEEDS AND SECURITY DOCUMENTS.  Each Holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, the Security Documents and the Intercreditor Deeds, as the same may be amended from time to time, and acknowledges that the claims of Holders of the Notes are subject to the Intercreditor Deeds.  Each Holder, by accepting a Note, authorizes and requests the Security Trustee to, on such Holder’s behalf, (i) make all undertakings, representations, offers and agreements of the Security Trustee set forth in the Intercreditor Deeds, and, to the extent applicable, the Security Documents and (ii) take all actions called for to be taken by the Security Trustee in the Intercreditor Deeds and the Security Documents.  Each Holder, by accepting a Note, authorizes and requests the Security Trustee to (i) execute the Security Documents, (ii) make all undertakings, representations, offers and agreements of the Security Trustee in the Security Documents and (iii) take all actions called for to be taken by the Security Trustee in the Security Documents.

(vi)          ADDITIONAL AMOUNTS.  The Issuer will pay to the Holders of the Notes any Additional Amounts as may become payable under Section 4.18 of the Indenture.

(vii)         REDEMPTION AND REPURCHASE; DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

(a)                                 This Note is subject to optional redemption and may be the subject of a Change of Control Offer or an Asset Disposition Offer, as further described in the Indenture.  There is no sinking fund or mandatory redemption applicable to this Note.

(b)                                 If the Issuer deposits with the Trustee money or [U.S. Government Obligations]35 [UK Government Obligations]36 sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

(viii)        DENOMINATIONS, TRANSFER, EXCHANGE.  The [Dollar]37 [Sterling]38 Definitive Registered Notes are in registered form without coupons attached in denominations of

35  Applicable to the Dollar Notes.

36  Applicable to the Sterling Notes.

37  Applicable to the Dollar Notes.

38  Applicable to the Sterling Notes.

[$200,000]39 [£100,000]40 and integral multiples of [$]41[£]421,000 above [$200,000]6 [£100,000]7.  The transfer of Notes will be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, transfer documents and opinions, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to authenticate, register the transfer of or exchange any Note or certain portions of a Note.

(ix)          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(x)           AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

(xi)          DEFAULTS AND REMEDIES.  Except as set forth in Section 6.02 of the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due or payable.  If a bankruptcy or insolvency default with respect to the Company, the Issuer, a Significant Subsidiary, or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Holders pursuant to Section 4.03 of the Indenture, would constitute a Significant Subsidiary) occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies with respect to the Security Documents.

(xii)         TRUSTEE DEALINGS WITH ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, the Guarantors or their respective Affiliates, and may otherwise deal with the Issuer, the Guarantors or their respective Affiliates, as if it were not the Trustee.

(xiii)        NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator member or stockholder of the Issuer, the Company, any of its parent companies or any of its Subsidiaries or Affiliates, as such shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(xiv)      GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE.

39  Applicable to the Dollar Notes.

40  Applicable to the Sterling Notes.

41  Applicable to the Dollar Notes.

42  Applicable to the Sterling Notes.

(xv)         AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or another Authenticating Agent.

(xvi)        ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(xvii)       [CUSIP AND]43 ISIN [AND COMMON CODE NUMBERS]44 .  [Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.]45 The Issuer has caused ISIN numbers to be printed on the Notes and the Trustee may use ISIN numbers in notices of redemption as a convenience to Holders.  [In addition, the Issuer has caused Common Code numbers to be printed on the Notes and the Trustee may use Common Code numbers in notices of redemption as a convenience to Holders.]46  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

(xiii)       COPY OF INDENTURE AND OTHER AGREEMENTS.  The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Security Documents and/or the Intercreditor Deeds.  Requests may be made to the Issuer, Virgin Media Secured Finance PLC, Media House, Bartley Wood Business Park, Bartley Way, Hook, Hampshire, RE27 9UP, United Kingdom, Telephone: +44 [•], Fax: +44 [•].

43                                     Applicable to the Dollar Notes.

44                                     Applicable to the Sterling Notes.

45                                     Applicable to Dollar Notes.

46                                     Applicable to Sterling Notes.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐	Section 4.10	☐	Section 4.14

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

[$][£]

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Virgin Media Secured Finance PLC

Media House

Bartley Wood Business Park

Bartley Way, Hook

Hampshire, RE 27 9UP

United Kingdom

The Bank of New York Mellon

One Canada Square

London E14 5AL

United Kingdom

Attention:  [Corporate Trust Administration]

Re:  [5 ½% Senior Secured Notes due 2025] [5 ½% Senior Secured Notes due 2025] [6 ¼% Senior Secured Notes due 2029]

Reference is hereby made to the Indenture, dated as of March 28, 2014 (the “Indenture”), among, inter alios, Virgin Media Secured Finance PLC, as issuer, and The Bank of New York Mellon, acting through its London Branch, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of [$][£]                       in such Note[s] or interests (the “Transfer”), to                                                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ONLY ONE]

1.  ☐   Check if Transfer Is Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any jurisdiction.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the 144A Definitive Registered Note and in the Indenture and the U.S. Securities Act.

2.  ☐   Check if Transfer Is Pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 and Rule 904 under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (ii)

no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the U.S. Securities Act; (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and (iv) if the Transfer is being made prior to the completion of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee and the Issuer and the Trustee are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE]

☐ a Book-Entry Interest held through DTC/Euroclear/Clearstream Account No. , in the:

(i)	☐	144A Global Note (ISIN ), or

(ii)	☐	Regulation S Global Note (ISIN ), or

(b)	☐	a 144A Definitive Registered Note; or

(c)	☐	a Regulation S Definitive Registered Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a Book-Entry Interest through DTC/Euroclear/Clearstream Account No. in the:

(i)	☐	144A Global Note (ISIN ), or

(ii)	☐	Regulation S Global Note (ISIN ), or

(b)	☐	a 144A Definitive Registered Note; or

(c)	☐	a Regulation S Definitive Registered Note,

in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Virgin Media Secured Finance PLC

Media House

Bartley Wood Business Park

Bartley Way, Hook

Hampshire, RE 27 9UP

United Kingdom

The Bank of New York Mellon, acting through its London Branch

One Canada Square

London E14 5AL

United Kingdom

Attention:  Corporate Trust Administration

Re:  [5 ½% Senior Secured Notes due 2025] [5 ½% Senior Secured Notes due 2025] [6 ¼% Senior Secured Notes due 2029]

Reference is hereby made to the Indenture, dated as of March 28, 2014 (the “Indenture”), among, Virgin Media Secured Finance PLC, as issuer, and The Bank of New York Mellon, acting through its London Branch, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of [$][£]                          in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

(a)   Check if Exchange is Book-Entry Interest in a Global Note to Definitive Registered Note.  In connection with the Exchange of the Owner’s Book-Entry Interest in the Global Note for a Definitive Registered Note with an equal principal amount, the Owner hereby certifies that the Definitive Registered Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Registered Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

(b)   Check if Exchange is from Definitive Registered Note to Book-Entry Interest in a Global Note.  In connection with the Exchange of the Owner’s Definitive Registered Note for a Book-Entry Interest in the [CHECK ONE],

☐   144A Global Note

☐   Regulation S Global Note

with an equal principal amount, the Owner hereby certifies (i) the Book-Entry Interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the U.S. Securities Act, an in compliance with any applicable securities laws of any applicable jurisdiction.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Book-Entry Interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Global Note and in the Indenture and the U.S. Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee and the Issuer and the Trustee are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[Insert Name of Owner]

By:

Name:

Title:

Dated:

ANNEX A TO CERTIFICATE OF EXCHANGE

1.                                      The Owner owns and proposes to exchange the following:

[CHECK ONE]

(a)                                 ☐  a Book-Entry Interest held through DTC/Euroclear/Clearstream Account No.                    , in the:

(i)                                     ☐   144A Global Note (ISIN                   ), or

(ii)                                  ☐   Regulation S Global Note (ISIN                   ), or

(b)                                 ☐  a 144A Definitive Registered Note.

(c)                                  ☐  a Regulation S Definitive Registered Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐  a Book-Entry Interest through DTC/Euroclear/Clearstream Account No.                           in the:

(i)                                     ☐   144A Global Note (ISIN                   ), or

(ii)                                  ☐   Regulation S Global Note (ISIN                   ), or

(b)                                 ☐  a 144A Definitive Registered Note; or

(c)                                  ☐  a Regulation S Definitive Registered Note,

in accordance with the terms of the Indenture.

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                                 , among                                      (the “Guaranteeing Company”), Virgin Media Secured Finance PLC, as Issuer (the “Issuer”), and The Bank of New York Mellon, acting through its London Branch, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 28, 2014, providing for the issuance of an initial aggregate principal amount of the $425,000,000 5 ½% Senior Secured Notes due 2025 (the “Dollar Notes”), £440,000,000 5 ½% Senior Secured Notes due 2025 (the “2025 Sterling Notes”) and the £225,000,000 6 ¼% Senior Secured Notes due 2029 (the “2029 Sterling Notes” and together with the 2025 Sterling Notes, the “Sterling Notes” and, together with the Dollar Notes, the “Notes”).

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Company shall execute and deliver to the Trustee a Supplemental Indenture pursuant to which the Guaranteeing Company shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  The Guaranteeing Company hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in such Guarantee and in the Indenture.

3.                                      NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator member or stockholder of the Issuer, the Company, any of its parent companies or any of its Subsidiaries or Affiliates, as such shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

5.                                      NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Company and the Issuer.

9.                                      RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes.

10.                               SUCCESSORS.  All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors.

(Signature page to follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[GUARANTEEING COMPANY]

By:
Name:
Title:

VIRGIN MEDIA SECURED FINANCE PLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, ACTING THROUGH ITS LONDON BRANCH

By:
Name:
Title:

EXHIBIT G

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 28, 2014 (the “Indenture”) among, inter alios, Virgin Media Secured Finance PLC (the “Issuer”) and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Trustee”) and The Bank of New York Mellon (Luxembourg) S.A., (a) the due and punctual payment of the principal of, premium, Additional Amounts, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and the Intercreditor Deeds and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.  Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[GUARANTOR]

By:
Name:
Title:

G-1

EXHIBIT H

FORM OF SOLVENCY CERTIFICATE

This solvency certificate (this “Certificate”) is delivered by [insert name of relevant Grantor] (the “Company”) in connection with the Indenture dated as of March 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) (undefined capitalized terms used herein shall have the meanings set forth in the Indenture) among, inter alios, Virgin Media Secured Finance PLC, as issuer, The Bank of New York Mellon, acting through its London Branch, as trustee, transfer agent and principal paying agent, The Bank of New York Mellon, as paying agent and The Bank of New York Mellon (Luxembourg) S.A., as registrar.  I hereby certify as follows in my capacity as [Responsible Financial or Accounting Officer] of the Company, and not individually:

1.                                     I am, and at all pertinent times mentioned herein, have been the duly qualified and acting [Responsible Financial or Accounting Officer] of the Company.

3.                                     In connection with the preparation of this Certificate, I have made such investigations and inquiries as I deem necessary and reasonably prudent therefor and to accurately make the certifications expressed herein.

Based on the foregoing, on behalf of the Company, I have reached the following conclusions:

(A)                                As of the date hereof, after giving effect to [describe the Permitted Lien or release/retaking of security contemplated by Section 4.17 of the Indenture] (the “Transactions”):

(i)            the fair value of the assets of the Company and its subsidiaries on a consolidated basis is in excess of the total amount of its debts (including, without limitation, contingent liabilities, computed as the amount that, in light of all the facts and circumstances now existing, represents the amount that can reasonably be expected to become an actual or matured liability);

(ii)           the present fair salable value of the assets of the Company and its subsidiaries on a consolidated basis is greater than its probable total liability on its existing debts as such debts become absolute and matured; and

(iii)          the Company has capital that is not unreasonably small for its business and is sufficient to carry on its business as conducted and as proposed to be conducted.

(B)                               The Company is not subject to insolvency proceedings, voluntary or judicial liquidation, composition with creditors, reprieve from payment or general settlement with creditors.

(C)                               The Company is not, on the date hereof and will, as a result of the Transaction, not be in a state of cessation of payments.

(D)                               No application has been made by the Company or, as far as the Company is aware, by any other person for the appointment of an insolvency administrator pursuant to any insolvency proceedings.

(E)                                No application has been made by the Company for a voluntary winding-up or liquidation nor has any judicial winding-up or liquidation been commenced or initiated against the Company.

(F)                                The Company does not intend, in incurring (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) relating to the Transaction, to disturb, delay, hinder or defraud either present or future creditors to which the Company, the Issuer or any of their Subsidiaries is on the date hereon, indebted.

“Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

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IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company in my capacity as [Responsible Financial or Accounting Officer] of the Company (but not individually) as of [•] and have no personal liability hereunder.

[ ]

By:

Name:

Title:

SCHEDULE A

LIST OF SUBSIDIARY GUARANTORS

Avon Cable Joint Venture	NTL Cablecomms Macclesfield	Telewest Communications (Midlands) Limited

Barnsley Cable Communications Limited	NTL Cablecomms Oldham and Tameside	Telewest Communications (Motherwell) Limited

BCMV Limited	NTL Cablecomms Solent	Telewest Communications (North East) Partnership

Birmingham Cable Limited	NTL Cablecomms Staffordshire	Telewest Communications Networks Limited

Cable Camden Limited	NTL Cablecomms Stockport	Telewest UK Limited

Cable Enfield Limited	NTL Cablecomms Surrey	Virgin Media Business Limited

Cable Hackney & Islington Limited	NTL Cablecomms Sussex	NTL Victoria Limited

Cable Haringey Limited	NTL Cablecomms Wessex

Doncaster Cable Communications Limited	NTL Cablecomms Wirral

Eurobell (South West) Limited	NTL Cambridge Limited	Virgin Media Investments Limited

Eurobell (Sussex) Limited	Virgin Media Bristol LLC	Virgin Media Limited

Eurobell (West Kent) Limited		Virgin Media Payments Ltd

Eurobell Internet Services Limited	NTL Midlands Limited	Virgin Media SFA Finance Limited

Halifax Cable Communications Limited	NTL Wirral Telephone and Cable TV Company	VMWH Limited

Middlesex Cable Limited	Sheffield Cable Communications Limited	Virgin Media Wholesale Limited

NTL Business Limited	Telewest Communications (Cumbernauld) Limited	Virgin Mobile Group (UK) Limited

NTL Cablecomms Bolton	Telewest Communications (Dumbarton) Limited	Virgin Mobile Holdings (UK) Limited

NTL Cablecomms Bromley	Telewest Communications (Dundee & Perth) Limited	Virgin Mobile Telecoms Limited

S-1

NTL Cablecomms Bury and Rochdale	Telewest Communications (Falkirk) Limited	Virgin Net Limited

NTL Cablecomms Cheshire	Telewest Communications (Glenrothes) Limited	VMIH Sub Limited

NTL Cablecomms Derby	Telewest Communications (London South) Joint Venture	Wakefield Cable Communications Limited

NTL Cablecomms Greater Manchester	Telewest Communications (Midlands & North West) Limited	X-Tant Limited

S-2